  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1998

                                                     REGISTRATION NO. 333-53987

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                            JACKSON PRODUCTS, INC.
                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                       3231                  75-2470881
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
OF INCORPORATION OR               CLASSIFICATION NUMBER)  IDENTIFICATION NUMBER)
ORGANIZATION)

                            JACKSON PRODUCTS, INC.
                              2997 CLARKSON ROAD
                         CHESTERFIELD, MISSOURI 63017
                                (314) 207-2700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                             CHRISTOPHER T. PAULE
                            JACKSON PRODUCTS, INC.
                              2997 CLARKSON ROAD
                         CHESTERFIELD, MISSOURI 63017
                                (314) 207-2700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                WITH A COPY TO:
                            JAMES B. CARLSON, ESQ.
                             MAYER, BROWN & PLATT
                                 1675 BROADWAY
                           NEW YORK, NEW YORK 10019
                                (212) 506-2515

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED        PROPOSED
                                AMOUNT       MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------
 9 1/2% Series B Senior
  Subordinated Notes
  Due 2005..............     $115,000,000      100%        $115,000,000       $33,925(2)
-------------------------------------------------------------------------------------------
 Guarantees of 9 1/2%
  Series B
  Senior Subordinated
  Notes Due 2005 .......         (3)            (3)             (3)              (3)

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(1) Estimated solely for the purpose of calculating the registration fee.
(2) Previously paid.
(3) No additional consideration will be paid by the purchasers of such securities. Pursuant to Rule 457 under the Securities Act of 1933, no separate fee is payable therefor.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                                                  (continued on following page)


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

(continued from previous page)

                                              PRIMARY                    ADDRESS, INCLUDING ZIP CODE,
                           STATE OR OTHER     STANDARD        I.R.S.        AND TELEPHONE NUMBER,
      EXACT NAME OF        JURISDICTION OF   INDUSTRIAL      EMPLOYER      INCLUDING AREA CODE, OF
 REGISTRANT AS SPECIFIED    INCORPORATION  CLASSIFICATION IDENTIFICATION    REGISTRANT'S PRINCIPAL
      IN ITS CHARTER       OR ORGANIZATION  CODE NUMBER       NUMBER          EXECUTIVE OFFICES
 -----------------------   --------------- -------------- -------------- ----------------------------
 Flex-O-Lite, Inc. ......     Delaware          3231        23-2466378   2997 Clarkson Road
                                                                         Chesterfield, Missouri 63017
                                                                         (314) 207-2700
 American Allsafe             Delaware          3231        43-1812817   2997 Clarkson Road
  Company................                                                Chesterfield, Missouri 63017
                                                                         (314) 207-2700
 Silencio/Safety Direct,      Nevada            3231        75-2651894   2997 Clarkson Road
  Inc. ..................                                                Chesterfield, Missouri 63017
                                                                         (314) 207-2700
 OSD Envizion, Inc. .....     Delaware          3231        43-1760221   2997 Clarkson Road
                                                                         Chesterfield, Missouri 63017
                                                                         (314) 207-2700
 Crystaloid Technologies,     Delaware          3231        43-1813390   2997 Clarkson Road
  Inc. ..................                                                Chesterfield, Missouri 63017
                                                                         (314) 207-2700

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1998

PROSPECTUS
                             JACKSON PRODUCTS, INC.

OFFER TO EXCHANGE ITS 9 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2005, WHICH
     HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS
        OUTSTANDING 9 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2005.

  Notwithstanding the designation of the Notes as Senior Subordinated Notes, the Company has not issued, and does not have any current firm arrangements to issue, any significant indebtedness to which the Notes would be senior, and the Notes will be effectively subordinate to essentially all of the outstanding indebtedness of the Company and its subsidiaries. The Company does not have any current or pending arrangements or agreements to incur any additional significant indebtedness to which the Notes would be subordinate.

  Jackson Products, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $115 million aggregate principal amount of 9 1/2% Series B Senior Subordinated Notes due 2005 (the "New Notes"), of the Company for a like principal amount of the Company's issued and outstanding 9 1/2% Series A Senior Subordinated Notes due 2005 (the "Old Notes" and collectively with the New Notes, the "Notes"), with the holders (each holder of Old Notes, a "Holder") thereof. The New Notes will be fully and unconditionally guaranteed, on a senior subordinated basis, by all of the Company's Domestic Subsidiaries (as defined). The terms of the New Notes are substantially identical to the terms of the Old Notes that are to be exchanged therefor. See "Description of Notes." The Company will receive no proceeds in connection with the Exchange Offer.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON         , 1998, UNLESS EXTENDED.

  The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the New Credit Agreement, and pari passu or senior in right of payment to any future subordinated indebtedness of the Company. As of June 30, 1998, the aggregate principal amount of Senior Indebtedness (as defined) of the Company to which the Notes are subordinated is $74.6 million and there is no Indebtedness (as defined) as to which the Notes are senior. The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. Other than with respect to drawings under the New Credit Agreement, the Company has no current intentions or plans to incur such additional indebtedness. See "Description of Notes."

  The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on
         , 1998, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company. The Company has agreed to pay the expenses of the Exchange Offer. There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

  The Old Notes were issued and sold on April 22, 1998 (the "Old Note Offering"), in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in
Section 4(2) of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable

                                             (Cover continued on following page)
                                  -----------

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD NOTES WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" ON PAGE 14 OF THIS PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is        , 1998

(Continued from previous page)
exemption from the registration requirements of the Securities Act is available. The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under a Registration Rights Agreement (as defined) between the Company and the Initial Purchasers (as defined). The New Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture (as defined), which governs both the Old Notes and the New Notes. The form and terms (including principal amount, interest rate, maturity and ranking) of the New Notes are the same as the form and terms of the Old Securities, except that the New Notes (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes, (ii) will not be entitled to registration rights and (iii) will not provide for any Liquidation Damages (as defined). See "The Exchange Offer--Registration Rights; Liquidated Damages."

  Prior to the Exchange Offer, there has been no established trading market for the Old Notes or the New Notes. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligations to such holders to provide for the registration of the Old Notes under the Securities Act. See "The Exchange Offer--Consequences of Not Exchanging Old Notes."

  The Company is making the Exchange Offer pursuant to the registration statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on these interpretations by the staff of the Commission, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By tendering, each Holder which is not a broker-dealer will represent to the Company that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) will acquire the New Notes in the ordinary course of such person's business, (ii) has no arrangement or understanding with any person to participate in a distribution the New Notes and (iii) is not engaged in and does not intend to engage in a distribution of the New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) can not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all references in this Prospectus to the Company's business and pro forma data give effect to the consummation of the Acquisitions and the acquisition by the Company in 1997 of Lansec (as defined herein). Unless otherwise indicated, references in this Prospectus to the "Company" are to Jackson Products, Inc., its subsidiaries and their respective predecessors and references to a fiscal year are to the twelve months ended December 31 of such year.

                                  THE COMPANY

  Jackson Products, Inc. ("JPI" or the "Company") is a leading designer, manufacturer and distributor of safety products serving a variety of niche applications within the personal and highway safety markets throughout North America and Europe. JPI markets its products under established, well-known brand names to an extensive network of over 8,000 distributors, wholesalers, contractors and government agencies. Management believes that the Company holds leading market share positions in each of its primary product lines, reflecting the Company's (i) proprietary technology, (ii) strong reputation and relationships with its customer base, (iii) breadth of product lines and (iv) low cost manufacturing operations.

  Due to strong industry fundamentals, its solid competitive position and strategic acquisitions, the Company has achieved significant and consistent growth under its current management team. Net sales grew from $92.8 million in 1994 to $173.6 million on a pro forma basis in 1997, representing a compounded annual growth rate ("CAGR") of 23.2%. In addition, the Company has improved profitability through the rationalization of non-core product lines and implementation of cost control initiatives. During the same period, the Company's EBITDA grew from $16.9 million to $29.7 million on a pro forma basis, representing a CAGR of 22.0%. In addition, due to its low capital expenditure requirements, the Company has historically generated significant free cash flow. The Company currently focuses on two product groups: (i) personal safety products, which represented approximately 60% of pro forma net sales in 1997, and (ii) highway safety products, which represented approximately 40% of pro forma net sales in 1997.

PERSONAL SAFETY PRODUCTS

  Personal safety products generated net sales of $103.5 million on a pro forma basis for the Company in 1997. The Company offers over 10,000 SKU's of personal safety products designed to protect individuals from various head, eye, ear and face hazards in the workplace. The Company's product offerings include welding helmets and auto-darkening welding filter lenses, hardhats, face shields, safety spectacles and prescription safety eyewear frames. Approximately 43% of the Company's personal safety product sales are to distributors in the welding industry. Management believes that JPI is the leading supplier of welding safety equipment in North America, with an estimated 55% market share. JPI's Electronic Quick Change ("EQC") product line offers a technologically advanced range of welding helmet filter lenses featuring the world's fastest auto-darkening switching speed. Switching speed represents the time required for a lens to switch from a light to dark state. Auto-darkening technology allows welders to see without lifting the helmet, therefore improving worker productivity while significantly reducing repetitive motion and eye injuries.

  The U.S. industrial market for personal safety products focused on the eye, face, ear and head is estimated by management to have been in excess of $610 million in 1997. JPI's sales of personal safety products have benefited and are expected to continue to benefit from increased workplace regulation and safety awareness. The Company believes the outlook for the U.S. personal safety products market is continually being influenced by heightened social awareness regarding worker health and safety, which in turn stimulates legislation requiring and monitoring the use of safety products in commercial and industrial environments. The Company expects that the enforcement of safety regulations by government agencies, such as the Occupational Safety and Health Administration ("OSHA"), and the efforts of employers and insurance carriers to contain group health care and workers' compensation costs should maintain the growth of the market.

  In order to capitalize on these strong industry fundamentals, the Company has made several recent acquisitions to build its personal safety products business. In 1996, the Company acquired OSD Envizion, Inc. ("OSD"), providing JPI with an estimated 70% market share of the North American auto-darkening welding filter lens market and establishing JPI as the only North American-based manufacturer of auto-darkening welding filter lenses. The acquisition of Crystaloid Electronics Company (to be renamed Crystaloid Technologies, Inc. ("Crystaloid")) and its expertise in liquid crystal technology is expected to strengthen the Company's lead in auto-darkening technology and allow for the development of additional applications in new markets. In 1997, the Company acquired Lansec Holding GmbH ("Lansec"), providing the Company with distribution capabilities throughout Europe. The acquisition of American Allsafe Company ("Allsafe") and Silencio/Safety Direct, Inc. ("Silencio/Safety Direct") will further expand the range of the Company's personal safety products and enhance the Company's channels of distribution.

HIGHWAY SAFETY PRODUCTS

  Highway safety products generated net sales of $70.1 million on a pro forma basis for the Company in 1997. Highway safety products offered by the Company include traffic cones and markers, barricades, reflective clothing and glass beads. Glass beads provide the reflective agent in an extensive range of applications, such as highway striping, traffic signs, aviation runways, license plates and reflective tape. The Company believes that it has a leading market share in North America in the majority of its primary highway safety product categories.

  The U.S. market for highway safety products sold by JPI is estimated by the Company to be approximately $450 million. The demand for highway safety products is primarily driven by state and federal expenditures on highway construction and maintenance. Management expects such government spending to increase in the future to address the deteriorating and increasingly congested North American highway infrastructure. The U.S. Federal Highway Administration has estimated that nearly one-third of the nation's interstate highways are in need of immediate repair. Federal highway funding since 1991 has been governed by the Intermodel Surface Transportation Efficiency Act of 1991 ("ISTEA") which provided $124 billion for highway programs to be funded over its initial six-year period ending October 1997. The U.S. Senate and House of Representatives approved a new joint public works bill, the Transportation Equity Act for the 21st Century ("TEA-21"), on May 22, 1998. TEA-21 provides for $173 billion in highway funding over the next six years, a 39.5% increase over ISTEA.

COMPETITIVE STRENGTHS

  The Company believes that it benefits from the following competitive strengths:

  Leading Market Share Positions. The Company has focused on serving distinct niche markets in which it has been able to build leading market share positions, providing the Company with a number of marketing, pricing and cost advantages. The Company is the leading supplier of welding safety equipment in North America with an estimated 55% market share and the leading supplier of auto-darkening welding filter lenses with an estimated 70% share of the North American market. The Company is the only North American manufacturer and distributor of high index glass beads, the second largest manufacturer of traffic and industrial glass beads, and the North American market leader in each of its other primary highway safety product categories.

  Proprietary Technology. In December 1994, the Company acquired EQC auto-darkening technology for use in welding helmets. This technology provides the Company with the most advanced welding helmet filter lenses on the market, with a switching speed at 1/25,000th of a second, which is five times faster than competing auto-darkening lenses. Management believes that the Crystaloid Acquisition will enable the Company to further develop this technology within the safety products industry. The Company's EQC products have experienced rapid growth in net sales, as they increased from approximately $1 million in 1991 to approximately $23 million on a pro forma basis in 1997.

  Strong Customer Relationships and Brand Name Recognition. The Company has developed strong relationships and achieved brand name recognition in most of its distribution channels due to its focus on providing superior customer service and quality products that address the specialized needs of its end-users. Each of the Company's major brand names, including Jackson, Morsafe, Flex-O-Lite, SMC, American Allsafe Co. and Team Silencio, are well established with good recognition among end-users. As a result of its reputation and relationships, the Company has been able to generate substantial repeat business and build stability throughout its extensive network of over 8,000 distributors, wholesalers, contractors and government agencies.

  Breadth of Product Line. In an industry characterized by small niche manufacturers, management believes those manufacturers that provide "one-stop shopping," such as the Company, hold a significant advantage as customers seek to consolidate supply sources. The Company believes that this breadth of product line will prove particularly helpful in building upon JPI's recent entry into the European welding safety product market.

  Low-Cost Manufacturing. Management believes that the Company has achieved low-cost producer status in several key product areas. Proximity of Company facilities to natural gas pipelines and major customers and the Company's ready access to supplies of glass contribute to lower transportation and product costs in its glass bead business. The Company has also implemented a number of programs over the last several years aimed at improving its overall cost structure, including plant consolidations, shifting of production resources and non-core product rationalizations.

BUSINESS STRATEGY

  The Company's business strategy includes the following key elements:

  Leverage Synergies Across Subsidiaries. The Company has identified a number of material synergies that can be realized between its existing and newly acquired subsidiaries. It is expected that similar synergies will also be available in future acquisitions. In order to realize such synergies, the Company intends to (i) effectively allocate production among its manufacturing facilities, (ii) implement cross selling programs to access new channels of distribution and customers, and (iii) access newly acquired sales capabilities to expand its distribution base.

  Continue to Develop Innovative New Products. Capitalizing on its market knowledge, its in-house technological capabilities and its new product development team, JPI intends to continue developing new products to respond to the changing demands of its end-users and to create additional sales. During the last three fiscal years, the Company has introduced more than 50 new products or product enhancements, including an expansion of the highly innovative EQC product line, several new safety eyewear styles, nonskid reflective tape, high-intensity reflective beads and a light-weight DuraBill channelizer base. Management believes JPI's new product development efforts will be significantly enhanced with the acquisition of Crystaloid's liquid crystal display technological capabilities.

  Further Develop Presence in European Markets. The Company established a European market presence with the October 1997 acquisition of Lansec. The acquisition of Lansec provides JPI in-house European distribution for its auto-darkening product line as well as an overseas platform for distribution of other JPI welding safety products. The Company intends to continue to develop its European distribution since it believes the breadth of its product line, its EQC technology and lower labor costs offer substantial competitive advantages over existing European welding safety product manufacturers.

  Selectively Pursue Strategic Acquisitions. The highly fragmented industry in which the Company operates offers significant opportunity for additional synergistic acquisitions. The Company intends to selectively pursue acquisitions that will further its growth strategy by providing new geographic markets, additional distribution channels, complementary product lines and expanded technological capabilities.

THE ACQUISITIONS

  Pursuant to a stock purchase agreement, dated March 30, 1998, the Company acquired all of the outstanding capital stock of Allsafe and Silencio/Safety Direct for $29.5 million (the "Allsafe Acquisition"). Products sold by these companies include safety goggles, spectacles, hardhats, hazard warnings and hearing safety products. The Allsafe Acquisition provides JPI with complementary product lines, additional channels of distribution and new end-users. Management has identified a number of potential manufacturing cost synergies and cross-selling opportunities from the Allsafe Acquisition. Allsafe and Silencio/Safety Direct generated an aggregate of approximately $32.5 million of net sales in 1997.

  Pursuant to a stock purchase agreement, dated March 31, 1998, the Company acquired all of the outstanding capital stock of Crystaloid for $6.5 million (the "Crystaloid Acquisition"), $0.5 million of which is payable 18 months from the April 23, 1998 closing of the Crystaloid Acquisition. Crystaloid is a manufacturer of liquid crystal displays for use in aviation and industrial equipment, including the Company's line of auto-darkening filter lenses and welding helmets. The acquisition provides JPI with an in-house auto-darkening technology base for both existing and new safety products and an in-house source for its current liquid crystal shutter needs. Crystaloid generated approximately $8.6 million of net sales in 1997.

  In addition to its acquisition of Allsafe, Silencio/Safety Direct and Crystaloid for approximately $45 million, on July 22, 1998, the Company, through Allsafe, acquired all of the outstanding capital stock of Kedman Company for a total purchase price of approximately $10.0 million.

                                ----------------

  Each of the following is a registered trademark of the Company: Jackson, Morsafe, Flex-O-Lite, EQC, Aden, AOP, Contour Marker, American Allsafe Co., Team Silencio, and Lamba.

                               THE EXCHANGE OFFER


Securities Offered........  $115 million principal amount of 9 1/2% Series B
                            Senior Subordinated Notes due 2005. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain Liquidated Damages provisions relating to the Old Notes described below under "--Summary Description of the New Notes."

Issuance of Old Notes;
 Registration Rights......  The Old Notes were issued on April 22, 1998 to
                            Jefferies & Company, Inc. and Goldman, Sachs & Co. (collectively, the "Initial Purchasers"), pursuant to April 16, 1998, the terms of a Purchase Agreement, dated as of April 16, 1998, by and between the Company and the Initial Purchasers. Pursuant to a registration rights agreement between the Company and the Initial Purchasers (the "Registration Rights Agreement"), the Company agreed (i) to file a registration statement (the "Registration Statement") on or prior to 90 days after April 22, 1998 with respect to the Exchange Offer and (ii) to use their best efforts to cause the Registration Statement to be declared effective by the Commission on or prior to 150 days after April 22, 1998. In certain circumstances, the Company will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resale of the Old Notes by the holders thereof. If the Company does not comply with its obligations under the Registration Rights Agreement, it will be required to pay Liquidated Damages to holders of the Old Notes under certain circumstances. See "The Exchange Offer--Registration Rights; Liquidated Damages." Holders of Old Notes do not have any appraisal rights in connection with the Exchange Offer.

The Exchange Offer........  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy the obligations of the Company contained in the Registration Rights Agreement. Based upon the position of the staff of the Commission set forth in no-action letters issued to third parties in other transactions substantially similar to the Exchange Offer, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) within further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                            Act) of such New Notes. By tendering, each Holder, which is not a broker-dealer will represent to the Company that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) will acquire the New Notes in the ordinary course of such person's business, (ii) has no arrangement or understanding with any person to participate in a distribution of the New Notes and (iii) is not engaged in and does not intend to engage in a distribution of the New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) can not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale for such New Notes. Although there has been no indication of any change in the staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. See "Risk Factors."

Procedures for Tendering..  Tendering holders of Old Notes must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. Letters of Transmittal and certificates representing Old Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-- Procedures for Tendering Old Notes."

Tenders, Expiration
Date; Withdrawal..........  The Exchange Offer will expire the earlier of (i)
                            5:00 p.m., New York City time, on             ,
                            1998, or (ii) the date when all Old Notes have been tendered, or such later date and time to which it is extended, provided it may not be
                            extended beyond             , 1998. The tender of
                            Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old Notes" and "--Withdrawal Rights."

Certain Conditions to the
 Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, all of which may be waived by the Company, including the absence of (i) threatened or pending proceedings seeking to restrain the Exchange Offer or resulting in a material delay to the Exchange Offer; (ii) a general suspension of trading on any national securities exchange or in the over-the-counter market; (iii) a banking moratorium; (iv) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; and (v) change or threatened change in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Company, is or may be adverse to the Company. The Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes, if at any time before the acceptance of such Old Notes for exchange or the exchange of New Notes for such Old Notes, any of the foregoing events occurs which, in the sole judgment of the Company, make it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange. In the event the Company asserts or waives a condition to the Exchange Offer which constitutes a material change to the terms of the Exchange Offer, the Company will disclose such change in a manner reasonably calculated to inform prospective investors of such change, and will extend the period of the Exchange Offer by five business days. If the Company fails to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, it will file with the Commission a Shelf Registration Statement to cover resales of the Transfer Restricted Securities (as defined) by the holders thereof who satisfy certain conditions. If the Company fails to consummate the Exchange Offer or file a Shelf Registration Statement in accordance with the Registration Rights Agreement, the Company will pay Liquidated Damages to each holder of Transfer Restricted Securities until the cure of all defaults. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. See "The Exchange Offer--Registration Rights; Liquidated Damages" and "--Certain Conditions to the Exchange Offer."

Federal Income Tax
Consequences..............  For Federal income tax purposes, the exchange pursuant to the Exchange Offer should not result in any income, gain or loss to the Holders or the Company. See "Certain Federal Income Tax Considerations."

Use of Proceeds...........  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Appraisal Rights..........  Holders of Old Notes will not have dissenters'
                            rights or appraisal rights in connection with the Exchange Offer.

Exchange Agent............  State Street Bank and Trust Company is serving as
                            Exchange Agent in connection with the Exchange
                            Offer.

CONSEQUENCES OF NOT EXCHANGING THE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Consequences of Exchange and Failure to Exchange" and "The Exchange Offer--Consequences of Exchanging Old Notes."

SUMMARY DESCRIPTION OF THE NEW NOTES

  Notwithstanding the designation of the Notes as Senior Subordinated Notes, the Company has not issued, and does not have any current firm arrangements to issue, any significant indebtedness to which the Notes would be senior, and the Notes will be effectively subordinate to essentially all of the outstanding indebtedness of the Company and its subsidiaries. The Company does not have any current or pending arrangements or agreements to incur any additional significant indebtedness to which the Notes would be subordinate.

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by September 19, 1998, subject to certain exceptions, with respect to the first 90-day period immediately following thereafter, the Company will be obligated to pay Liquidated Damages to each Holder of Old Notes in an amount equal to $.05 per week for each $1,000 principal amount of Old Notes, as applicable, held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week with respect to each subsequent 90-day period until the Exchange Offer is consummated, or any other Registration Default (as defined) is cured, up to a maximum of $.40 per week for each $1,000 principal amount of Old Notes, as applicable.

  The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from April 22, 1998. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

                                 THE NEW NOTES


Issuer....................  Jackson Products, Inc.

Securities Offered........  $115 million aggregate principal amount of 9 1/2%
                            Series B Senior Subordinated Notes due 2005.

Maturity..................  April 15, 2005.

Interest..................  The Old Notes bear interest and the New Notes will bear interest at a rate of 9 1/2% per annum, payable semi-annually in cash in arrears on each April 15 and October 15, commencing October 15, 1998.

Optional Redemption.......  On or after April 15, 2001, the Notes will be redeemable at the option of the Company, in whole or in part, at any time at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Notwithstanding the foregoing, at any time prior to April 15, 2001, the Company may redeem up to one-third of the aggregate principal amount of the Notes ever issued with the net proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 109.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, provided that at least two-thirds of the aggregate principal amount of Notes ever issued remains outstanding immediately after the occurrence of any such redemption. See "Description of Notes-Redemption of Notes-- Optional-Redemption."

Mandatory Redemption......  None.

Change of control.........  Upon the occurrence of a Change of Control (as defined), each Holder of Notes will have the right to require the Company to purchase such Holder's Notes pursuant to an Offer (as defined) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Certain transactions with affiliates of the Company may not be deemed to be a Change of Control. Transactions constituting a Change of Control are not limited to hostile takeover transactions not approved by the current management of the Company. Except as described under "Description of Notes--Change of Control," the Indenture does not contain provisions that permit the Holders of Notes to require the Company to purchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. See "Description of Notes--Mandatory Offers to Purchase Notes."

                            The Company expects that prepayment of the Notes following a Change of Control would, and the exercise by holders of Notes of the right to require the Company to purchase Notes would, constitute a default under the New Credit Agreement. In the event a Change of Control occurs, the Company will likely be required to refinance the Indebtedness outstanding under the New Credit Agreement and the Notes. If there is a Change of Control, any Indebtedness under the New Credit Agreement could be accelerated. Moreover, there can be no assurance that sufficient funds will be available at the time of any

                            Change of Control to repay Senior Indebtedness (including under the New Credit Agreement) and make any required repurchases of the Notes given the degree of the Company's leverage. The occurrence of a Change of Control may also have an adverse impact on the ability of the Company to obtain additional financing in the future. See "Description of Notes--Mandatory Offers to Purchase Notes."

Guarantees................  The Notes will be fully and unconditionally guaranteed (the "Note Guarantees"), jointly and severally, on a senior subordinated basis, by all of the Company's Domestic Subsidiaries (the "Guarantors").

Ranking...................  The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company including Indebtedness (as defined) under the New Credit Agreement, and pari passu or senior in right of payment to any future subordinated Indebtedness of the Company. As of June 30, 1998, the aggregate principal amount of Senior Indebtedness to which the Notes are subordinated is $74.6 million and there is no Indebtedness as to which the Notes are senior. As of June 30, 1998 on a pro forma basis, the Company could incur $25.6 million of additional indebtedness based on its leverage ratio of total indebtedness to trailing twelve months EBITDA of 6.5x. The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations, including a specified Leverage Coverage Ratio (as defined). Other than with respect to drawings under the New Credit Agreement, the Company has no current intent or plans to incur such additional indebtedness. See "Description of Senior Notes--Certain Covenants" and "Description of Certain Indebtedness."

                            The Company believes that prepayment of the Notes pursuant to a Change of Control would constitute a default under the New Credit Agreement. In the event a Change of Control occurs, the Company will likely be required to refinance the Indebtedness outstanding under the New Credit Agreement and the Notes. If there is a Change of Control, any Indebtedness under the New Credit Agreement could be accelerated, which Indebtedness is secured and effectively ranks senior to the Notes. Moreover, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of the Notes given the Company's high leverage. See "Risk Factors--Leverage and Coverage."

Certain Covenants.........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries
                            (as defined) to (i) pay dividends, redeem capital stock or make certain other restricted payments or investments; (ii) incur additional indebtedness or issue preferred equity interests; (iii) merge, consolidate or sell all or substantially all of their assets; (iv) create liens on assets; (v) engaged in certain asset sales; (vi) enter into certain transactions with affiliates or related persons; and (vii) incur senior subordinated indebtedness. See "Description of Notes--Certain Covenants."

Satisfaction and
Discharge.................  The Indenture contains provisions which would allow the Company to terminate all of its and any future guarantors obligations under the Notes, any guarantees of Notes and the Indenture, including the covenants contained in the Indenture, except for certain specified obligations. In order to exercise this option with respect to the Notes outstanding, the Company must irrevocably deposit in trust with the trustee money or U.S. Government obligations (as defined) for the payment of principal of and premium and unpaid interest and Liquidated Damages, if any, on the Notes then outstanding to redemption or maturity, as the case may be, and must comply with certain other conditions. See "Description of Notes--Legal Defeasance and Covenant Defeasance."

                                  RISK FACTORS

  Holders of Old Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors." Risk factors which Holders of Old Notes should evaluate include the consequences of exchanging and not exchanging Old Notes for New Notes, the Company's leverage and coverage, the ranking of the Notes among other indebtedness of the Company, the Company's dependence on intercompany transfers to meet its debt service and other obligations, the restrictive covenants contained in the Indenture and the New Credit Agreement, the absence of a market for the New Notes, the ability of the Company to purchase the Notes upon a Change of Control, the influence of the Company's principal stockholders and fraudulent transfer considerations.

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth the summary combined historical financial data of (i) the Company's predecessor, Jackson Holding Company, for the periods January 1, 1993 to March 31, 1993; (ii) the Company's predecessor, Jackson Holding Company, for the periods April 1, 1993 to December 31, 1993, 1994; and January 1, 1995 to August 16, 1995; (iii) the Company for the periods August 17, 1995 to December 31, 1995, 1996 and 1997; and (iv) the Company for the periods January 1 to June 30, 1997 and 1998 and the pro forma financial data for the year ended December 31, 1997 and the six months ended June 30, 1998. The pro forma financial information was prepared as if each of the Acquisitions, the acquisition of Lansec and the Offering had been consummated on the first day of the period presented for Statement of Operations Data. The pro forma data is unaudited. The pro forma information does not purport to represent what the consolidated results of the Company would have been had such transactions actually occurred at the beginning of the relevant period, and does not purport to project the combined financial position or the combined results of operations of the Company for the current year or for any future period. The summary and pro forma financial information set forth below should be read in conjunction with the historical and pro forma financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                            THE COMPANY
                           --------------------------------------------------------------------------------
                                                                            SIX       SIX        SIX
                            AUGUST 17,                                     MONTHS    MONTHS    MONTHS
                             1995 TO                                       ENDED     ENDED      ENDED
                           DECEMBER 31,                        PRO FORMA  JUNE 30,  JUNE 30,  PRO FORMA
                               1995         1996       1997       1997      1997      1998      1998
                           ------------ ------------ --------  ---------- --------  --------  --------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF
 OPERATIONS DATA:
 Net sales...............     $37,558     $111,788   $123,417   $173,602  $62,264   $78,680    $91,458
 Cost of sales...........      30,566       80,485     87,466    123,014   44,227    53,104     61,427
 Selling, general &
  administrative
  expenses...............       4,965       14,440     15,205     26,141    7,631    11,965     14,917
 Operating income (loss).         339       (3,036)     4,033      4,177      737     9,848     10,442
Other Data
 EBITDA(1)...............      $7,209      $21,145    $24,660    $29,694  $13,001   $16,072    $17,817
 Depreciation and
  amortization...........       3,141       23,131     20,292     25,182   12,599     7,024      8,237
 Capital expenditures....         465        1,910      3,246      4,224    1,178     1,895      4,009
 Cash (used in) provided
  by operating
  activities.............       7,410        6,833     10,313        --     1,175     1,230        --
 Cash used in investing
  activities.............    (129,154)     (14,552)    (5,890)       --    (2,011)  (38,022)       --
 Cash (used in) provided
  by financing
  activities.............     121,619        7,719     (3,900)       --       909    36,740        --
                                           PREDECESSORS
                           ----------------------------------------------
                            JANUARY 1,    APRIL 1,             JANUARY 1,
                             1993 TO      1993 TO               1995 TO
                            MARCH 31,   DECEMBER 31,           AUGUST 16,
                               1993         1993       1994       1995
                           ------------ ------------ --------  ----------
                                      (DOLLARS IN THOUSANDS)
STATEMENT OF
 OPERATIONS DATA:
 Net sales...............      $8,497      $29,718    $92,838    $72,541
 Cost of sales...........       5,232       18,573     67,348     52,416
 Selling, general &
  administrative
  expenses...............       1,402        4,706     12,337      9,640
 Operating income (loss).         405        1,369      6,420      7,476
Other Data
 EBITDA(1)...............      $2,321       $8,086    $16,894    $13,219
 Depreciation and
  amortization...........       1,916        6,496     10,138      5,548
 Capital expenditures....          11          331      2,055      1,744
 Cash provided by
  operating activities...         931        3,134      7,104      2,774
 Cash used in investing
  activities.............         (11)     (57,741)   (44,485)    (1,661)
 Cash (used in) provided
  by financing
  activities.............        (293)      56,294     35,694     (1,113)

                                             AT DECEMBER 31,
                                            ------------------  AT JUNE 30,
                                              1996      1997       1998
                                            --------  --------  -----------
                                               (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents................. $    --   $    523   $    471
 Total assets..............................  135,015   125,047    172,047
 Redeemable preferred stock and long-term
  debt, including current portion..........  134,194   133,452    187,620
 Total stockholders' deficit(2)............  (17,738)  (31,277)   (44,645)

--------
(1) EBITDA, as defined in the Indenture, represents operating income plus depreciation, amortization and certain non-cash charges. See "Description of Notes--Certain Definitions" and "Selected Historical Financial Data." EBITDA is not included herein as operating data and should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. The Company has included EBITDA because the Company understands that it is one measure used by certain investors to determine the Company's operating cash flow and historical ability to service its indebtedness and because the Cash Flow Coverage Ratio, when calculated on a Pro Forma Basis (each as defined in the Indenture), is calculated on a similar basis.

(2) The June 30, 1998 stockholders' deficit includes (i) extraordinary loss due to the early extinguishment of debt of $7,558, (ii) the $2,609 difference between the accreted value and the carrying amount of the Preferred Stock and (iii) the repurchase for $4,150 of common equity held by an Institutional Investor.

                                 RISK FACTORS

  Holders of the Old Notes should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Notes in the Exchange Offer. The risk factors set forth below (other than "Consequences of Exchange and Failure to Exchange") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

  Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, Holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummations of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "The Exchange Offer--Consequences of Not Exchanging Old Notes."

  Based on interpretations by the staff of the Commission set forth in no action letters issued to third parties in other transactions substantially similar to the Exchange Offer, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an initial Purchaser who acquired Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer--Purpose of the Exchange Offer."

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

  With the consummation of the Acquisitions and the Offering, the Company is highly leveraged and has indebtedness that is substantial in relation to stockholders' equity. As of June 30, 1998 the Company had total indebtedness of approximately $187.6 million (including the Notes) and stockholders' deficit of approximately $44.6 million. As of such date, the aggregate principal amount of Senior Indebtedness was approximately $74.6 million. For the six months ended June 30, 1998, the Company's ratio of EBITDA to cash interest expense on a pro forma basis was 2.1x. The Company and its subsidiaries will be permitted to incur substantial additional indebtedness in the future. See "Capitalization," "Selected Historical Financial Data" and "Description of Notes."

  The Company's high degree of leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes, however according to the New Credit Agreement, the Company has no required principal payments until June 30, 2001 and therefore, the Company will have no debt service obligations until such time (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of higher interest rates; (iv) the indebtedness outstanding under the New Credit Facility on April 22, 1998 was $77 million and will be secured by substantially all of the assets of the Company and will mature prior to the Notes; (v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (vi) the Company's substantial degree of leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business.

  The Company's ability to make scheduled payments of principal of, or to pay interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes) will depend on its future financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors that are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient to service its indebtedness (including the Notes) in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the amount of proceeds which the Company could realize therefrom. In addition, there can be no assurance that the Company will be able to refinance its indebtedness on commercially reasonable terms, if at all.

  The New Credit Facility and the Indenture will contain a number of significant covenants that, among other things, will restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. The Credit Agreement will prohibit the Company from honoring its obligations under the Indenture to repurchase Notes in the event of a Change of Control or Asset Sale Trigger Date (as defined herein). Accordingly, the Company would need to seek the consent of its lenders under the Credit Agreement in order to repurchase Notes under such circumstances. The failure of the Company to obtain such consent would result in an event of default under the Indenture. In addition, the Company will be required to comply with specified financial ratios and tests under the New Credit Facility. The Company's ability to comply with the covenants contained in the New Credit Facility and the Indenture may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the New Credit Facility, which would permit the senior lenders thereunder to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the New Credit Facility could be terminated. If the Company were unable to repay its indebtedness to its senior lenders, which indebtedness matures prior to the Notes, such lenders could proceed against the collateral securing such indebtedness, which collateral consists of substantially all of the assets of the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes--Mandatory Offers to Purchase Notes" and "Description of Certain Indebtedness--New Credit Facility."

SUBORDINATION; DEPENDENCE ON SUBSIDIARIES; LIMITATIONS ON ACCESS TO CASH FLOW OF SUBSIDIARIES

  The Notes will be subordinated in right of payment to all current and future Senior Indebtedness of the Company. However, the Indenture will provide that the Company will not incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the Notes. In addition, the subordination provisions of the Indenture will provide that payments with respect to the Notes will be blocked in the event of a payment default on Senior Indebtedness and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Indebtedness. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Indebtedness. See "Description of Notes--Subordination." As of June 30, 1998 the aggregate principal amount of Senior Indebtedness (exclusive of unused commitments of approximately $51.7 million) of the Company and the Guarantors was approximately $74.6 million. The Indenture will permit the incurrence of substantial additional indebtedness, including Senior Indebtedness, by the Company and its subsidiaries in the future. See "Description of Notes--Certain Covenants" and "Description of Certain Indebtedness--New Credit Facility."

  A substantial portion of the Company's business is conducted through its subsidiaries. Accordingly, the Company's ability to pay the principal of, and interest and Liquidated Damages, if any, on the Notes is dependent upon the earnings of its subsidiaries and the distribution of funds from its subsidiaries. The Company's subsidiaries will be permitted under the terms of the Indenture to incur certain additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to the Company. There can be no assurance that the Company's operations will generate sufficient cash flow to support payment of principal of, and interest and Liquidated Damages, if any, on the Notes, or that dividends, distributions or loans will be available from the Company's subsidiaries to fund such payments. See "Description of Certain Indebtedness."

  The Notes will be unconditionally guaranteed on a senior subordinated basis by the Guarantors. The Note Guarantees will be general unsecured obligations of the Guarantors, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including indebtedness under the New Credit Facility, and will rank senior in right of payment to any future subordinated indebtedness of the Guarantors. The Indenture will permit the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Description of Notes--Certain Covenants." If any subsidiary indebtedness were to be accelerated, there can be no assurance that the assets of such subsidiary would be sufficient to repay such indebtedness or that the assets of the Company and of the other subsidiaries would be sufficient to repay in full the indebtedness of the Company, including the Notes. See "Description of Certain Indebtedness--New Credit Facility."

COMPETITION

  The personal and highway safety products industries are highly competitive. The Company believes that participants in these industries compete primarily on the basis of product characteristics (such as functional performance, design and style), price, brand name recognition and service. Some of the Company's competitors have greater financial and other resources than the Company, and the Company's cash flows from operations could be adversely affected by competitors' new product innovations and pricing changes made by the Company in response to competition from existing or new competitors. Individual competitors have advantages and strengths in different sectors of the industry, in different products and in different areas, including manufacturing and distribution systems, geographic market presence, customer service and support, breadth of product, delivery time and price. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that the competitive pressures faced by the Company will not adversely affect its financial condition or operations.

  Additionally, the Company is a manufacturer of traffic beads, which accounted for approximately 7.8% of the Company's pro forma net sales in 1997. Historically prices for traffic beads have fluctuated and have generally declined following the entrance of new competitors in this market. While prices for traffic beads have been generally stable since 1993, there can be no assurance that traffic bead prices will not decline in the future. Any such decline could have a material adverse effect on the Company's net sales.
See "Business--Competition."

CONCENTRATION OF CUSTOMERS

  The Company markets its Jackson line of safety products through wholesalers who sell to distributors and end-users. Two wholesalers accounted for approximately 17.0% of the Company's pro forma net sales in 1997. While there can be no assurance that these wholesalers will remain customers of the Company, the Company believes that it could replace such wholesalers with alternative distribution in the event that such wholesalers ceased to purchase the Company's products.

EFFECT OF REGULATORY CONDITIONS AND FEDERAL SPENDING ON SALES

  The Company's net sales may be adversely affected by changes in safety regulations covering industrial workers in the U.S. and Canada and in the level of enforcement of such regulations. Certain changes in regulations could reduce the utility of certain products manufactured by the Company, requiring the Company to reengineer such products and thereby creating opportunities for its competitors. In addition, road and highway marking requirements and specifications for products approved for use on highways are subject to comprehensive regulation by various governmental authorities. The Company sells a significant portion of its highway safety products in the U.S. to various governmental agencies through fixed price contracts awarded by competitive bids submitted to state and local agencies. The terms and conditions of such sales and the government contract process are subject to extensive regulation by various federal, state and local authorities in the U.S. and Canada. See "Business--Government Regulation and Industrial Standards."

  The Company sells glass traffic beads to the U.S. federal government, state governments, over 260 local and municipal government agencies, and the provincial and local governments of Canada. The Company also sells glass traffic beads to 119 independent highway line stripers who contract with state, local and provincial governments. Approximately 65% of the Company's glass traffic beads' sales are to government agencies, and any reduction in the spending patterns of the government agencies could adversely affect revenue from sales of the Company's products. See "The Company--General."

  ISTEA, which governed Federal highway funding and provided $124 billion for highway programs over a six-year period initially ending in October 1997, has been extended through the period ending May 1998. The U.S. Senate and House of Representatives approved TEA-21 on May 22, 1998 providing for $173 billion in highway funding for a further six-year period. If funding approvals under TEA-21 occur later than June 1998, the Company may experience a short-term reduction in net sales as the delay in federal funding will coincide with the summer highway construction season. See "Business--Highway Safety Products."

DEPENDENCE ON KEY PERSONNEL

  The operations of the Company depend significantly upon the efforts of certain members of senior management, particularly those listed in the "Management" section of this Offering Circular. The extended loss of the services of these or other officers could have a material adverse effect upon the Company's business, results of operations and financial condition. See "Management."

CONTROL OF THE COMPANY

  Following the consummation of the Offering, the Jordan Investors (as defined) and the Management Investors (as defined) of the Company will continue to own, directly or indirectly, approximately 66.4% and 19.6%, respectively, of the then outstanding shares of the capital stock of the Company. Affiliates of The Jordan Company may, as a practical matter, have substantial influence in connection with the election of the board of directors of the Company and, in general, in the determination of the outcome of corporate transactions or other matters submitted to the stockholders for approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the Company's assets, which could prevent or cause a change in control of the Company. In addition, pursuant to the Stockholders Agreement dated as of August 16, 1995 (the "Stockholders Agreement"), all of the holders of the Common Stock of the Company prior to the Offering (the "Current Holders") have agreed to vote all of their shares of Common Stock for the election of directors designated by certain stockholders. Further, the Stockholders Agreement contains prohibitions and restrictions on the transfer by the Current Holders of Common Stock of the Company including certain co-sale rights and rights of first refusal for the Company and each Current Holder to purchase the shares of Common Stock prior to transfer by any other Current Holder, which could prevent or cause a change of control of the Company. See "Principal Stockholders" and "Management."

PRODUCT LIABILITY EXPOSURE

  The Company faces an inherent business risk of exposure to product liability claims arising from the potential failure of its products to prevent the types of personal injury or death against which they are intended to protect. Although the Company has not experienced any material uninsured losses due to product liability claims, there can be no assurance that it will not experience such losses in the future. In the event any of the Company's products prove to be defective, the Company may be required to recall or redesign such products. The Company maintains insurance against product liability claims, but there can be no assurance that such insurance coverage will be adequate for liabilities actually incurred. A successful claim brought against the Company in excess of available insurance coverage, or any claim or product recall that results in significant expense or adverse publicity against the Company, may have a material adverse effect on the Company's business, operating results and financial condition.

UNPREDICTABILITY OF PATENT PROTECTION AND OTHER INTELLECTUAL PROPERTY

  The Company's success depends, in part, on its ability to obtain and enforce patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. While the Company has been issued patents and has registered trademarks with respect to many of its products, there can be no assurance that competitors of the Company will not independently develop similar or superior products or technologies, duplicate any of the Company's designs, trademarks, processes or other intellectual property or design around any processes or designs on which the Company has or may obtain patents or trademark protection. In addition, it is possible that third parties may have or acquire licenses for other technology or designs that the Company may use or desire to use, so that the Company may need to acquire licenses to, or to contest the validity of, such patents or trademarks of third parties. There can be no assurance that any such license would be made available to the Company on acceptable terms, if at all, or that the Company would prevail in any such contest. In addition to patent and trademark protection, the Company also protects trade secrets, know-how and other confidential information against unauthorized use by others or disclosure by persons who have access to them, such as employees of the Company, through contractual arrangements. There can be no assurance that these agreements will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If the Company is unable to maintain the proprietary nature of its technologies, the Company could be materially adversely affected. See "Business--Intellectual Property."

RISKS ASSOCIATED WITH ENVIRONMENTAL MATTERS

  The Company's operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes and the clean up of properties affected by hazardous substances. While the Company believes that it is currently in material compliance with those laws and regulations, some risk of environmental liability is inherent in the Company's business, and there can be no assurance that the Company will not incur significant costs to remediate violations thereof or to comply with changes in existing laws and regulations (or the enforcement thereof). Such costs could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Environmental Matters."

FRAUDULENT CONVEYANCE

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any of the Guarantors, at the time it incurred the indebtedness evidenced by the Notes or its Note Guarantee, as applicable, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes or its Note Guarantee, as applicable, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or such Note Guarantee, as applicable, could be subordinated to all other debts of the Company or such Guarantor. In addition, the payment of interest and principal by the Company pursuant to the Notes or by such Guarantor pursuant to its Note Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or such Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due. Among other things, a legal challenge to the Note Guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantors as a result of the issuance by the Company of the Notes.

  On the basis of historical financial information, recent operating history and other factors, the Company believes that, after giving effect to the indebtedness incurred in connection with the Offering, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's conclusions in this regard.

POSSIBLE INABILITY TO REPURCHASE NOTES UPON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurance that the Company will have sufficient resources to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of Notes--Mandatory Offers to Purchase Notes--Change of Control."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

  The New Notes are being offered to Holders of the Old Notes. The Old Notes were issued on April 22, 1998 to a small number of institutional investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. The New Notes are new securities for which there currently is no market. Although the Initial Purchasers have advised the Company that they currently intent to make a market in the New Notes, they are not obligated to do so and may discontinue such market making at any time without notice. The Company does not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active market will develop for any of the Notes or as to the liquidity of the trading market for any of the Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling such Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may be discontinued at any time. If a trading market develops for the Notes, future trading prices of such Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Notes may trade at a discount from their principal amount.

YEAR 2000

  Many information and process control systems used in the current business environment were designed to use only two digits in the date field, and thus may not function properly in the year 2000. Currently, most of the major systems of the Company have been modified to be year 2000 compliant. The Company anticipates that the appropriate modifications to all information and process control systems will be completed by the middle of 1999. The cost of achieving year 2000 compliance is included in the Company's operating and administrative expenses. The Company does not currently expect year 2000 issues to materially affect the Company's costs or to cause any significant disruption in operations.

                                  THE COMPANY

GENERAL

  The Company is a leading designer, manufacturer and distributor of safety products serving a variety of niche applications within the personal and highway safety markets throughout North America and Europe. JPI markets its products under established, well-known brand names to an extensive network of over 8,000 distributors, wholesalers, contractors and government agencies.

  The organizational structure of the Company and its material subsidiaries and operating units following the Acquisitions will be as follows:


             [FLOW CHART APPEARS HERE OF THE COMPANY ORGANIZATION]


  The Company currently focuses on two product groups: (1) personal safety products, which represented approximately 60% of pro forma net sales in 1997 and (2) highway safety products, which represented approximately 40% of pro forma net sales in 1997.

 Personal Safety Products

  Jackson. Jackson, founded in 1932, designs, manufactures and distributes safety products primarily to welding and other industrial markets. These products are designed to protect individuals from various head, eye and face hazards. Jackson's product offering includes welding helmets, hardhats, face shields, safety spectacles and prescription safety eyewear frames. Management believes that, through its Jackson and Morsafe brand names, Jackson is the leading supplier of welding safety equipment in North America, with an estimated 55% market share.

  OSD. OSD, founded in 1990 and acquired by the Company in 1996, is the only manufacturer of auto-darkening welding filter lenses in North America. OSD offers a wide range of auto-darkening welding filter lenses and distributes these products internationally through welding distributors. Management estimates that Jackson and OSD combine for approximately 70% of the North American auto-darkening welding filter lens market.

  Allsafe. Allsafe, founded in 1929 and acquired by the Company in 1998, designs, manufactures and distributes safety products to industrial, construction, janitorial, healthcare and food service customers. These products are designed to protect individuals from various head, eye, ear and face and other hazards. Allsafe's product offering includes safety goggles, hardhats, hearing protection products and general hazard warnings.

  Crystaloid. Crystaloid, founded in 1976 and acquired by the Company in 1998, designs and manufactures liquid crystal displays and filters for mid-market manufacturers of industrial, commercial and aviation equipment. The Crystaloid Acquisition will provide the Company with in-house production of liquid crystal shutters for use in the Company's auto-darkening welding filter lenses and in-house technology for further development of auto-darkening related safety products for eye protection.

  Lansec. Lansec, founded in 1983 and acquired by the Company in 1997, operates business divisions in Germany, France, the United Kingdom and the Netherlands. These businesses, all of which are represented by the Lansec brand name, distribute welding safety products throughout Europe and into Eastern Europe. The acquisition of Lansec provides JPI with in-house European distribution capabilities for its auto-darkening product line as well as an overseas infrastructure platform for other JPI safety products.

  Silencio/Safety Direct. Silencio/Safety Direct, founded in 1972 and acquired by the Company in 1998, designs, manufactures and distributes hearing protection products for the sporting industry.

 Highway Safety Products

  Flex-O-Lite. Flex-O-Lite, Inc. ("Flex-O-Lite"), founded in 1942 and acquired by the Company in 1994, designs, manufactures and distributes reflective and industrial glass beads. Reflective glass beads are used as the reflective agent in a wide range of applications, including pavement striping, aviation runways, reflective sheeting, pavement tape, license plates and essentially any product with reflective characteristics. Within the U.S. market, Flex-O-Lite is the second largest manufacturer of traffic and industrial glass beads with estimated market shares of 23% and 33%, respectively. Additionally, Flex-O-Lite is the only North American manufacturer and distributor of high index glass beads, which offer a high degree of reflectivity required for applications such as reflective sheeting and signage products.

  Services and Materials. Services and Materials ("SMC"), founded in 1971 and acquired by the Company in 1994, manufactures and distributes a broad range of safety products primarily to highway construction markets. Its broad product offering includes traffic cones, channelizers, barricade lights, traffic flags, reflective vests and reflective pavement tape. SMC has a leading market share in North America in each of its primary product categories.

THE ACQUISITIONS

  Pursuant to a stock purchase agreement, dated March 30, 1998, the Company has acquired all of the outstanding capital stock of Allsafe and Silencio/Safety Direct for $29.5 million. These companies generated an aggregate of $32.5 million of net sales in 1997.

  Pursuant to a stock purchase agreement, dated March 31, 1998, the Company has acquired all of the outstanding capital stock of Crystaloid for $6.5 million, of which $0.5 million is payable 18 months from the April 23, 1998 closing of the Crystaloid Acquisition. Crystaloid generated approximately $8.6 million of net sales in 1997.

  In connection with the Crystaloid Acquisition, it was reported that the Company anticipated consummating approximately $100 million of acquisitions this year. The Company does regularly enter into confidentiality agreements and non-binding letters of intent with respect to potential acquisitions. However, the execution of any acquisition agreement requires the prior approval of its Board of Directors. Similarly, the Company's forecasts and budget, which are approved annually, do not contemplate additional acquisitions for 1998. Accordingly, the Company has no current expectations or commitments to consummate additional acquisitions this year.

                               ----------------

  The Company was incorporated in the State of Delaware on July 27, 1995. Its principal executive offices are located at 2997 Clarkson Road, Chesterfield, Missouri 63017, and its telephone number is (314) 207-2700.

                                USE OF PROCEEDS

  The net proceeds from the Offering, together with initial borrowings under the Credit Agreement, were used to (i) repay the Existing Bank Debt, (ii) redeem the Prior Notes, (iii) redeem the Preferred Stock, (iv) repurchase common equity from one of the Institutional Investors (v) pay the cash portion of the purchase price for the Acquisitions and (vi) pay related fees and expenses. Entities advised by an affiliate of The Jordan Company will receive a portion of the net proceeds from the Offering. See "Principal Stockholders" and "Certain Transactions."

  The following table sets forth the estimated sources and uses of funds as of April 22, 1998 in connection with the Offering and the Acquisition.

              SOURCES                                   USES
------------------------------------ -------------------------------------------
                            (DOLLARS IN THOUSANDS)
Senior Subordinated Notes.  $114,277 Repay Existing Bank Debt(2)....... $ 84,884
Credit Agreement(1).......    78,298 Redeem Prior Notes(3).............   36,731
                                     Redeem Preferred Stock(4).........   23,810
                                     Repurchase Common Equity(5).......    4,150
                                     Allsafe Acquisition(6)............   29,500
                                     Crystaloid Acquisition(6).........    6,000
                                     Fees and expenses(7)..............    7,500
                            --------                                    --------
  Total sources...........  $192,575 Total uses........................ $192,575
                            ========                                    ========

--------
(1) Borrowings under the Credit Agreement as of the Closing Date were $77.0 million.

(2) Approximately $84.8 million of principal and accrued interest was outstanding as of April 22, 1998 under the Company's then current credit agreement (the "Existing Bank Debt"), which was scheduled to mature in September 2003. The weighted average interest rate on the Existing Bank Debt at April 22, 1998 was 9.5%.

(3) Consists of $34.0 million aggregate principal amount of 12.25% Senior Subordinated Notes due August 15, 2004 (the "Prior Notes"). The amount set forth in the table reflects accrued interest and other expenses incurred in connection with the redemption of the Prior Notes.

(4) Consists of all of the Company's outstanding Series A Cumulative 13.25% Exchangeable Preferred Stock (the "Preferred Stock"). The amount set forth in the table includes accrued dividends. Certain of the Jordan Investors are holders of the Preferred Stock. See "Principal Stockholders" and "Certain Transactions."

(5) Reflects the repurchase from one of the Institutional Investors of common stock and warrants representing approximately 9.5% of the Company's common stock on a fully diluted basis. See "Principal Stockholders" and "Certain Transactions."

(6) For a description of the purchase prices for and the conditions to the Acquisitions, see "The Company--The Acquisitions."

(7) Includes estimated fees to the Initial Purchasers in connection with the Offering, and fees and expenses in connection with the Acquisitions, negotiation of the New Credit Facility, fees payable to TJMC (as defined) and rating, legal, accounting, printing and other related transaction expenses. See "Certain Transactions."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of June 30, 1998 to reflect the Acquisitions and the consummation of the Offering and the application of the net proceeds of the Offering as described in "Use of Proceeds." The table should be read in conjunction with the financial statements of the Company and related notes thereto included elsewhere in this Prospectus. See "The Company--The Acquisitions," "Selected Historical Financial Data," the Unaudited Pro Forma Consolidated Financial Statements of the Company, the historical financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                                   JUNE 30, 1998
                                                                      ACTUAL
                                                                   -------------
Cash and cash equivalents.........................................   $    471
                                                                     ========
Long-term debt, including current portion:
  New Credit Facility(1)..........................................   $ 73,317
  9 1/2% Senior Subordinated Notes due 2005.......................    114,303
                                                                     --------
    Total long-term debt, including current portion...............   $187,620
Stockholder's deficit(2)..........................................    (44,645)
                                                                     --------
    Total capitalization..........................................   $142,975
                                                                     ========

--------

(1) The Company also has outstanding $1.3 million related to letters of credit outstanding as of June 30, 1998. For additional information, see "Description of Certain Indebtedness--New Credit Facility."

(2) The June 30, 1998 stockholders' deficit includes (i) extraordinary loss due to the early extinguishment of debt of $7,558, (ii) the $2,609 difference between the accreted value and the carrying amount of the Preferred Stock and (iii) the repurchase for $4,150 of common equity held by an Institutional Investor.

                      SELECTED HISTORICAL FINANCIAL DATA

  The following table sets forth historical operating, balance sheet and other data of (i) the Company's predecessor, Jackson Holding Company, for the periods January 1, 1993 to March 31, 1993; (ii) the Company's predecessor, Jackson Holding Company, for the periods April 1, 1993 to December 31, 1993, 1994; and January 1, 1995 to August 16, 1995; (iii) the Company for the periods August 17, 1995 to December 31, 1995; 1996 and 1997; and (iv) the Company for the periods January 1 to June 30, 1997 and 1998. The historical financial information for the periods ended June 30, 1997 and 1998 were derived from unaudited consolidated financial statements included elsewhere in this Prospectus. The historical financial information of the Company and its predecessors as of and for the periods ending December 31, 1995, 1996 and 1997 were derived from the audited consolidated financial statements of the Company and its predecessor for such dates and such periods, which are included elsewhere in this Prospectus. The historical financial information for the predecessors as of the dates and for the periods presented through December 31, 1994 were derived from the audited consolidated financial statements of such predecessors for such dates and such periods, which are not included in this Prospectus. The financial information set forth below should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this Prospectus.

                                  PREDECESSORS                                        THE COMPANY
                   ------------------------------------------- ---------------------------------------------------
                                                                                                   SIX       SIX
                   JANUARY 1,   APRIL 1,            JANUARY 1,  AUGUST 17,                        MONTHS    MONTHS
                    1993 TO     1993 TO              1995 TO     1995 TO                          ENDED     ENDED
                   MARCH 31,  DECEMBER 31,          AUGUST 16, DECEMBER 31,                      JUNE 30,  JUNE 30,
                      1993        1993      1994       1995        1995       1996       1997      1997      1998
                   ---------- ------------ -------  ---------- ------------ ---------  --------  --------  --------
                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF
 OPERATIONS:
 Net sales.......   $ 8,497     $29,718    $92,838   $72,541     $ 37,558   $ 111,788  $123,417  $62,264   $78,680
 Cost of sales...     5,232      18,573     67,348    52,416       30,566      80,485    87,466   44,227    53,104
 Selling, general
  &
  administrative
  expenses.......     1,402       4,706     12,337     9,640        4,965      14,440    15,205    7,631    11,965
 Writedown of
  assets.........       --          --         --        --           --        1,050       335      335       --
 Amortization of
  intangibles....     1,458       5,070      6,733     3,009        1,688      18,849    16,378    9,334     3,763
                    -------     -------    -------   -------     --------   ---------  --------  -------   -------
 Operating income
  (loss).........       405       1,369      6,420     7,476          339      (3,036)    4,033      737     9,848
 Other expenses:
 Interest
  expense........    (2,030)     (3,539)    (6,676)   (5,279)      (4,381)    (11,306)  (12,050)  (6,022)   (7,056)
 Amortization of
  deferred
  financing
  costs..........       (99)       (467)      (765)     (525)        (340)     (1,076)   (1,261)    (635)     (757)
 Other...........       (73)          9       (102)       14           14        (599)     (401)    (243)     (363)
 Sale of company
  expenses.......       --          --         --     (4,391)         --          --        --       --        --
                    -------     -------    -------   -------     --------   ---------  --------  -------   -------
 Income (loss)
  before income
  tax provision
  and
  extraordinary
  items..........    (1,797)     (2,628)    (1,123)   (2,705)      (4,368)    (16,017)   (9,679)  (6,163)    1,672
 Income tax
  expense........       --          --         700       --           --          429       684      122       313
                    -------     -------    -------   -------     --------   ---------  --------  -------   -------
 Income (loss)
  before
  extraordinary
  items..........    (1,797)     (2,628)    (1,823)   (2,705)      (4,368)    (16,446)  (10,363)  (6,285)    1,359
 Extraordinary
  items:
 Loss due to
  early
  extinguishment
  of debt........    (1,288)        --      (1,914)   (7,236)         --          --        --       --     (7,558)
                    -------     -------    -------   -------     --------   ---------  --------  -------   -------
 Net loss........   $(3,085)    $(2,628)   $(3,737)  $(9,941)    $ (4,368)  $ (16,446) $(10,363) $(6,285)  $(6,199)
                    =======     =======    =======   =======     ========   =========  ========  =======   =======
OTHER DATA:
 EBITDA(1).......   $ 2,321     $ 8,086    $16,894   $13,219     $  7,209   $  21,145  $ 24,660  $13,001   $16,072
 Depreciation and
  amortization...     1,916       6,496     10,138     5,548        3,141      23,131    20,292   12,599     7,024
 Capital
  expenditures...        11         331      2,055     1,744          465       1,910     3,246    1,178     1,895
 Ratio of
  earnings to
  fixed
  charges(2).....       --          --         --        --           --          --        --       --        1.2
 Cash (used in)
  provided by
  operating
  activities.....       931       3,134      7,104     2,774        7,410       6,833    10,313    1,175     1,230
 Cash used in
  investing
  activities.....       (11)    (57,741)   (44,485)   (1,661)    (129,154)    (14,552)   (5,890)  (2,011)  (38,022)
 Cash (used in)
  provided by
  financing
  activities.....      (293)     56,294     35,694    (1,113)     121,619       7,719    (3,900)     909    36,740

                         MARCH 31,  DECEMBER 31, DECEMBER 31, AUGUST 16, DECEMBER 31, DECEMBER 31, DECEMBER 31, JUNE 30,
                           1993         1993         1994        1995        1995         1996         1997       1998
                         ---------  ------------ ------------ ---------- ------------ ------------ ------------ --------
BALANCE SHEET DATA:                                          (DOLLARS IN THOUSANDS)
 Cash and cash
  equivalents........... $  2,806     $ 1,687      $    --     $    --     $    --      $    --      $    523   $   471
 Total assets...........   47,613      66,272       112,658     108,739     141,525      135,015      125,047   172,047
 Redeemable preferred
  stock and long-term
  debt, including
  current portion.......   58,320      45,559        79,488      80,953     122,771      134,194      133,452   187,620
 Total stockholders'
  equity (deficit)......  (18,104)     12,306        14,215       4,329       1,517      (17,738)     (31,277)  (44,645)

                                                       (footnotes on next page)

--------
(1) EBITDA, as defined in the Indenture, represents operating income plus depreciation, amortization and certain non-cash charges. See "Description of Notes--Certain Definitions." EBITDA is not included herein as operating data and should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. The Company has included EBITDA because the Company understands that it is one measure used by certain investors to determine the Company's operating cash flow and historical ability to service its indebtedness and because the Cash Flow Coverage Ratio, when calculated on a Pro Forma Basis (each as defined in the Indenture), is calculated on a similar basis. EBITDA has not been reduced by management fees payable pursuant to the TJC Management Agreement (as defined) and directors fees, both of which are subordinated to the Company's obligations under the Notes. EBITDA has also not been reduced by non-cash, non-recurring charges which consist of (i) $221, $336 and $429 in 1993, 1994 and 1995, respectively, for post-retirement benefits, (ii) purchase accounting adjustments of $3,647 in 1995 related to inventory, and (iii) $1,050 and $335 in 1996 and 1997, respectively, related to the writedown of assets in connection with the Company's discontinuation and sale of certain product lines.

(2) In the computation of the ratio to fixed charges, earnings consist of income before income taxes and extraordinary (loss), plus fixed charges. Fixed charges consist of interest expense on indebtedness, plus that portion of lease rental expense representative of the interest factor. Earnings were insufficient to cover fixed charges by approximately $1,797 for the period from January 1, 1993 to March 31, 1993; $2,628 for the period from April 1, 1993 to December 31, 1993; $1,123 for 1994; $2,705
    for the period from January 1, 1995 to August 16, 1995; $4,368 for the period from August 17, 1995 to December 31, 1995; $16,017 for 1996; $9,679
    for 1997; $6,163 for the period from January 1, 1997 to June 30, 1997. Earnings were sufficient to cover fixed charges by approximately $1,672 for the period from January 1, 1998 to June 30, 1998.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF

              RESULTS OF OPERATIONS AND FINANCIAL CONDITION

  The following discussion and analysis of the Company's financial condition and results should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All statements, trend analysis and other information contained in this filing relative to markets for the Company's services and trends in the Company's operations or financial results, as well as other statements, including words such as "anticipate," "believe," "plan," "estimate," "expect," and "intent" and other similar expressions, constitute forward-looking statements as defined in Section 21E(i)(1) of the Exchange Act and are subject to business and economic risks, including but not limited to those discussed in "Risk Factors," and actual results may differ materially from those contemplated by the forward-looking statements. Pursuant to Section 21E(b)(2)(D) of the Exchange Act, the safe harbor for forward-looking statements does not apply to initial public offerings.

OVERVIEW

  The Company, which was founded in 1932, operated as a subsidiary of Thermadyne Industries, Inc. during the period from January 1, 1993 to March 31, 1993. From April 1, 1993 to August 16, 1995, the Company was operated as Jackson Holding Company. On August 16, 1995, the Company was acquired by members of management and affiliates of The Jordan Company. In October 1996, the Company acquired OSD, and in October 1997, the Company acquired Lansec.

ACQUISITIONS

  On April 22, 1998 the Company, through its subsidiary, Jackson Acquisition, Inc. acquired all of the outstanding capital stock of American Allsafe Company and Silencio/Safety Direct, Inc. for $29.1 million, as adjusted, (the "Allsafe Acquisition"). On April 23, 1998 the Company, through its subsidiary, Crystaloid Technologies, Inc., acquired all of the outstanding capital stock of Crystaloid Electronics, Inc., for $6.5 million (the "Crystaloid Acquisition"), $0.5 million of which is payable in 18 months subject to certain conditions. Operating results of Allsafe and Crystaloid have been included in the financial statements of the Company as of these dates.

RESULTS OF OPERATIONS

  The following table sets forth certain financial information of the Company for the years 1995, 1996 and 1997 as well as for the six months ended June 30, 1997 and 1998, respectively.

                                                                   SIX MONTHS
                                                                      ENDED
                                            FISCAL YEAR             JUNE 30,
                                     --------------------------- ---------------
                                       1995     1996      1997    1997    1998
                                     -------- --------  -------- ------- -------
                                               (DOLLARS IN THOUSANDS)
Net sales........................... $110,099 $111,788  $123,417 $62,264 $78,680
Cost of sales.......................   82,982   80,485    87,466  44,227  53,104
Selling, general & administrative...   14,605   14,440    15,205   7,631  11,965
Operating income (loss).............    7,815   (3,036)    4,033     737   9,848
Income tax expense..................      --       429       684     122     313

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Net sales -- Net sales for the six months ended June 30, 1998 increased 26.4% to $78.7 million from $62.3 million in 1997. The increase in net sales resulted from the growth of personal safety products associated with the April 1998 Allsafe Acquisition and the Crystaloid Acquisition and the October 1997 Lansec Acquisition.

  Cost of sales -- Cost of sales for the six months ended June 30, 1998 increased 20.0% to $53.1 million from $44.2 million in 1997, primarily as a result of the increase in net sales. Cost of sales as a percentage of sales decreased to 67.5% from 71.0% due to various cost reduction programs and higher margins associated with the acquired companies.

  Selling, general & administrative expenses -- Selling, general and administrative expenses for the six months ended June 30, 1998 increased 56.8% to $12.0 million from $7.6 million due to the Allsafe Acquisition, the Crystaloid Acquisition and the Lansec Acquisition. Selling, general & administrative expenses as a percentage of net sales increased to 15.2% from 12.3% due to an increase in distribution costs at Lansec.

  Operating income -- Operating Income for the six months ended June 30, 1998 increased to $9.8 million from $0.7 million in 1997 due to the Allsafe Acquisition, the Crystaloid Acquisition and a reduction in amortization expenses as certain intangibles were fully amortized during 1997.

  Income tax expense -- Income tax expense for the six months ended June 30, 1998 increased to $0.3 million from $0.1 million due to an increase in foreign taxes. The Company's effective income tax rate is substantially lower than the statutory rate due to non-deductible amortization expenses of certain intangibles.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

  Net sales -- Net sales in 1997 increased 10.4% to $123.4 million from $111.8 million in 1996. The increase in net sales resulted from sales growth of welding safety products and high index glass bead products, and the October 1996 acquisition of OSD. Net sales were offset in 1997 as a result of a decision by management to eliminate certain low margin product lines within the highway safety products group. The welding safety products sales growth was initiated by a sales management reorganization implemented in late 1996, improved factory responsiveness and sales force product retraining. The high index glass bead sales growth was the result of redirected marketing efforts from the product rationalization process. Approximately $6.8 million of the increase in sales in 1997 were the direct result of the OSD acquisition.

  Cost of sales -- Cost of sales in 1997 increased 8.7% to $87.5 million from $80.5 million in 1996, primarily as a result of the net sales increases of welding safety products and high index glass bead products and the acquisition of OSD. Cost of sales as a percentage of sales decreased to 70.9% from 72.0% due to improved product mix resulting from the product rationalization process discussed above and the increased sales of welding safety and high index glass bead products. Cost of sales also improved through the reduction of certain material costs and from manufacturing productivity improvements.

   Selling, general & administrative expenses -- Selling, general and administrative expenses in 1997 increased 5.3% to $15.2 million from $14.4 million in 1996. The increase was primarily volume driven and consisted of increases in advertising and commissions. Selling, general and administrative expenses as a percent of sales decreased to 12.3% in 1997 from 12.9% in 1996.

  Operating income -- Operating income in 1997 increased to $4.0 million from a net loss of $3.0 million in 1996 due to the increase in gross profit and reduced amortization expenses.

  Income tax expense -- Income tax expense in 1997 increased to $0.7 million from $0.4 million in 1996 due to an increase in foreign taxes. The Company's effective income tax rate is substantially lower than the statutory rate due to non-deductible amortization expenses of certain intangibles.

FISCAL YEAR ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1995

  Net sales -- Net sales in 1996 increased 1.5% to $111.8 million from $110.1 million in 1995. This increase reflected flat welding safety product sales due to an inventory consolidation effort initiated by the Company's wholesalers, and a decision by management to eliminate certain low margin product lines within the highway safety products group.

  Cost of sales -- Cost of sales in 1996 decreased 3.0% to $80.5 million from $83.0 million in 1995, primarily due to acquisition accounting for inventory in August 1995. The inventory adjustment reflects a $3.6 million increased valuation of inventory at date of acquisition in accordance with APB Opinion No. 16, Accounting for Business Combinations. This adjustment was subsequently written off over the remainder of 1995. Cost of sales as a percentage of sales decreased to 72.0% from 75.4% due to the combination of the acquisition adjustment and the elimination of certain low margin product lines.

  Other comparative data -- On August 17, 1995 the Company was sold to members of management and affiliates of The Jordon Company. It is management's belief that presenting combined data of the Company and its predecessor beyond sales and cost of sales is not comparable due to the change in control. For this reason, other data comparing these two periods such as operating income and selling, general and administrative expenses is omitted.

LIQUIDITY AND CAPITAL RESOURCES

  Cash provided by operating activities for the six months ended June 30, 1998 and 1997 was $1.2 million and $1.2 million, respectively. Changes in working capital resulted in cash uses of $7.2 million and $5.5 million for the six months ended June 30, 1998 and 1997, respectively.

  Cash provided by operating activities in 1997 and 1996 was $10.3 million and $6.8 million, respectively. Changes in working capital resulted in cash uses of $1.0 million and $2.0 million in 1997 and 1996, respectively.

  Cash used in investing activities for the six months ended June 30, 1998 and 1997 was $38.0 million and $2.0 million, respectively. The 1998 period includes $36.3 million expended for the acquisition of businesses, principally in connection with the Allsafe Acquisition and the Crystaloid Acquisition. The Company typically makes capital expenditures related to the maintenance and improvements of manufacturing facilities and related processing equipment such as injection molding machines and glass bead furnaces. Capital expenditures for the six months ended June 30, 1998 and 1997 were $1.9 million and $1.2 million, respectively. Capital expenditures in 1997 and 1996 were $3.2 million and $1.9 million, respectively.

  Net cash provided by financing activities for the six months ended June 30, 1998 and 1997 were $36.7 million and $0.9 million, respectively. The Allsafe Acquisition and Crystaloid Acquisition were principally financed with the proceeds of the Senior Subordinated Notes and the New Credit Facility. (See below). Net cash used in financing activities in 1997 was $3.9 million and net cash provided by financing activities in 1996 was $7.7 million.

  Effective April 22, 1998, the Company entered into a credit agreement (the "New Credit Facility") with BankBoston, N.A. and Mercantile Bank National Association, which will provide for a line of credit in the aggregate amount of $125.0 million consisting of an acquisition line facility in the principal amount of $95.0 million and a revolving facility in the principal amount of $30.0 million. At June 30, 1998 there was $14.3 million outstanding on the revolving credit facility.

  On April 16, 1998, the Company offered $115.0 million aggregate principal amount of Senior Subordinated Notes (the "Notes") due April 15, 2005 (the "Offering"). The Notes will bear interest at the rate of 9 1/2% per annum, payable semi-annually in arrears on April 15 and October 15 on each year, commencing October 15, 1998. The payment of principal, premium, interest and liquidated damages on the Notes are unconditionally guaranteed, jointly and severally, by the Company's domestic subsidiaries ("Guarantors").

  The Company believes that cash flow from operations together with available borrowing capacity are sufficient to fund working capital requirements, debt service requirements, and capital expenditures for the remainder of 1998.

  Following the consummation of the Acquisitions, the Offering and related transactions, the Company's primary capital requirements will be for debt service, working capital and capital expenditures. Historically, the Company's capital expenditures have been approximately $3.5 million per annum. The Company anticipates that its capital expenditure requirements for 1998 will be approximately $5.5 million due to a one-time expenditure of approximately $2.0 million required to reduce air emissions and ensure continued compliance with clean air regulations at its glass bead facility in Paris, Texas. The Company believes that cash flow from operating activities and borrowings under the Credit Agreement will be adequate to meet the Company's short-term and long-term liquidity requirements for the foreseeable future, although no assurance can be given in this regard. The Company anticipates that capital expenditures following the 1998 fiscal year will approximate historical levels on a pro forma basis.

  In connection with the Crystaloid Acquisition, it was reported that the Company anticipated consummating approximately $100 million of acquisitions this year. The Company does regularly enter into confidentiality agreements and non-binding letters of intent with respect to potential acquisitions. However, the execution of any acquisition agreement requires the prior approval of its Board of Directors. Similarly, the Company's forecasts and budget, which are approved annually, do not contemplate additional acquisitions for 1998. Accordingly, the Company has no current expectations or commitments to consummate additional acquisitions this year.

  The Credit Agreement consists of a $30.0 million revolving credit facility and a $95.0 million acquisition facility.

NEW ACCOUNTING STANDARDS

  During 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits." The Company will be required to implement these standards in 1998. Although the implementation of these standards should have no effect on reported operations, the Company is assessing the impact of the required disclosures on its quarterly and annual reports.

SEASONALITY AND INFLATION

  The Company experiences seasonal fluctuations in its net sales and profitability, with generally lower net sales and profitability in the first and fourth quarters and increased working capital requirements in the first half of its fiscal year. The seasonality of net sales and profitability is primarily due to the winter slowdown of highway construction and maintenance projects. In 1997, the Company's net sales were divided approximately evenly between the first half and second half.

  The impact of inflation on the Company's operations has not been significant to date. However, there can be no assurance that a high rate of inflation in the future would not have an adverse effect on the Company's operating results.

                                   BUSINESS

THE COMPANY

  Jackson Products, Inc. is a designer, manufacturer and distributor of safety products serving a variety of niche applications within the personal and highway safety markets throughout North America and Europe. JPI markets its products under established, well-known brand names to an extensive network of over 8,000 distributors, wholesalers, contractors and government agencies. Management believes that the Company holds leading market share positions in each of its primary product lines, reflecting the Company's (i) proprietary technology, (ii) strong reputation and relationships with its customer base,
(iii) breadth of product lines and (iv) low cost manufacturing operations.

  Due to strong industry fundamentals, its solid competitive position and strategic acquisitions, the Company has achieved significant and consistent growth under its current management team. Net sales grew from $92.8 million in 1994 to $173.6 million on a pro forma basis in 1997, representing a CAGR of 23.2%. In addition, the Company has improved profitability through the rationalization of non-core product lines and implementation of cost control initiatives. During the same period, the Company's EBITDA grew from $16.9 million to $29.7 million on a pro forma basis, representing a CAGR of 22.0%. Due to its low capital expenditure requirements, the Company has historically also generated significant free cash flow. The Company currently focuses on two product groups: (i) personal safety products, which represented approximately 60% of pro forma net sales in 1997, and (ii) highway safety products, which represented approximately 40% of pro forma net sales in 1997.

PERSONAL SAFETY PRODUCTS

  Personal safety products generated net sales of $103.5 million on a pro forma basis for the Company in 1997. The Company offers over 10,000 SKU's of personal safety products designed to protect individuals from various head, eye, ear and face hazards in the workplace. The Company's product offerings include welding helmets and auto-darkening welding filter lenses, hardhats, face shields, safety spectacles and prescription safety eyewear frames. Approximately 43% of the Company's personal safety product sales are to distributors in the welding industry. Management believes that JPI is the leading supplier of welding safety equipment in North America, with an estimated 55% market share competing with such companies as Fibre-Metal, Sellstrom and Arc-One. JPI's EQC product line offers a technologically advanced range of welding helmet filter lenses featuring the world's fastest auto-darkening switching speed. Switching speed represents the time required for a lens to switch from a light to dark state. Auto-darkening technology allows welders to see without lifting the helmet, therefore improving worker productivity while significantly reducing repetitive motion and eye injuries.

  The U.S. industrial market for personal safety products focused on the eye, face, ear and head is estimated to have been in excess of $610 million in 1997. JPI's sales of personal safety products have benefited and are expected to continue to benefit from increased workplace regulation and safety awareness. The Company believes the outlook for the U.S. personal safety products market is continually being influenced by heightened social awareness regarding worker health and safety, which in turn stimulates legislation requiring and monitoring the use of safety products in commercial and industrial environments. The Company expects that the enforcement of safety regulations by government agencies, such as OSHA, and the efforts of employers and insurance carriers to contain group health care and workers' compensation costs should maintain the growth of the market.

  In order to capitalize on these strong industry fundamentals, the Company has made several recent acquisitions to build its personal safety products business. In 1996, the Company acquired OSD, providing JPI with an estimated 70% market share of the North American auto-darkening welding filter lens market and establishing JPI as the only North American-based manufacturer of auto-darkening welding filter lenses. Other worldwide competitors in this market include Xelux and Hornell. The acquisition of Crystaloid and its expertise in liquid crystal technology is expected to strengthen the Company's lead in auto-darkening technology and allow for the development of additional applications in new markets. In 1997, the Company acquired Lansec, providing the Company with distribution capabilities throughout Europe. The acquisition of Allsafe and Silencio/Safety Direct will further expand the range of the Company's personal safety products and enhance the Company's channels of distribution. The Company estimates that as a result of these acquisitions and future growth, it will be able to increase annual sales of its auto-darkening hood from $25 million to $100 million within five years.

HIGHWAY SAFETY PRODUCTS

  Highway safety products generated net sales of $70.1 million on a pro forma basis for the Company in 1997. Highway safety products offered by the Company include traffic cones and markers, barricades, reflective clothing and glass beads. Glass beads provide the reflective agent in an extensive range of applications, such as highway striping, traffic signs, aviation runways, license plates and reflective tape. The Company believes that it has a leading market share in North America in the majority of its primary highway safety product categories. Within the glass beads products market, the Company's primary competitors include Potters and Cataphote. The competition within the Company's various other product lines is comprised of a number of smaller, niche companies, usually with annual sales between $5 million and $20 million.

  The U.S. market for highway safety products sold by JPI is estimated by the Company to be approximately $450 million. The demand for highway safety products is primarily driven by state and federal expenditures on highway construction and maintenance. Management expects such government spending to increase in the future to address the deteriorating and increasingly congested North American highway infrastructure. The U.S. Federal Highway Administration has estimated that nearly one-third of the nation's interstate highways are in need of immediate repair. Federal highway funding since 1991 has been governed by ISTEA which provided $124 billion for highway programs to be funded over its initial six-year period ending October 1997. The U.S. Senate and House of Representatives approved a new joint public works bill, the Transportation Equity Act for the 21st Century ("TEA-21"), on May 22, 1998. TEA-21 provides for $173 billion in highway funding over the next six years, a 39.5% increase over ISTEA.

COMPETITIVE STRENGTHS

  The Company believes that it benefits from the following competitive strengths:

  Leading Market Share Positions. The Company has focused on serving distinct niche markets in which it has been able to build leading market share positions, providing the Company with a number of marketing, pricing and cost advantages. The Company is the leading supplier of welding safety equipment in North America with an estimated 55% market share and the leading supplier of auto-darkening welding filter lenses with an estimated 70% share of the North American market. The Company is the only North American manufacturer and distributor of high index glass beads, the second largest manufacturer of highway and industrial glass beads, and the North American market leader in each of its other primary highway safety product categories.

  Proprietary Technology. In December 1994, the Company acquired EQC auto-darkening technology for use in welding helmets. This technology provides the Company with the most advanced welding filter lenses on the market, with a switching speed at 1/25,000th of a second, which is five times faster than the competing auto-darkening lenses. Management believes that the Crystaloid Acquisition will enable the Company to further develop this technology within the safety products industry. The Company's EQC products have experienced rapid growth in net sales, as they increased from approximately $1 million in 1991 to approximately $23 million on a pro forma basis in 1997.

  Strong Customer Relationships and Brand Name Recognition. The Company has developed strong relationships and achieved brand name recognition in most of its distribution channels due to its focus on providing superior customer service and quality products that address the specialized needs of its end-users. Each of the Company's major brand names, including Jackson, Morsafe, Flex-O-Lite, SMC, American Allsafe Co.

and Team Silencio, are well established with good recognition among end-users. As a result of its reputation and relationships, the Company has been able to generate substantial repeat business and build stability throughout its extensive network of over 8,000 distributors, wholesalers, contractors and government agencies.

  Breadth of Product Line. In an industry characterized by small niche manufacturers, management believes those manufacturers that provide "one-stop shopping," such as the Company, hold a significant advantage as customers seek to consolidate supply sources. The Company believes that this breadth of product line will prove particularly helpful in building upon JPI's recent entry into the European welding safety product market.

  Low-Cost Manufacturing. Management believes that the Company has achieved low-cost producer status in several key product areas. Proximity of Company facilities to natural gas pipelines and major customers and the Company's ready access to supplies of glass contribute to lower transportation and product costs in its glass bead business. The Company has also implemented a number of programs over the last several years aimed at improving its overall cost structure, including plant consolidations, shifting of production resources and non-core product rationalizations.

BUSINESS STRATEGY

  The Company's business strategy includes the following key elements:

  Leverage Synergies Across Subsidiaries. The Company has identified a number of material synergies that can be realized between its existing and newly acquired subsidiaries. It is expected that similar synergies will also be available in future acquisitions. In order to realize such synergies, the Company intends to (i) effectively allocate production among its manufacturing facilities, (ii) implement cross selling programs to access new channels of distribution and customers, and (iii) access newly acquired sales capabilities to expand its distribution base.

  Continue to Develop Innovative New Products. Capitalizing on its market knowledge, its in-house technological capabilities and its new product development team, JPI intends to continue developing new products to respond to the changing demands of its end-users and to create additional sales. During the last three fiscal years, the Company has introduced more than 50 new products or product enhancements, including an expansion of the highly innovative EQC product line, several new safety eyewear styles, nonskid reflective tape, high-intensity reflective beads and a light-weight DuraBill channelizer base. Management believes JPI's new product development efforts will be significantly enhanced with the acquisition of Crystaloid's liquid crystal display technological capabilities.

  Further Develop Presence in European Markets. The Company established a European market presence with the October 1997 acquisition of Lansec. The acquisition of Lansec provides JPI with in-house European distribution for its auto-darkening product line as well as an overseas platform for distribution of other JPI safety products. The Company intends to continue to develop its European distribution since it believes the breadth of its product line, its EQC technology and lower labor costs offer substantial competitive advantages over existing European welding safety product manufacturers.

  Selectively Pursue Strategic Acquisitions. The highly fragmented industry in which the Company operates offers significant opportunity for additional synergistic acquisitions. The Company intends to selectively pursue acquisitions that will further its growth strategy by providing new geographic markets, additional distribution channels, complementary product lines and expanded technological capabilities.

PRODUCT GROUPS

  As shown in the table below, the Company focuses on two specific product groups: (i) personal safety products and (ii) highway safety products.

                             [CHART APPEARS HERE]

                             JACKSON PRODUCTS, INC.
                    1997 pro forma net sales: $173.6 million



          Personal Safety Products                                                Highway Safety Products
  1997 pro forma net sales: $103.5 million                                1997 pro forma net sales: $70.1 million
            (Approximately 60.0%)                                                  (Approximately 40.0%)
Operating Units                                                       Operating Units
 . Jackson                                                             . Flex-O-Lite
 . OSD                                                                 . SMC
 . Lansec
 . American Allsafe
 . Silencio/Safety Direct
 . Crystaloid

Major Product Lines                                                   Major Product Lines
 . Auto-darkening welding filter lenses                                . Glass beads
 . Welding helmets                                                         Traffic beads
 . Hardhats                                                                  Industrial beads
 . Face shields                                                        . Cones
 . Safety spectacles                                                   . Channelizers
 . Prescription safety eyewear frames                                  . Barricades
 . Safety goggles                                                      . Pavement tape
 . Hearing protection                                                  . Flags, vests and roll-up signs
 . First aid supplies                                                  . Barricade and high intensity lights
                                                                      . Sign stands
                                                                      . Plastic barrier/safety fencing
                                                                      . Reflective sheeting

                                                                      Primary End-Users
Primary End-Users                                                     . State and local municipalities
 . Welding                                                             . Independent contract road stripers
 . Industrial                                                          . Thermoplastic manufacturers
 . Construction                                                        . Highway contractor supply and rental
 . Janitorial                                                                companies
 . Healthcare                                                          . Industrial
 . Sporting
 . Food service

PERSONAL SAFETY PRODUCTS GROUP

  The Company sells over 10,000 different safety products (a figure which includes different styles of similar products) including welding helmets and auto-darkening welding filter lenses, safety caps and hardhats, face shields and visors, safety goggles and spectacles, prescription safety eyewear frames and hearing protection products under the Jackson, Morsafe, Aden, AOP, Contour Marker, American Allsafe Co., Team Silencio and Lamba brand names. Primary customers for these products are found in the welding, construction, janitorial, healthcare, sporting, and food service sectors as well as throughout general industry, including oil, gas and chemical processors, metal fabricators and auto and aircraft manufacturers. The Company's products are designed to protect workers from various head/eye/face hazards in manufacturing environments, including flying debris, chemical splashes, excessive noise, noxious fumes and ultraviolet rays. The Company differentiates itself within its market by providing broad lines of innovative products, often employing proprietary technology, that meet the specialized needs of its end-users.

  A 1996 study prepared by Frost & Sullivan (the "Frost & Sullivan Report") estimated that the size of the segment of the personal safety products market in which the Company competes would be approximately $610 million in the U.S. in 1997, and an additional $960 million within Europe. Historically, a large number of relatively small, independent manufacturers with limited product lines have served the personal safety products market, and the industry remains highly fragmented. Management believes that manufacturers offering a wide range of products having a high degree of market acceptance and strong brand names, such as the Company, benefit from several competitive advantages, including (i) economies of scale in manufacturing, sales and distribution,
(ii) greater appeal to large industrial distributors and national retailers seeking to rationalize their sources of supply and (iii) an extensive distribution network for introducing new product categories and product enhancements.

  Several factors are driving growth in the personal safety products market. Employers are now increasingly aware of savings in insurance costs and workers' compensation costs that can be achieved through the consistent use of effective personal safety products. Significant growth in demand will also continue to be realized as government regulations which mandate the use of personal safety products are instituted and enforced by agencies like OSHA and the National Institute of Occupational Safety and Health ("NIOSH"). In addition, improvements in comfort, performance, and styling have resulted in the increased acceptance of personal safety products by their users. The market for personal safety products is expanding beyond the traditional U.S. industrial distributor. Retail home centers and mass merchandisers are offering a greater variety of personal safety products for the consumer do-it-yourself market. As manufacturing employment and safety awareness grow outside of the U.S. and Europe, international demand for personal safety products could increase.

  Products. The Company currently offers a broad range of products to the personal safety products market. Primary examples of these products include:

  Auto-Darkening Welding Filter Lenses and Welding Helmets. In 1991, Jackson introduced welding helmets with an auto-darkening welding filter lens which automatically changes tint when the welder begins to weld. Jackson's product has the fastest switching speed at 1/25,000th of a second, which is five times faster than any competing auto-darkening technology in the world. Switching speed represents the time required for a lens to switch from a light to dark state. It is estimated that auto-darkening filter lenses and auto-darkening helmets are used by 20% of the total U.S. welding market. Management believes it is the largest supplier of auto-darkening welding helmets in the world and it is the only manufacturer of auto-darkening welding filter lenses in North America.

  Prior to the introduction of the auto-darkening welding filter lens, filters were opaque, forcing a welder to lift the helmet to see when not welding. By eliminating this process, the auto-darkening filter lens has greatly enhanced welder efficiency, quality and safety and has reduced welder fatigue. The auto-darkening technology also protects against eye damage from arc light and eliminates cumulative trauma disorder associated with repetitive flipping of the helmet up and down.

  In December 1994, Jackson acquired the technology rights to manufacture auto-darkening filters from OSD as well as the related manufacturing equipment. As a result of this initial asset purchase, Jackson brought in-house the manufacturing control and related profit margin previously realized by OSD. In October 1996, Jackson purchased OSD as part of a stock purchase including an additional product line, patents, patent rights and inventory. With the acquisition of Crystaloid, Jackson gains the in-house knowledge of liquid crystal technology. Crystaloid has estimated that it will be able to supply Jackson with all of its liquid crystal shutters for the welding filter lens by July 1, 1998. The Company also plans to exploit other liquid crystal technology applications within the personal safety market.

  The Company's auto-darkening welding filter lenses utilize a high speed auto-darkening surface mode device liquid crystal filter. In addition to placing these filters in its own helmets, the Company sells a variety of auto-darkening welding filter lenses in standard U.S. and international sizes to other helmet manufacturers. The Crystaloid Acquisition allows the Company to bring liquid crystal technology in-house, so that the entire production of the auto-darkening welding filter lens is under the Company's control.

  In late 1997 the Company acquired Lansec which operates business divisions in Germany, France, United Kingdom and the Netherlands. These businesses, all of which are represented by the Lansec brand name, primarily distribute auto-darkening welding helmets throughout Europe. The acquisition of Lansec provides the Company with in-house European distribution for its auto-darkening product line as well as an overseas infrastructure platform for the Company's other welding safety products. Auto-darkening welding filter lenses, welding helmets and other welding-related safety products accounted for 14%, 13% and 13% of total sales for 1997, 1996 and the period from August 17 to December 31, 1995, respectively.

  Face and Eye Protection Products. The Company produces both prescription and non-prescription protective eyewear, goggles, face shields and visors. The Company manufactures and sells a complete line of non-prescription safety spectacles and goggles under the Jackson, Morsafe, American Allsafe Co. and Aden brand names. Non-prescription protective spectacles, which are known within the industry as "planos", protect an individual's eyes from flying objects, sparks and chemical splashes in a multitude of industrial and commercial settings. The Company has historically targeted goggle and plano end-users in the construction, manufacturing and healthcare industries. American Allsafe maintains the highest share of the U.S. industrial safety goggle market. All of the Company's safety spectacles have been designed to comply with ANSI Z-87.1989, which requires each spectacle to sustain the impact of a one-quarter inch ball traveling at a velocity of 150 feet per second and to resist melting at temperatures up to 400 degrees.

  The Company's Aden Ophthalmic Product ("AOP") group produces prescription protective eyewear used for similar purposes as planos, but which contain prescription lenses. The frames are marketed under the AOP brand name to optical wholesalers and retail chains. AOP is continually introducing new frame series, including wire frames which are more fashionable than the traditional plastic prescription safety spectacles.

  The Company's line of face shields are designed to protect against heat, liquid splashes and flying particles and are often worn in conjunction with other protective equipment, such as plano eyewear. The Company's face shields are marketed under the Jackson, Morsafe and American Allsafe Co. brand names.

  The Company sells a broad line of head protection products for use in construction and general industry under the Jackson, Morsafe and American Allsafe Co. brand names. The product line includes "bump" caps, full-brim hats and traditional hardhats, all with four or six point suspensions, ratchet adjustments, and a wide selection of colors and custom imprintings.

  Other. The Company produces other personal protection products which include
(i) safety warning products and (ii) hearing protection products.

  The Company's line of safety warning products provide visual warnings against hazards and help to prevent costly slip and fall and other accidents. These products include cones, signs, barricades, fences, tape, lights, flags, floor stands and banners.

  The Company has the number one market share of hearing protection products in the shooting sports, mass merchandisers and government markets. These products include earmuffs, earplugs and electronic hearing protection products and are marketed under the Team Silencio and American Allsafe Co. brand names.

HIGHWAY SAFETY PRODUCTS GROUP

  The Company sells over 1,100 different products including reflective glass beads, cones, channelizers, pavement tape, flags, vests and roll-up signs, barricades and high intensity lights. Primary customers for these products include state and local municipalities, independent contract road stripers, thermoplastic manufacturers, and highway contractor supply and rental companies. The Company's highway safety products are designed to make both driving and construction on highways safer by enhancing driving visibility and marking construction sites.

  Sales of the Company's highway safety products are driven by the amount of state and federal expenditures on highway construction and maintenance as well as the increase in regulations governing highway markings. The U.S. Federal Highway Administration has estimated that one-third of the nation's highways are in need of repair. As a result, management believes the U.S. highway industry is poised to benefit from expected increases in infrastructure spending. Federal highway funding since 1991 has been governed by ISTEA, which provided $124 billion for highway programs to be funded over a six-year period, initially ending in October 1997. The U.S. Senate and House of Representatives approved a new joint public works bill, the Transportation Equity Act for the 21st Century ("TEA-21"), on May 22, 1998. TEA-21 provides for $173 billion in highway funding over the next six years, a 39.5% increase over ISTEA.

  Products. The Company currently offers a broad range of products to the highway safety product market. Primary examples of these products include:

  Glass Beads. The Company designs, manufactures and distributes industrial reflective and glass beads which are used in applications which require enhanced visibility. Glass bead products accounted for 18%, 25% and 23% of total sales for 1997, 1996 and the period from August 17 to December 31, 1995, respectively. Glass beads are used in highway striping, industrial cleaning and polishing, airport runway striping, reflective sheeting, pavement tape, and reflective tape applied to traffic cones, safety vests and clothing, and traffic signs. Management believes that the Company is the second largest U.S. manufacturer of traffic glass beads, with an estimated 23% share of the traffic bead market.

  Glass traffic beads are used for highway line substrates and pavement tape. The beads are dropped onto freshly applied highway striping substrates (i.e., paint, epoxy and thermoplastics) which act as a binder leaving a portion of the bead submerged and the remaining portion above the substrate. The exposed portion of the bead gives the highway line its reflective attributes. Glass traffic beads are sold according to state specifications which vary by engineering preference, regional climate, type of striping substrate and bead coatings. Management believes it is the only company capable of meeting these specifications in all 50 U.S. states. The Company markets the majority of its glass traffic beads under the well-recognized Flex-O-Lite trade name. The Company also recently introduced Star-Brite beads which are chemically treated using a coating that enhances buoyancy, adhesion and reflectivity, and is moisture resistant. Glass traffic beads provide consistent recurring revenue for the Company because the beads encounter significant wear and tear, especially in regions with snow.

  The Company markets glass traffic beads to the federal government, state governments, and over 260 local and municipal government agencies in North America. The Company also markets glass traffic beads to over 119 independent highway line stripers who are contracted by state, local and provincial governments for highway line painting.

  Low index glass beads are also used as an impact agent for specialized industrial cleaning and finishing applications. Glass beads provide a high quality alternative to other materials such as sand, due to their spherical characteristics. The beads are typically sprayed from a pressurized device to remove scale, polish and debur metal surfaces, and peel metal surfaces to relieve stress. Glass is environmentally safe and capable of cleaning surfaces without altering the strength or composition of the underlying material. End-users of industrial glass beads include major industries such as automotive manufacturers and engine rebuilders, aircraft engine manufacturers and rebuilders, tool and die manufacturers, and the U.S. military and its subcontractors. Management estimates that Flex-O-Lite has a 33% market share in the U.S. industrial glass bead market.

  The Company is the only North American manufacturer which sells high index glass beads with both 1.9x and 2.1x reflectivity ratings. The 1.9x beads are used in the manufacture of reflective tape, pavement tape, aviation runway striping lines, license plate reflective systems, reflective collars for traffic cones and reflective clothing. The 2.lx index beads are used exclusively in the manufacture of reflective sheeting. The Company has developed unique manufacturing capabilities that have resulted in lower production costs and consistently high quality levels. Major customers of high index beads include operators of airports both civilian and domestic, Avery International, which uses 2.lx index beads in its reflective sheeting products, and Minnesota Mining and Manufacturing Corporation ("3M"), which uses 1.9x beads for its pavement tape product.

  Cones. The Company believes it is the largest manufacturer of traffic cones in the United States. Cones manufactured by the Company range in size from 4" to 36" in height and have varying weights of up to 10 pounds. Cones are available in various colors and may be purchased with reflective collars applied to enhance night visibility and with a weighted bottom to prevent "creeping" in high speed traffic areas. The Company also has the capability to stencil or screen customer names and labels on to cones. An innovative product in this area is the "Sergeant Sidewalk" cone sold throughout the Toys-R-Us chain of toy stores.

  Pavement Tape. The Company is the largest manufacturer of foil-backed temporary pavement tape in the U.S. market. Pavement tape is designed for short-term highway construction projects and other industrial work zone applications. Temporary tape is non-removable and is used on highways for both the final asphalt overlay and on temporary road surfaces over which new pavement will ultimately be applied. Removable tape is used on finished highway sites on which the lines are moved to accommodate short term detours and lane shifts. The Company's tape products are coated with yellow, white, or orange paint to which the Company's glass beads are applied.

  Flags, Vests and Roll-Up Signs. The Company manufactures a full line of safety flags, vests and roll-up signs. Management believes the Company has the number one position in the U.S. market for these products. Most vests and flags are made from lightweight vinyl-coated nylon. Reflective tape is typically applied to the front and back of the vest. End-users of vests and flags include highway construction workers police and fire departments, and medical emergency teams. Roll-up signs are made from reflective and non-reflective vinyl and hung from aluminum sign stands providing a lightweight alternative for temporary construction jobs, utility crews, etc. The signs roll up and the stands collapse making storage and transport easy.

  Resale Products. In addition to its manufactured products, the Company purchases other safety-related products for resale to complement its manufactured product lines. The Company markets several models of aluminum sign stands, including spring action stands for use in high speed traffic areas as well as several rigid models. The stands are designed to collapse for easy storage and set up. The Company manufactures the vinyl sign panels which attach to these stands. Other resale products include plastic barrier/safety fencing and reflective sheeting. Made from durable polyethylene, plastic fencing is both strong and lightweight, and generally is used on highway and office building construction sites. The Company is one of two master distributors of 3M reflective sheeting in the United States. The Company markets several brands of the 3M sheeting products to the highway safety markets for use on traffic cones, reflective barricades and other traffic zone applications. Additionally, the Company distributes several hundred safety-related products including flares, first aid kits, marking tape, plastic barricades and hardhats, among others.

SALES AND DISTRIBUTION

  Personal Safety Products. The Company distributes its personal safety products domestically primarily through a network of wholesalers and distributors. The Company's sales force directs its efforts at the distributor and end-user levels to create an effective pull-through of product to the market. The Company's in-house sales force is covered by an incentive bonus plan while the Company's manufacturer representatives are compensated on a varying commission structure. These salespeople and agents are supported by regionally-based sales and technical specialists allowing the Company to deliver high levels of customer service locally in its significant markets. Internationally, the Company distributes its products primarily through Lansec, which operates business divisions in Germany, France, the United Kingdom and the Netherlands.

  Highway Safety Products. The Company distributes its highway safety products through direct salespersons and catalogues. The Company's line of reflective and industrial glass beads are sold by salespeople directly to state and local municipalities, independent contract road stripers, thermoplastic manufacturers, and highway contracted supply and rental companies. The Company's other highway safety products are sold through a combined effort of in-house sales personnel, manufactures representatives, a well-circulated Company catalog and inclusion in various industrial supply catalogs.

MANUFACTURING

  The Company uses a variety of manufacturing processes to produce products for the personal and highway safety product industry. Products manufactured from plastic, polycarbonate, polyvinylchloride ("PVC"), resins and similar raw materials are produced using injection molding, compression molding, flow molding and blow molding techniques. Such products include welding helmets, hardhats, cones, channelizers, safety goggles and face shields.

  Crystaloid possesses liquid crystal technology with which it produces liquid crystal shutters used in Jackson's auto-darkening welding filter lenses.

  Flex-O-Lite produces low index glass beads through a process by which cullet or scrap glass is run through a pulverizer, screened and stored by size. The ground cullet is then fed into the bottom of a gas burner, and as the cullet rises it melts to form spheres, which are cooled and packed. High index glass beads are produced with virgin raw materials, which are mixed in a hopper then heated into molten glass. The molten glass is passed through a break-up burner where it is formed into glass beads. The 1.9x beads are cooled and sorted, the 2.1x beads are passed through another burner which effectively polishes the beads to result in the higher refraction.

  Sewn products, including safety vests, flags and roll-up signs, are produced through a fairly labor intensive process which involves stenciling, cutting and sewing. While these products involve more labor, they consistently produce high gross margins.

FACILITIES

  In addition to its executive offices in Chesterfield, Missouri, the Company operates 15 major facilities in the United States, Canada and Europe with a total area (including the executive offices) of approximately 714,000 square feet, of which the Company currently owns approximately 489,000 square feet and leases approximately 225,000 square feet. These facilities are as follows:

                             USER/                                               OWNED/   LEASE
        LOCATION          SUBSIDIARY           PRIMARY USE           SQUARE FEET LEASED EXPIRATION
        --------          -----------          -----------           ----------- ------ ----------
Chesterfield, Missouri    Corporate   Corporate and Administration        58,030 Leased  9/14/02
Belmont, Michigan         Jackson     Manufacturing and Distribution     148,100  Owned    --
Elwood, Indiana           SMC         Manufacturing and Distribution      60,076  Owned    --
Fenton, Missouri          SMC         Manufacturing and Distribution      84,414 Leased  12/31/00
Fenton, Missouri          Flex-O-Lite Manufacturing and Distribution      20,400 Leased  3/31/03
Muscatine, Iowa           Flex-O-Lite Manufacturing and Distribution      31,903  Owned    --
Paris, Texas              Flex-O-Lite Manufacturing and Distribution      91,363  Owned    --
Tonawonda, New York       Allsafe     Manufacturing and Distribution     100,000  Owned    --
Sparks, Nevada            Allsafe     Manufacturing and Distribution 2 buildings Leased  12/31/99
                                                                     20,000 each
Hudson, Ohio              Crystaloid  Manufacturing and Distribution      36,770  Owned    --
St. Thomas, Ontario,
Canada                    Flex-O-Lite Manufacturing and Distribution      21,244  Owned    --
Belmont, Ontario, Canada  Flex-O-Lite Distribution                        10,000 Leased  Monthly
Alzenau, Germany          Lansec      Manufacturing and Distribution       5,895 Leased  10/31/02
Merignac, France          Lansec      Distribution                         2,592 Leased  8/31/98
Ede, Netherlands          Lansec      Distribution                         1,962 Leased  Monthly
West Midlands, U.K.       Lansec      Distribution                           950 Leased  7/31/99
Milan, Italy              Lansec      Sales office                           540 Leased  Monthly

  The Company's facilities are adequate for its current production requirements. The Company expects that such facilities will remain adequate for the foreseeable future; however, the Company may shift operations among existing facilities in order to maximize production efficiency.

RAW MATERIALS AND SUPPLIERS

  Raw materials used by the Company in the manufacture of its products are purchased both domestically and internationally. The Company believes that its supply sources are both well-established and reliable. Although the Company has no long-term supply contracts, it has experienced no significant problems in supplying its operations. Although the Company has ongoing relationships with certain suppliers of raw materials, the Company believes that there are a number of reliable vendors available and it is able to obtain competitive pricing for raw materials. Raw material prices fluctuate over time depending on supply, demand and other factors and increases in raw material prices may have an impact on the Company's financial performance.

INTELLECTUAL PROPERTY

  It is the Company's policy to protect its intellectual property through a range of measures, including trademarks, patents and confidentiality agreements. The Company owns and uses trademarks and brand names to identify itself as a source of certain goods. The following brand names of certain company products and product lines are registered in the United States:
Jackson, Morsafe, Flex-O-Lite, EQC, Aden, AOP, Contour Market, American Allsafe Co., Team Silencio and Lamba. See "Risk Factors--Intellectual Property."

  Whenever possible, the Company's intellectual property rights are protected through the filing of applications for and registrations of trademarks and patents. In addition, the Company protects its trade secrets by requiring certain of its employees, consultants and other suppliers, customers, agents and advisors to execute confidentiality agreements upon the commencement of employment or other relationships with the Company. These agreements provide that all confidential information developed by or made known to the individual or entity during the course of the relationship with the Company is to be kept confidential and not disclosed to third parties except in certain circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information or adequate remedies in the event of the unauthorized use or disclosure of such information.

  No assurance can be given that others will not independently develop substantially equivalent proprietary information and technologies, otherwise gain access to the Company's trade secrets or disclose such technology or that the Company can meaningfully protect its rights to unpatented trade secrets. Further, there can be no assurance that infringement or invalidity claims will not be asserted against the Company in the future. The costs of defending such claims, or an unfavorable determination with respect to litigation based on such claims, could have a material adverse effect on the Company's business and financial condition.

  The Company also relies upon unpatented trade secrets for the protection of certain intellectual property rights.

ENVIRONMENTAL MATTERS

  The Company is subject to Federal, state and local environmental laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects (such as emissions to air, discharges to water, and the generation, handling, storage and disposal of solid and hazardous wastes) or (ii) impose liability for the costs of clean-up or other remediation of contaminated property, including damages from spills, disposals or other releases of hazardous substances or wastes, in certain circumstances without regard to fault. The Company's manufacturing operations routinely involve the handling of chemicals and wastes, some of which are or may become regulated as hazardous substances. The Company endeavors to maintain compliance with applicable environmental laws, but from time to time the Company's operations may result in noncompliance or liability for clean-up pursuant to such laws. Based on information reviewed by and available to the Company, the Company believes it is in compliance with applicable environmental laws. The Company is spending approximately $2.0 million at its Paris, Texas glass bead production facility to upgrade its air emission controls and ensure continued compliance with clean air environmental standards. The Company does not believe it will incur significant additional costs in connection with any compliance or potential liability under applicable environmental laws, and believes that any such costs will not have a material adverse effect on its business or financial condition.

COMPETITION

  The personal and highway safety products industries are highly competitive industries with participants ranging in size from small companies focusing on single types of safety products, to a few large multinational corporations which manufacture and supply many types of safety products. The Company's main competitors vary by region and product. The Company believes that participants in the personal and highway safety products industries compete primarily on the basis of price, product characteristics (such as functional performance, design and style), brand name recognition and service. The Company enjoys certain economies of scale which are not available to smaller competitors. Nonetheless, other large competitors may enjoy similar economies of scale and may possess greater financial or other resources than the Company. In addition, to maintain its market position, the Company must be competitive in the area of brand image, distribution, design, style, customer service, quality and price. See "Risk Factors--Competition."

GOVERNMENT REGULATION AND INDUSTRIAL STANDARDS

  Government regulation mandating the use of personal safety equipment for certain job classifications and work site environments is the most significant factor in the creation of demand for personal safety equipment. OSHA generally regulates the workplace environments in which personal safety equipment must be worn and specifies the standards which such equipment must meet. The Company believes it has complied in all material respects with the regulations and standards of these agencies, and any non-material non-compliance with such regulations and standards in the past have not had a material adverse effect on its business.

  The primary users of the Company's personal safety products are industrial workers in the United States. As a result, decreases in general employment levels of industrial workers may have an adverse effect on the Company's sales. The Company's sales may also be adversely affected by changes in safety regulations covering industrial workers in the United States and in the level of enforcement of such regulations. Changes in regulations could reduce the need for and the utility of certain products manufactured by the Company.

  The United States and Canadian regulatory agencies each mandate that the Company's products meet performance standards established by private groups, such as the American National Standards Institute ("ANSI") and the Canadian Standards Association ("CSA"), respectively. The Company's eyewear products are subject to the latest series of applicable standards, which currently include ANSI Industrial Standard Z87.1-1989 and CSA Z94.3-1992. These standards require that protective eyewear be tested for optical performance, high velocity impact, high mass impact and other integral product performance features. The Company maintains and operates on-site testing labs at facilities which are equipped to perform necessary tests.

LEGAL PROCEEDINGS

  From time to time, the Company is involved in litigation incidental to its business. The Company is not aware of any pending or threatened legal proceeding which would reasonably be expected to have a material adverse effect on the Company's results of operations or financial condition.

EMPLOYEES

  As of June 30, 1998, the Company had approximately 1,050 employees. Approximately 100 employees are represented by various unions pursuant to collective bargaining agreements, one of which will expire, at the option of either party, at the end of 1998. The Company has not experienced any labor problems resulting in a work stoppage, and believes it maintains good relations with its employees.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

  The following sets forth the names and ages of the Company's directors and certain officers and the positions they hold or will hold following the consummation of the Offering:

   NAME                     AGE                   POSITION WITH COMPANY
   ----                     ---                   ---------------------
   Robert H. Elkin......... 52  Director, Chairman, President and Chief Executive Officer
   Christopher T. Paule.... 34  Vice President, Chief Financial Officer and Secretary
   Mark R. Hefty........... 47  President, Jackson Division
   Allan A. Huning......... 60  President, Flex-O-Lite
   John W. Jordan II....... 50  Director
   David W. Zalaznick...... 44  Director
   A. Richard Caputo, Jr... 32  Director and Vice President
   Jonathan F. Boucher..... 41  Director

  Set forth below is a brief description of the business experience of each director and certain officers of the Company. The term of office for each director will last until the next annual shareholder's meeting. Each officer, other than Messrs. Elkin, Paule, Hefty and Huning, serves at the pleasure of the Company's Board of Directors with no set term of office. See "-- Employment/Non-Interference Agreements."

  Robert H. Elkin. Mr. Elkin has served as the Company's Chairman, President and Chief Executive Officer and as a Director since August 1995. Mr. Elkin was appointed President and Chief Executive Officer of the predecessor to the Company in March 1994. From September 1987 to March 1996, Mr. Elkin served as President and Chief Operating Officer of Clarke Industries (a division of Thermadyne Industries, Inc. ("Thermadyne")).

  Christopher T. Paule. Mr. Paule has served as the Company's Vice President, Chief Financial Officer and Secretary since August 1995. Mr. Paule was appointed Vice President-Finance of the predecessor to the Company in January 1994. From 1988 to 1994, he served as Controller at Coyne Cylinder Company in Huntsville, Alabama (a division of Thermadyne), Controller of the Cutting and Welding segment of Thermadyne and various other financial and operating positions.

  Mark R. Hefty. Mr. Hefty has served as the President and Chief Operating Officer of Jackson since 1997. From 1996 to 1997, Mr. Hefty was President and Chief Executive Officer of Clarke Industries. He also served in several other marketing and sales positions at Clarke Industries beginning in 1981.

  Allan A. Huning. Mr. Huning has served as President of Flex-O-Lite since 1991. Mr. Huning joined Flex-O-Lite in 1969, became Regional Sales Manager in 1972, General Sales Manager in 1974, Director of Operations in 1980, Vice President of Operations in 1986, and was named President in January 1991.

  John W. Jordan II. Mr. Jordan has served as a Director of the Company since August 1995. Mr. Jordan is a managing partner of The Jordan Company, a private merchant banking firm, which he founded in 1982. Mr. Jordan is also a director of Jordan Industries, Inc., Jordan Telecommunication Products, Inc., American Safety Razor Company, AmeriKing, Inc., Carmike Cinemas, Inc., Rockshox, Inc., GFSI Holdings, Inc., GFSI, Inc., Motors and Gears, Inc. and Apparel Ventures, Inc., as well as other privately held companies.

  David W. Zalaznick. Mr. Zalaznick has served as a Director of the Company since August 1995. Mr. Zalaznick is a managing partner of The Jordan Company, which he co-founded with Mr. Jordan in 1982. Mr. Zalaznick is also a director of Jordan Industries, Inc., Jordan Telecommunication Products, Inc., Carmike Cinemas, Inc., AmeriKing, Inc., American Safety Razor Company, Marisa Christina, Inc., Great American Cookie Company, GFSI Holdings, Inc., GFSI, Inc. Motors and Gears, Inc. and Apparel Ventures, Inc., as well as other privately held companies.

  A. Richard Caputo, Jr. Mr. Caputo has served as a Director of the Company since August 1995. Mr. Caputo has been a partner of The Jordan Company since 1990. Mr. Caputo is also a director of AmeriKing, Inc., GFSI Holdings, Inc. and GFSI, Inc., as well as other privately held companies.

  Jonathan F. Boucher. Mr. Boucher has served as a Director of the Company since August 1995. Mr. Boucher has been a partner of The Jordan Company since 1983. Mr. Boucher is also a director of Jordan Industries, Inc., Jordan Telecommunication Products, Inc., Motors and Gears, Inc. and American Safety Razor Company, as well as other privately held companies.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the aggregate compensation paid and accrued to the Company's top five executive officers for services rendered to the Company during each of the three most recent fiscal years. The executive officers include Robert H. Elkin, Chief Executive Officer, Christopher T. Paule, Chief Financial Officer, Allan A. Huning, President, Flex-O-Lite, Jack L. Bortle, Vice President of Sales and Marketing, and John L. Garavaglia III, Vice President of Operations.

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL
                                                 COMPENSATION
                                         FISCAL ---------------    ALL OTHER
POSITION                                  YEAR  SALARY   BONUS  COMPENSATION (1)
--------                                 ------ ------- ------- ----------------
Robert H. Elkin.........................  1997  347,591 222,507      20,195
Chief Executive Officer                   1996  338,755 136,000      20,195
                                          1995  321,904 429,042      20,060
Christopher T. Paule....................  1997  126,363  83,151       6,326
Chief Financial Officer                   1996  118,993  59,000       6,000
                                          1995  100,493 119,343       6,000
Allan A. Huning.........................  1997  139,970  70,570      12,084
President, Flex-O-Lite                    1996  136,075  10,000      13,626
                                          1995  129,375  64,699      14,311
Jack L. Bortle..........................  1997  119,902  41,151       6,000
Vice President                            1996  114,955  10,000       6,000
                                          1995  108,490  71,953       6,000
John L. Garavaglia III (2)..............  1997  113,537  37,359       6,326
Vice President                            1996   30,438   5,500       1,500
                                          1995      --      --          --

--------
(1) Other annual compensation consists of car allowance, defined contribution payments paid by the Company.
(2) John Garavaglia employment date of September 9, 1996.

EMPLOYMENT/NON-INTERFERENCE AGREEMENTS

  Elkin Employment Agreement. Mr. Elkin has an employment and non-interference agreement with the Company which provides for Mr. Elkin's employment as Chairman, Chief Executive Officer and President of the Company. The initial term of the employment agreement terminates on August 15, 2000, at which time the term will be automatically extended for successive one-year periods until either party gives notice of its intention to not renew 180 days prior to the end of the then current term. The employment agreement can also be terminated at any time by the Company. His base salary (which is increased annually based on a CPI formula) is $360,000 for 1998, and he may be awarded a bonus, at the sole discretion of the Board, of up to 65% of his annual salary, which amounts are inclusive of any compensation, fees, salary, bonuses or other payments to Mr. Elkin by any of the subsidiaries of affiliates of the Company or affiliates of The Jordan Company. In connection with the Offering, the Company and Mr. Elkin have agreed to amend this employment agreement. The amended agreement will provide for a base salary of $414,000 with a discretionary bonus of up to 75% of Mr. Elkin's annual salary. Under the employment agreement, if Mr. Elkin's employment is terminated for reasons other than voluntary termination, cause, disability or death, he will be paid a severance payment of varying amounts, depending on the reason for termination, up to the full amount of his compensation through the term of the agreement. In addition, Mr. Elkin is entitled to receive an amount in respect of his vested equity ownership in the Company equal to such vested equity percentage multiplied by the product of 6.0 times the Company's EBITDA for the immediately preceding fiscal year (net of indebtedness and transaction expenses) in the event he is terminated by the Company other than for Cause (as defined in his employment agreement). If Mr. Elkin's employment is terminated voluntarily or for reasons of Cause, no severance payment is made. Under the terms of the employment agreement, Mr. Elkin may not compete with the Company in the same market for 24 months following the termination of his employment.

  Paule Employment Agreement. Mr. Paule has an employment and non-interference agreement with the Company which provides for Mr. Paule's employment as Chief Financial Officer of the Company. The initial term of the employment agreement terminates on August 15, 2000, at which time the term will be automatically extended for successive one-year periods until either party gives notice of its intention to not renew 180 days prior to the end of the then current term. The employment agreement can also be terminated at any time by the Company. His base salary (which is increased annually based on a CPI formula) is $153,000 for 1998, and he may be awarded a bonus, at the sole discretion of the Board, of up to 50% of his annual salary, which amounts are inclusive of any compensation, fees, salary, bonuses or other payments to Mr. Paule by any of the subsidiaries or affiliates of the Company or affiliates of The Jordan Company. In connection with the Offering, the Company and Mr. Paule have agreed to amend this employment agreement. The amended agreement will provide for a base salary of $176,000 with a discretionary bonus of up to 60% of Mr. Paule's annual salary. Under the employment agreement, if Mr. Paule's employment is terminated for reasons other than voluntary termination, cause, disability or death, he will be paid a severance payment of varying amounts, depending on the reason for termination, up to the full amount of his compensation through the term of the agreement. In addition, Mr. Paule is entitled to receive an amount in respect of his vested equity ownership in the Company equal to such vested equity percentage multiplied by the product of
6.0 times the Company's EBITDA for the immediately preceding fiscal year (net of indebtedness and transaction expenses) in the event he is terminated by the Company other than for Cause (as defined in his employment agreement). If Mr. Paule's employment is terminated voluntarily or for reasons of Cause, no severance payment is made. Under the terms of the agreement, Mr. Paule may not compete with the Company in the same market for 24 months following the termination of his employment.

  Hefty Employment Agreement. Mr. Hefty has an employment and non-interference agreement with the Company which provides for Mr. Hefty's employment as President and Chief Operating Officer of the Company. The initial term of the employment agreement terminates on April 22, 2001, at which time the term will be automatically extended for successive one-year periods until either party gives notice of its intention to not renew 180 days prior to the end of the then current term. The employment agreement can also be terminated at any time by the Company. His base salary (which is increased annually based on a CPI formula) is $175,000 for 1998, and he may be awarded a bonus, at the sole discretion of the Board, of up to 65% of his annual salary, which amounts are inclusive of any compensation, fees, salary, bonuses or other payments to Mr. Hefty by any of the subsidiaries or affiliates of the Company or affiliates of The Jordan Company. Under the employment agreement, if Mr. Hefty's employment is terminated for reasons other than voluntary termination, cause, disability or death, he will be paid a severance payment of varying amounts, depending on the reason for termination, up to the full amount of his compensation through the term of the agreement. If Mr. Hefty's employment is terminated voluntarily or for reasons of Cause, no severance payment is made. Under the terms of the agreement, Mr. Hefty may not compete with the Company in the same market for 24 months following the termination of his employment.

  Huning Employment Agreement. Mr. Huning has an employment and non-interference agreement with Flex-O-Lite which provides for Mr. Huning's employment as President of Flex-O-Lite. The initial term of the employment agreement terminates on August 15, 2000, at which time the term will be automatically extended for successive one-year periods until either party gives notice of its intention to not renew 180 days prior to the end of the then current term. The employment agreement can also be terminated at any time by the Company. His base salary (which is increased annually based on a CPI formula) is $142,578 for 1998, and he may be awarded a bonus, at the sole discretion of the Board, of up to 50% of his annual salary, which amounts are inclusive of any compensation, fees, salary, bonuses or other payments to Mr. Huning by any of the subsidiaries or affiliates of Flex-O-Lite or affiliates of The Jordan Company. Under the employment agreement, if Mr. Huning's employment is terminated for reasons other than voluntary termination, cause, disability or death, he will be paid a severance payment of varying amounts, depending on the reason for termination, up to the full amount of his compensation through the term of the employment agreement. If Mr. Huning's employment is terminated voluntarily or for reasons of Cause, no severance payment is made. Under the terms of the employment agreement, Mr. Huning may not compete with Flex-O-Lite in the same market for 24 months following the termination of his employment.

INCENTIVE COMPENSATION PLAN

  The Company has adopted incentive compensation plans for its key management employees, which provide for annual cash bonuses payable if certain EBITDA, cash flow and individual performance targets are met.

SAR AGREEMENTS

  Upon the closing of the Offering and the Acquisitions, the Company will enter into stock appreciation right agreements ("SAR Agreements") with Messrs. Elkin, Paule and Hefty providing for an aggregate payment of up to 3.0% of the Company's equity value upon a sale of the Company above a specified threshold. The initial term of the SAR Agreements is ten years, at which time the term will be automatically extended for one-year periods. The rights of Messrs. Paule and Hefty under the SAR Agreements vest ratably over the three-year period following the Closing.

STOCK OPTION PLAN

  The Company has adopted a stock option plan (the "Option Plan") in order to provide incentives to certain key officers, managers and employees through ownership of the Company's Common Stock. The shares of Common Stock to be sold or transferred pursuant to the exercise of options granted under the Option Plan shall be authorized shares of Common Stock of the Company, and may be newly issued shares and treasury shares. As of June 30, 1998, options have been granted for 3,198.04 shares of the Class C Common Stock of the Company. These shares vest over a five-year period, and as of June 30, 1998, 1,019.2 shares were vested. In addition, up to 639.59 shares will vest in 1998 and 1999, up to 639.65 shares will vest in 2000, up to 215.00 shares will vest in 2001 and up to 215.03 shares will vest in 2002.

                            PRINCIPAL STOCKHOLDERS

  The table below sets forth certain information, as of June 30, 1998, regarding beneficial ownership of the common stock of the Company held by: (i) each director of the Company who beneficially owns common stock, (ii) each executive officer of the Company named in the table below "Management-- Executive Compensation--Summary Compensation Table" who beneficially owns common stock, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of its common stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, except as otherwise noted. See "Certain Transactions."

                                         AMOUNT OF BENEFICIAL OWNERSHIP(1)
                                         ---------------------------------
                                            NUMBER OF           PERCENTAGE
                                              SHARES               OWNED
                                            ---------        -----------------
   DIRECTORS AND EXECUTIVE OFFICERS:
   John W. Jordan II (2)(3).............              4,631                 9.8%
   David W. Zalaznick (3)...............              4,631                 9.8
   Robert H. Elkin (4)..................              4,393                 9.2
   Jonathan F. Boucher (3)..............              3,970                 8.4
   Christopher T. Paule (5).............              1,485                 3.1
   A. Richard Caputo, Jr. (3)...........              1,453                 3.1
   Allan A. Huning (6)..................                888                 1.9
   Jack L. Bortle (7)...................                754                 1.6
   John L. Garavaglia III (8)...........                250                   *
   All directors and executive officers
    as a group (11 persons)
    (2)(3)(4)(5)(6)(7)(8)...............             22,800                47.6%
   OTHER PRINCIPAL STOCKHOLDERS:
   Massachusetts Mutual Life Insurance
    Company (9).........................             13,168                22.7%
   JZ Equity Partners PLC (10)..........             12,352                21.6
   Leucadia Investors, Inc. (11)........              7,263                15.4
   Northwestern Mutual Life Insurance
    Company (12)........................              8,231                15.3
   Safety Partners, L.P. (13)...........              3,448                 7.3
   John R. Lowden (3)...................              2,905                 6.2
   Adam E. Max (3)......................              2,905                 6.2

--------

*  Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed. As of June 30, 1998, there were 47,056 shares of common stock of the Company issued and outstanding.

(2) All shares are held by the John W. Jordan II Revocable Trust, of which Mr. Jordan is the trustee.

(3) Each of Messrs. Jordan, Zalaznick, Boucher, Lowden, Max and Caputo are affiliated with The Jordan Company, whose address is 767 Fifth Avenue, New York, New York 10153.

(4) Includes immediately exercisable options to purchase 605 shares of common stock. Mr. Elkin was also granted SARs in connection with the Offering. See "Management--SAR Agreements." Mr. Elkin's address is 2997 Clarkson Road, Chesterfield, Missouri 63017.

(5) Includes immediately exercisable options to purchase 210 shares of common stock. Mr. Paule was also granted SARs in connection with the Offering. See "Management--SAR Agreements." Mr. Paule's address is 2997 Clarkson Road, Chesterfield, Missouri 63017.

(6) Includes immediately exercisable options to purchase 14 shares of common stock. Mr. Huning's address is 2997 Clarkson Road, Chesterfield, Missouri 63017.

(7) Includes immediately exercisable options to purchase 4 shares of common stock. Mr. Bortle's address is 2997 Clarkson Road, Chesterfield, Missouri 63017.

(8) Mr. Garavaglia's address is 2997 Clarkson Road, Chesterfield, Missouri
    63017.

(9) Includes 432 shares of common stock and immediately exercisable warrants to purchase 1988 shares of common stock held by MassMutual Corporate Value Partners Limited, 217 shares of common stock and immediately exercisable warrants to purchase 999 shares of common stock held by MassMutual Participation Investors and 434 shares of common stock and immediately exercisable warrants to purchase 1999 shares of common stock held by MassMutual Corporate Investors, each of which are affiliates of Massachusetts Mutual Life Insurance Company, and 1,267 shares of common stock and immediately exercisable warrants to purchase 5,832 shares of common stock held by Massachusetts Mutual Life Insurance Company. The principal address of Massachusetts Mutual Life Insurance Company is 1295 State Street, Springfield, Massachusetts 01111.

(10) Includes immediately exercisable warrants to purchase 10,142 shares of common stock. JZ Equity Partners PLC is a publicly traded U.K. investment trust advised by an affiliate of The Jordan Company. See "Certain Transactions." The principal address of JZ Equity Partners PLC is c/o Jordan/Zalaznick Capital Company, 767 Fifth Avenue, New York, New York 10153.

(11) The principal address of Leucadia Investors, Inc. is 315 Park Avenue South, New York, New York 10010.

(12) Includes immediately exercisable warrants to purchase 6,762 shares of common stock. The principal address of Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, 18th Floor, Milwaukee, Wisconsin 53203.

(13) Safety Partners, L.P. is an affiliate of Jefferies & Company, Inc., one of the Initial Purchasers. See "Plan of Distribution." The beneficial owners of Safety Partners, L.P. are comprised entirely of Jefferies & Company, Inc. as the sale general partner and certain employees and officers of Jefferies & Company, Inc. as the limited partners. The principal address of Safety Partners, L.P. is 11100 Santa Monica Blvd., 10th Floor, Los Angeles, California 90025.

STOCKHOLDERS AGREEMENT

  The Stockholders Agreement provides for certain rights and obligations among the Company and the Current Holders including with respect to the election of directors, restrictions on transfer, co-sale rights and registration rights. Pursuant to the Stockholders Agreement, the Current Holders have agreed to vote their shares for the election of at least four members of the board of directors designated by affiliates of The Jordan Company, and JZ Equity Partners PLC (the "Jordan Investors") and one director designated by management stockholders (the "Management Investors").

  The Current Holders may only transfer shares of Common Stock in accordance with the Stockholders Agreement. The Company and the Current Holders have a right of first offer to purchase all or any portion of any shares of Common Stock to be transferred by any Current Holder, subject to certain limited exceptions, on the same terms put forth for such transfer by the selling holder. The Stockholders Agreement provides for preferences on the rights of first offer such that the Management Investors have the first right to purchase shares sold by any other Management investor and the Jordan Investors have the first right to purchase shares sold by any other Jordan Investor.

  Pursuant to the Stockholders Agreement, Current Holders other than the Jordan Investors and the Management Investors (the "Institutional Investors") have been granted demand and incidental registration rights by the Company. All other Current Holders have been granted incidental registration rights. The Company is required to bear all registration expenses in connection with each demand and incidental registration and has agreed to indemnify the holders of demand and incidental registration rights against, and provide contribution with respect to, certain liabilities under the Securities Act in connection with the demand and incidental registrations.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT AGREEMENT

  On April 22, 1998, the Company entered into a $125,000,000 Credit Agreement with BankBoston, NA, as agent, and Mercantile Bank National Association, as co-agent, that is comprised of a $30,000,000 revolving working capital facility and a $95,000,000 acquisition facility. The Revolver provides that up to $5,000,000 of such facility may be used for the issuance of letters of credit and lender guaranties. The Credit Agreement also contains several financial covenants, which require the Company to maintain certain financial ratios and restrict the Company's ability to incur indebtedness and pay dividends. The commitment fee on the unused portion of the Revolver is 1/2% per annum, payable quarterly.

  The Credit Agreement is guaranteed by the Company's Domestic Subsidiaries and is secured by a perfected first priority security interest in all of the assets of each domestic subsidiary, the pledge of 100% of the capital stock of each Domestic Subsidiary and the pledge of up to a maximum of 66% of the capital stock of each direct foreign subsidiary.

  Mandatory principal payments on the acquisition facility are due in quarterly installments beginning on June 30, 2001, with the final installment due on April 22, 2004.

  The borrowings under the Credit Agreement bear interest at the option of the Company, at a rate per annum equal to (i) the Base Rate (as defined in the Credit Agreement) plus .75%; or (ii) the LIBOR Rate (as defined in the Credit Agreement) plus 2.25% for the Revolver and the Acquisition loan. For each of the quarters following September 30, 1998, the factor added to either the Base Rate or the LIBOR Rate will be adjusted based on the ratio of the Company's Total Debt to EBITDA (as defined by the Credit Agreement).

  The Credit Agreement contains three financial covenants that must be maintained by the Company. The first covenant is a ratio which measures the relationship between EBITDA and Consolidated Total Interest Expense (as defined in the Credit Agreement), including interest expense with respect to the Notes. This ratio is currently set at 1.60:1.00 and will be adjusted upward periodically to a maximum of 2.25:1.00 after June 30, 2003. The second covenant is a Leverage Ratio (as defined in the Credit Agreement), which measures the relationship between Total Funded Indebtedness (as defined in the Credit Agreement), including the Notes, to EBITDA. The ratio is currently set at 6.50:1.00 and will be adjusted downward periodically to a minimum of 4.75:1.00 after December 31, 2003. The final covenant is a ratio which measures the relationship between Consolidated Operating Cash Flow (as defined in the Credit Agreement), to total debt service, which itself is a sum of Consolidated Total Interest Expense and the Company's debt service (i.e required payments of principal) with respect to the Company's Indebtedness (as defined in the Credit Agreement), including the Notes. This ratio is currently set at 1.20:1.00 and will be adjusted downward periodically to a minimum of 1.05:1.00 after March 31, 2003. The Company will be in default of its Leverage Ratio financial covenant if it exceeds the prescribed ratio at the end of any fiscal quarter. With respect to the other two financial covenants, the Company will be in default if it falls below the prescribed ratios for a period of four consecutive fiscal quarters. The Company is currently in compliance with all of the financial covenants contained in the Credit Agreement.

                             CERTAIN TRANSACTIONS

  The Jordan Company. In connection with its acquisition by the Management Investors and the Jordan Investors in August 1995, the Company entered into an agreement (the "TJC Management Agreement") with The Jordan Company Management Corporation ("TJMC"), an affiliate of The Jordan Company. Under the TJC Management Agreement, the Company retains TJMC to render services to the Company, its financial and business affairs, its relationships with its lenders and stockholders, and the operation and expansion of its business. The TJC Management Agreement will expire in 2005, but is automatically renewed for successive one-year terms, unless either party provides written notice of termination 60 days prior to the scheduled renewal date. In connection with the Offering, the Company and TJMC have agreed to amend the TJC Management Agreement. The TJC Management Agreement, as amended, will provide an annual consulting fee payable on a quarterly basis equal to at least $600,000 but in no event greater than 2.5% of EBITDA (as defined in the TJC Management Agreement). In addition, the TJC Management Agreement provides for payment to TJMC of (i) an investment banking and sponsorship fee of up to 2% of the purchase price of certain acquisitions or sales involving the Company and (ii) a financial consulting fee of up to 1% of any debt, equity or other financing arranged by the Company with the assistance of TJMC. A fee in the amount of $1.65 million will be payable to TJMC upon consummation of the Offering. Such fees are subject to board of directors approval. The Company believes that the terms of the TJC Management Agreement are comparable to the terms that it would obtain from disinterested third parties for comparable services. Pursuant to the terms of the Indenture, payment of fees to TJMC pursuant to the TJC Management Agreement is not permitted in the event of a payment or financial covenant default with respect to the Notes. See "Description of Notes--Certain Covenants."

  Employee Stockholder Loans. In 1995, the Company made loans to certain employees, including Messrs. Elkin, Paule and Huning, to be used for the purchase of the Company's stock. The loan to Mr. Elkin had an original principal amount of $165,553 and is the only loan with a principal amount in excess of $60,000. As of March 31, 1998 there was $343,000 outstanding on all stockholder loans, including $165,553 outstanding on the loan to Mr. Elkin. Each of the loans bears interest at a rate of 7% per annum and, as of March 31, 1998, payments on all of the loans by the employee stockholders were current.

  Directors' Indemnification. The Company has entered into indemnification agreements with each member of the Board of Directors whereby the Company has agreed, subject to certain exceptions, to indemnify and hold harmless each director from liabilities incurred as a result of such person's status as a director of the Company.

  Ownership of the Company's Preferred Stock. Holders of the Company's Preferred Stock, which will be redeemed in connection with the Offering, include affiliates of MCIT, a publicly traded UK investment trust which is advised by an affiliate of The Jordan Company. As of December 31, 1997, these affiliates held, in the aggregate, 29.4% of the outstanding Preferred Stock. See "Principal Stockholders."

  Employment/Non-Interference Agreements. In connection with the Offering, the Company will amend the terms of the Employment Agreements with certain executive officers and enter into SAR Agreements with such officers. See "Management--Employment/Non-Interference Agreements" and "--SAR Agreements."

  Repurchase of Common Equity. In connection with the Offering, the Company intends to repurchase from one of the Institutional Investors common stock and warrants representing approximately 9.5% of the Company's common stock on a fully diluted basis for $4.15 million.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement, which requires the Company to use its best efforts to effect the Exchange Offer. See "--Registration Rights."

  The Company is making the Exchange Offer pursuant to the Registration Statement of which this Prospectus is a part in reliance upon the position of the staff of the Commission set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on these interpretations by the staff of the Commission, the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. By tendering, each Holder which is not a broker dealer will represent to the Company that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) will acquire the New Notes in the ordinary course of such person's business, (ii) has no arrangement or understanding with any person to participate in a distribution of the New Notes and (iii) is not engaged in and does not intend to engage in a distribution of the New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) can not rely on the applicable interpretations of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements.

  Holders of Old Notes not tendered will not have any further registration rights and the Old Notes not exchanged will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the markets for the Old Notes could be adversely affected.

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  In connection with the issuance of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchasers of the Old Notes.

  Holders of New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, Holders of Old Notes are entitled to certain registration rights. Under the Registration Rights Agreement, the Company has agreed, for the benefit of the Holders of the Old Notes, that it will, at its cost, (i) within 90 days after the date of the original issue of the Old Notes, file the Registration Statement with the Commission and (ii) within 150 days after the date of original issuance of the Old Notes, use its best efforts to cause such Registration Statement to be declared effective under the Securities Act. The Registration Statement of which this Prospectus is a part constitutes the Registration Statement. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Company within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales by such holder or (C) it is a broker-dealer and acquired the Notes directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note, until (i) the date of which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Transfer Restricted Security for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement, (iii) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such security is distributed pursuant to Rule 144 under the Act.

  The Registration Rights Agreement also provides that, (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 60 business days after the date on which the Registration Statement was declared effective by the Commission, New Securities in exchange for all Transfer Restricted Securities tendered prior thereto in the Exchange Offer and (ii) if obligated to file the Shelf Registration Statement, the Company will file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week for each $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week for each $1,000 principal amount of Notes, as applicable. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD SECURITIES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on     , 1998; provided, however, that if the Company, in
its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended; provided further that in no event will
the Exchange Offer be extended beyond     , 1998. The Company may extend the
Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

  As of the date of this Prospectus, $115,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about     , 1998, to all Holders of Old
Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and rights to receive Liquidated Damages. See "-- Registration Rights; Liquidated Damages." The Old Notes were, and the New Notes will be, issued under the Indenture and all such Notes are entitled to the benefits of the Indenture.

  Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer". The Company will give oral or written notice of any extension, amendment, nonacceptance or termination to the Holders of the Old Notes as promptly as practicable. Any amendment to the Exchange Offer will not limit the right of Holders to withdraw tendered Old Notes prior to the Expiration Date. See "-- Withdrawal Rights."

PROCEDURES FOR TENDERING OLD NOTES

  The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange

Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to State Street Bank and Trust Company (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along, with the Letter of Transmittal, or
(ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification. The Exchange Agent intends to use reasonable efforts to give notification of such defects and irregularities.

  If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

  If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporation or others acting in a fiduciary or representatives capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder and such person has no arrangement with any person to participate in the distribution of the New Notes. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such Holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes, or, if no interest has been paid on the Old Notes, from April 22, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater amount than the Holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) designated by the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form of the corresponding exhibit to the Registration Statement of which this Prospectus constitutes a part (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book- Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the Holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange

Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

    (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer;
  or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

    (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company, have or may have adverse significance with respect to the value of the Old Notes or the New Notes.

  Holders of Old Notes will have registration rights and the right to Liquidated Damages as described under "--Registration Rights; Liquidated Damages" if the Company fails to consummate the Exchange Offer.

  To the Company's knowledge as of the date of this Prospectus none of the foregoing events has occurred.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In the event the Company asserts or waives a condition to the Exchange Offer which constitutes a material change to the terms of the Exchange Offer, the Company will disclose such change in a manner reasonably calculated to inform prospective investors of such change, and will extend the period of the Exchange Offer by five business days.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

Deliver to: State Street Bank and Trust Company, Exchange Agent:

By Registered or Certified Mail:        Telephone Number       By Overnight Courier or Hand:

State Street Bank and Trust Company     (617) 664-5587
P.O. Box 778
Boston, MA 02102-0078                   By Facsimile for       State Street Bank and Trust Company
Attn: Kellie Mullen                     Eligible Institutions: Two International Place
                                        (617) 664-5290         Boston, MA 02110
                                                               Attn: Kellie Mullen


DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

  The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, registration, and legal fees, will be paid by Company and are estimated to be approximately $60,000.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

  HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

REGULATORY MATTERS

  The Company is not aware of any governmental or regulatory approvals that are required in order to consummate the Exchange Offer.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. Based upon no-action letters issued by the staff of the Commission to third parties, the Company believes New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by a Holder thereof (other than any (i) Holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly form the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such New Notes. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes, and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the relevant determinations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed to register or qualify the sale of the New Notes in such jurisdictions only in limited circumstances and subject to certain conditions.

ACCOUNTING TREATMENT

  The exchange of the New Notes for the Old Notes will have no impact on the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. Expenses of the Exchange Offer and expenses related to the Old Notes will be amortized, pro rata, over the term of the New Notes.

                             DESCRIPTION OF NOTES

GENERAL

  The Notes will be issued pursuant to the Indenture between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of original issuance of the Notes. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of all of the material provisions of the Indenture is qualified by reference to the complete text of the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

  The Notes will be general unsecured obligations of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the New Credit Facility, and will rank senior in right of payment to any future subordinated indebtedness of the Company. The Notes will be unconditionally guaranteed on a senior subordinated basis by the Guarantors. The Note Guarantees will be general unsecured obligations of the Guarantors, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including indebtedness under the New Credit Facility, and will rank senior in right of payment to any future subordinated indebtedness of the Guarantors. On December 31, 1997, on a pro forma basis, after giving effect to the Acquisitions and the Offering, the aggregate principal amount of Senior Indebtedness of the Company and the Guarantors would have been approximately $72.7 million. The Indenture will permit the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Risk Factors," "--Certain Covenants" and "Description of Certain Indebtedness."

  As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate each of its existing Subsidiaries, Subsidiaries formed by the Company or Subsidiaries acquired by the Company after the original issuance of the Notes as Non-Restricted Subsidiaries. Non-Restricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

  The Notes will be limited to $115,000,000 in aggregate principal amount and will mature on April 15, 2005. The Notes will bear interest at the rate set forth on the front cover of this Offering Circular. Interest on the Notes is payable semi-annually in cash in arrears on April 15 and October 15 in each year, commencing October 15, 1998, to holders of record of Notes at the close of business on the April 1 or October 1 immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

  Principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar in New York, New York. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Company may pay principal and interest and Liquidating Damages, if any, by check and may mail checks to a holder's registered address; provided that all payments with respect to Global Notes and Certificated Notes, the holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. The Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with certain transfers or exchanges. See "--Transfer and Exchange." The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to holders of Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SUBORDINATION

  The payment of principal of, premium, and interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior
Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not a claim therefor is allowed in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") or acquire any of the Notes (including repurchases of the Notes at the option of the holders upon a Change of Control) or on account of the redemption provisions of the Notes or on account of any other obligations under the Notes or the Indenture if (a) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (b) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and, as to this clause (b), the Trustee receives a written notice (with a copy to the Company) of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing and
(b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of receipt by the Trustee of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

  The Indenture will further require that the Company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default. See "Events of Default and Remedies." As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Indebtedness.

NOTE GUARANTEES

  The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Note Guarantees") by the Guarantors. The Note Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor (including such Guarantor's guarantee of the Credit Agreement) to the same extent that the Notes are subordinated to Senior Indebtedness of the Company. The obligations of each Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

  The Indenture will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding such transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Cash Flow Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Coverage Ratio test set forth in the "Limitation on Incurrence of Indebtedness" covenant. The requirements of clauses (iii) and
(iv) of this paragraph will not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

  The Indenture will provide that, in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Mandatory Offers to Purchase Notes."

REDEMPTION OF NOTES

  Optional Redemption. The Notes may not be redeemed at the option of the Company prior to April 15, 2001, other than out of the net proceeds of one or more Equity Offerings as and to the extent described below. During the 12-month period beginning on April 15 of the years indicated below, the Notes will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each holder of Notes to be redeemed, at the redemption prices in cash (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

            YEAR                               PERCENTAGE
            ----                               ----------
            2001..............................  104.750%
            2002..............................  103.167%
            2003..............................  101.583%
            2004 and thereafter...............  100.000%

  Notwithstanding the foregoing, prior to April 15, 2001, the Company may (but shall not have the obligation to) redeem up to one-third of the aggregate principal amount of Notes ever issued under the Indenture at a redemption price in cash of 109.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least two-thirds of the aggregate principal amount of Notes ever issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. The restrictions on optional redemptions contained in the Indenture do not limit the Company's right to separately make open market, privately negotiated or other purchases of Notes from time to time.

  Mandatory Redemption. Except as set forth below under "--Mandatory Offers to Purchase Notes--Change of Control" and "--Asset Sales," the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

MANDATORY OFFERS TO PURCHASE NOTES

  Change of Control. Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to an Offer (as defined herein) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. The Company shall furnish to the Trustee, at least two Business Days before notice of an Offer is mailed to all holders of Notes pursuant to the procedures described below under "-- Procedures for Offers," notice that the Offer is being made. Transactions constituting a Change of Control are not limited to hostile takeover transactions not approved by the current management of the Company. Except as described under "--Change of Control," the Indenture does not contain provisions that permit the holders of Notes to require the Company to purchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management.

  The Company expects that prepayment of the Notes following a Change of Control would, and the exercise by holders of Notes of the right to require the Company to purchase Notes would, constitute a default under the Credit Agreement or other indebtedness of the Company. The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control Trigger Date, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (c) and not in clause (b) under "--Events of Default" below. In the event a Change of Control occurs, the Company will likely be required to refinance the Indebtedness outstanding under the Credit Agreement and the Notes. If there is a Change of Control, any Indebtedness under the Credit Agreement could be accelerated. There is no limitation in the Indenture which prohibits the Company from using the proceeds from the offering of the Notes to finance mandatory purchases of Notes upon a Change of Control. Moreover, there can be no assurance that sufficient funds will be available at the time of any Change of Control to repay Senior Indebtedness and make any required repurchases of the Notes given the Company's high leverage. The financing of the purchases of Notes could additionally result in a default under the Credit Agreement or other indebtedness of the Company. The occurrence of a Change of Control may also have an adverse impact on the ability of the Company to obtain additional financing in the future. The ability of holders of Notes to require that the Company purchase Notes upon a Change of Control may deter persons from effecting a takeover of the Company. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. See "Risk Factors."

  Asset Sales. The Indenture provides that the Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $5,000,000 unless at least 75% of the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted by the Indenture) to one or more of the following purposes in such combination as the Company shall elect: (a) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at the time of the Asset Sale; provided that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"); (b) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking; (c) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of the Company or Indebtedness of the Company's Restricted Subsidiaries on or prior to the 365th day following the Asset Sale Disposition Date; or (d) an Offer expiring on or prior to the Purchase Date (as defined herein). The Indenture also provides that the Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or marketable securities; provided that, solely for purposes of calculating such 75% of the consideration, the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall constitute "Excess Proceeds."

  When the aggregate amount of Excess Proceeds exceeds $10,000,000 (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to all holders of Notes to purchase the maximum principal amount of the Notes then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date, in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied as described in this or the preceding paragraph, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States.

  To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

  Although the Credit Agreement will permit dividends from the Company's Subsidiaries to the Company for the purpose of paying interest on the Notes, dividends for other purposes, such as repurchases of Notes by the Company upon an Asset Sale, will not be permitted under the terms of the Credit Agreement. Accordingly, the Company would need to seek the consent of its lenders under the Credit Agreement in order to repurchase Notes with the Net Proceeds of an Asset Sale. See "Risk Factors."

  Procedures for Offers. Within 30 days following any Change of Control Trigger Date or Asset Sale Trigger Date, subject to the provisions of the Indenture, the Company shall mail a notice to each holder of Notes at such holder's registered address a notice stating: (a) that an offer (an "Offer") is being made pursuant to a Change of Control or an Asset Sale Trigger Date, as the case may be, the length of time the Offer shall remain open and the maximum principal amount of Notes that will be accepted for payment pursuant to such Offer; (b) the purchase price, the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 40 days from the date such notice is mailed (the "Purchase Date")); and (c) such other information required by the Indenture and applicable law and regulations.

  On the Purchase Date for any Offer, the Company will, to the extent required by the Indenture and such Offer, (1) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale Trigger Date, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds, (2) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (3) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes and any Note not accepted for payment in whole or in part shall be promptly returned to the holder thereof. The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

  The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

  Selection and Notice. In the event of a redemption or purchase of less than all of the Notes, the Notes to be redeemed or purchased will be chosen by the Trustee pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if the Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided that, if less than all of a holder's Notes are to be redeemed or accepted for payment, only principal amounts of $1,000 or multiples thereof may be selected for redemption or accepted for payment. On and after any redemption or purchase date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or portions thereof called for redemption or accepted for payment. Notice of any redemption or offer to purchase will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each holder of Notes to be redeemed or purchased at such holder's registered address.

CERTAIN COVENANTS

  The Indenture contains, among other things, the following covenants:

  Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company);
(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests purchased from the Company or any Restricted Subsidiary for fair market value (as determined by the Board of Directors in good faith)); (iii) voluntarily prepay any Subordinated Indebtedness of the Company, whether any such Subordinated Indebtedness is outstanding on, or issued after, the date of original issuance of the Notes except as specifically permitted by the covenants of the Indenture as described herein; or (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements, prepayments and Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

    (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

    (b)immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to the first sentence of the "Limitation on Incurrence of Indebtedness" covenant; or

    (c)such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of original issuance of the Notes, without duplication, exceeds the sum of: (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a sale or disposition of a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the date of original issuance of the Notes and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment; plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company from the issue or sale of Capital Stock or other Equity Interests of the Company subsequent to the date of original issuance of the Notes (other than (x) Capital Stock or other Equity Interests issued or sold to a Restricted Subsidiary and (y) the issuance or sale of Disqualified Stock); plus (3) $5,000,000; plus (4) the amount by which the principal amount of and any accrued interest on either (A) Senior Indebtedness of the Company or (B) any Indebtedness of any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange other than by a Restricted Subsidiary subsequent to the date of original issuance of the Notes of any Indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange); plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as a Non-Restricted Subsidiary at such time, as determined in accordance with the second sentence of the "Designation of Restricted and Non-Restricted Subsidiaries" covenant; provided that for purposes of this clause (5), the value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (ii) of the next sentence.

  Notwithstanding the foregoing, the Indenture shall not prohibit as Restricted Payments:

    (i)the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all covenants of such Indenture (including, but not limited to, the "Limitation on Restricted Payments" covenant);

    (ii)making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $15,000,000 after the date of original issuance of the Notes (it being understood that if any Restricted Investment after the date of original issuance of the Notes pursuant to this clause (ii) is sold, transferred or otherwise conveyed to any person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause (ii), so that up to $15,000,000 of Restricted Investments may be outstanding under this clause (ii) at any given time); provided that, without otherwise limiting this clause (ii), any Restricted Investment in a Subsidiary made pursuant to this clause (ii) is made for fair market value (as determined by the Board of Directors in good faith);

    (iii)the repurchase, redemption, retirement or acquisition of the Company's stock from the executives, management, employees or consultants of the Company or its Subsidiaries pursuant to the terms of any subscription, stockholder or other agreement or plan, up to an aggregate amount not to exceed $5,000,000;

    (iv)any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations;

    (v)the purchase, redemption, retirement or other acquisition of the Notes pursuant to the "--Change of Control" or "--Asset Sales" provisions of the Indenture;

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

    (vi)the payment of (a) consulting, financial and investment banking fees under the TJC Management Agreement, provided, that no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, and the Company's Obligations to pay such fees under the TJC Management Agreement shall be subordinated expressly to the Company's Obligations in respect of the Notes, and (b) indemnities, expenses and other amounts under the TJC Management Agreement;

    (vii)the redemption, repurchase, retirement or other acquisition of any Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock or other Equity Interests of the Company (other than any Disqualified Stock) or the redemption, repurchase, retirement or other acquisition of any Capital Stock or other Equity Interests of any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of other Capital Stock or other Equity Interests of such Restricted Subsidiary; provided that, in each case, any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (c)(1) and (c)(2) of the preceding paragraph;

    (viii)the defeasance, redemption or repurchase of pari passu or Subordinated Indebtedness with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock or other Equity Interests of the Company (other than Disqualified Stock); provided that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clauses (c)(1) and (c)(2) of the preceding paragraph;

    (ix)Restricted Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary, provided that, if such sale, transfer or disposition constitutes an Asset Sale, the Company complies with the "Asset Sale" provisions of the Indenture;

    (x)any Restricted Investment constituting securities or instruments of a person issued in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring of such person;

    (xi)payments in connection with the application of the net proceeds of the Offering as described under "Use of Proceeds";

    (xii)payments of fees, expenses and indemnities to the directors of the Company and its Restricted Subsidiaries;

    (xiii)payments in respect of the Crystaloid Holdback; and

    (xiv)payments with respect to the SAR Agreements.

  Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Notes) unless the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 2.0 to 1 determined on a Pro Forma Basis (including, for this purpose, any other Indebtedness incurred since the end of the applicable four quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four quarter period had been issued at the beginning of such four-quarter period.

  The foregoing limitations will not apply to the issuance of:

    (i)Indebtedness of the Company and/or its Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount outstanding on any such date of issuance not exceeding $135,000,000; provided that the aggregate principal amount of Indebtedness outstanding under this clause
  (i) together with the aggregate principal amount of Indebtedness outstanding under clause (iii) below shall not exceed $135,000,000 in aggregate principal amount at any one time outstanding;

    (ii)Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to: (A) their properties, assets and rights as of the date of original issuance of the Notes up to $5,000,000 in aggregate principal amount at any one time outstanding, or (B) their properties, assets and rights acquired after the date of original issuance of the Notes, provided that the aggregate principal amount of such Indebtedness under this clause
  (ii)(B) does not exceed 100% of the cost of such properties, assets and rights;

    (iii)additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25,000,000 (all or any portion of which may be issued as additional Indebtedness under the Credit Agreement); provided that the aggregate principal amount of Indebtedness outstanding under this clause (iii) together with the aggregate principal amount of Indebtedness outstanding under clause (i) above shall not exceed $135,000,000 in aggregate principal amount at any one time outstanding; and

    (iv)Other Permitted Indebtedness.

  Notwithstanding the foregoing, no Restricted Subsidiary shall under any circumstances issue a guarantee of any Indebtedness of the Company except for guarantees issued by Restricted Subsidiaries pursuant to the "Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" covenant, provided that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (iv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  No Senior Subordinated Debt. The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Note Guarantees.

  Limitation on Liens. The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided that, in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured until such time as such obligations are no longer secured by a Lien; and provided further that, in any case involving a Lien securing Subordinated Indebtedness of the Company, such Lien is subordinated to the Lien securing the Notes to the same extent that such Subordinated Indebtedness is subordinated to the Notes.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted

Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary, (b) make loans or advances to the Company, or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of:

    (i)applicable law;

    (ii)Indebtedness permitted (A) under the first sentence of the first paragraph of the "Limitation on Incurrence of Indebtedness" covenant, (B) under clauses (i) and (iii) of the second paragraph of the "Limitation on Incurrence of Indebtedness" covenant and clauses (i), (v), (vi), (vii),
  (ix), (x) and (xi) of the definition of Other Permitted Indebtedness, or
  (C) by agreements and transactions permitted under the "Limitation on Restricted Payments" covenant;

    (iii)customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary;

    (iv)customary provisions of any franchise, distribution or similar agreement;

    (v)any instrument governing Indebtedness or any other encumbrance or restriction of a person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

    (vi)Indebtedness or other agreements existing on the date of original issuance of the Notes;

    (vii)any Refinancing Indebtedness permitted under the "Limitation on Incurrence of Indebtedness" covenant and clauses (i), (v), (vi), (vii),
  (ix), (x) and (xi) of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the holders of Notes than the encumbrances and restrictions in the refinanced Indebtedness;

    (viii)any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary;

    (ix)the terms of any Indebtedness of the Company incurred in connection with the "Limitation on Incurrence of Indebtedness" covenant, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is otherwise permitted by this covenant; and

    (x)the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

  Nothing contained in this covenant shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

  Limitation on Transactions With Affiliates. The Indenture provides that neither the Company nor any of its Restricted Subsidiaries may make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into any or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan are referred to as an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated person.

  The Indenture further provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of the Company in good faith) unless the Company delivers to the Trustee:

    (i)a resolution of the Board of Directors of the Company stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of the Indenture; and

    (ii)(A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser, experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) and (B) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

  Notwithstanding the foregoing, this Affiliate Transactions covenant will not apply to:

    (i)transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries;

    (ii)any other payments or transactions permitted pursuant to the "Limitation on Restricted Payments" covenant;

    (iii)(A) payments and transactions pursuant to employment agreements between officers of the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries and (B) reasonable compensation paid to officers, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or executives; and

    (iv)payments and transactions in connection with the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds."

  Limitation on Guarantees of Company Indebtedness by Restricted
Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company other than the Notes (the "Other Company Indebtedness") unless (A) such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes then outstanding by such Restricted Subsidiary to the same extent as the guarantee of payment (the "Other Company Indebtedness Guarantee") of the Other Company Indebtedness (including waiver of subrogation, if any) and (B) if the Other Company Indebtedness guaranteed by such Restricted Subsidiary is (1) Senior Indebtedness, the guarantee for the Notes shall be subordinated in right of payment to the Other Company Indebtedness Guarantee to the same extent as the Notes are subordinated to Senior Indebtedness of the Company and (2) Subordinated Indebtedness, the guarantee for the Notes shall be senior in right of payment to the Other Company Indebtedness Guarantee; provided that the foregoing will not (i) limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries or
(ii) apply to guarantees of Indebtedness under the Credit Agreement.

  Each guarantee of the Notes created by a Restricted Subsidiary pursuant to the provisions described in the foregoing paragraph shall be in form and substance satisfactory to the Trustee and shall provide, among other things, that it will be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer permitted by the Indenture of (a) all of the Company's Capital Stock in such Restricted Subsidiary or (b) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with the requirements of the "Asset Sales" provisions described herein or (ii) the release or discharge of the Other Company Indebtedness Guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of direct payment under such Other Company Indebtedness Guarantee.

  Designation of Restricted and Non-Restricted Subsidiaries. The Indenture provides that, subject to the exceptions described below, from and after the date of original issuance of the Notes, the Company may designate any existing or newly formed or acquired Subsidiary as a Non-Restricted Subsidiary; provided that (i) either (A) the Subsidiary to be so designated has total assets of $1,000,000 or less or (B) immediately before and after giving effect to such designation on a Pro Forma Basis: (1) the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of the "Limitation on Incurrence of Indebtedness" covenant determined on a Pro Forma Basis, and (2) no Default or Event of Default shall have occurred and be continuing, and (ii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to the "Limitation on Transactions with Affiliates" covenant. Any Investment made by the Company or any Restricted Subsidiary which is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated a Non-Restricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

  A Non-Restricted Subsidiary may be redesignated as a Restricted Subsidiary. The Company may not, and may not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of a Non-Restricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving effect to such action, transaction or series of transactions on a Pro Forma Basis, (a) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of "Limitation on Incurrence of Indebtedness" and (b) no Default or Event of Default shall have occurred and be continuing.

  The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation is required to be made by a resolution adopted by a majority of the Board of Directors of the Company stating that the Board of Directors has made such designation in accordance with the Indenture, and the Company is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with the Indenture. Such designation will be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

  Additional Note Guarantees. The Indenture will provide that, if any Restricted Subsidiary of the Company that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Agreement, then such Restricted Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

MERGER OR CONSOLIDATION

  The Indenture provides that the Company shall not consolidate or merge with or into, or sell, convey or otherwise dispose of all or substantially all of its assets to, any person (any such consolidation, merger or sale being a "Disposition") unless: (a) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Indenture and the Notes; (c) immediately after such Disposition, no Default or Event of Default shall exist; and (d) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (i) have Consolidated Net Worth (immediately after the Disposition but prior to giving any pro forma effect to

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

purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition, (ii) be permitted immediately after the Disposition by the terms of the Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis, and (iii) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period. The limitations in the Indenture on the Company's ability to make a Disposition described in this paragraph do not restrict the Company's ability to sell less than all or substantially all of its assets, such sales being governed by the "Asset Sales" provisions of the Indenture as described herein. The Indenture provides that the Company shall not lease all or substantially all of its assets to any person.

  Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an opinion of counsel stating that the proposed Disposition and such supplemental indenture comply with the Indenture.

PROVISION OF FINANCIAL INFORMATION TO HOLDERS OF NOTES

  So long as the Notes are outstanding, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall submit for filing with the Commission (unless the Commission will not accept such filing) the annual reports, quarterly reports and other documents relating to the Company and its Restricted Subsidiaries that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) if the Company were subject to such reporting requirements. The Company and the Guarantors will also provide to all holders of Notes and file with the Trustee copies of such annual reports, quarterly reports and other documents required to be furnished to stockholders generally under the Exchange Act. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts employed by the Initial Purchasers and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that an Event of Default is: (a) a default for 30 days in payment of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);
(b) a default in payment when due of principal or premium, if any, with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture); (c) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, such Indenture or the Notes outstanding under such Indenture and the Default continues for the period, if applicable, and after the notice specified in the next paragraph; (d) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (1) either (A) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) and such default continues for 30 days beyond any applicable grace period, or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and
(2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon at final maturity, or, because of the acceleration of the maturity thereof, aggregates in excess of $10,000,000; (e) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $5,000,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default or an Event of Default continues for such period and after the notice specified in the next paragraph; (f) certain events of bankruptcy or insolvency involving the Company or any Significant Subsidiary and (g) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to

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

be in full force and effect or any Guarantor, or any Person acting of behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee. In the case of any Event of Default pursuant to clause (a) or (b) above occurring by reason of any willful action (or inactions) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay pursuant to a redemption of Notes as described under "--Redemption of Notes--Optional Redemption," an equivalent premium shall also become and be immediately, due and payable to the extent permitted by law.

  A Default or Event of Default under clause (c) (other than an Event of Default arising under the "Merger or Consolidation" covenant which shall be an Event of Default with the notice but without the passage of time specified in this paragraph) is not an Event of Default under the Indenture until the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. A Default or Event of Default under clause (f) of the preceding paragraph will result in the Notes automatically becoming due and payable without further action or notice.

  Upon the occurrence of an Event of Default, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same shall become immediately due and payable or, if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, but only if such Event of Default is continuing. The holders of a majority in principal amount of the Notes then outstanding under the Indenture, by notice to the Trustee, may rescind any declaration of acceleration of such Notes and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of or interest on such Notes that shall have become due by such declaration) shall have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding under the Indenture may direct the Trustee in its exercise of any trust or power. Holders of the Notes may not enforce the Indenture, except as provided therein. The Trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest or Liquidated Damages, if any) if the Trustee determines that withholding notice is in their interest.

  The holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of all holders of such Notes waive any existing Default or Event of Default under the Indenture and its consequences, except a continuing Default in the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on, such Notes, which may only be waived with the consent of each holder of the Notes affected.

  Upon any payment or distribution of assets of the Company and its subsidiaries in a liquidation, dissolution, reorganization or similar proceeding, including a Default under clause (f) above involving certain events of bankruptcy or insolvency of the Company or a Significant Subsidiary, there may not be sufficient assets remaining to satisfy the claims of any Holders of Notes given the subordination of the Notes to Senior Indebtedness and the obligations of the Subsidiaries of the Company.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and upon an officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES, STOCKHOLDERS AND SUBSIDIARIES

  No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an

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

express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Notes issued in accordance with the Indenture. Each holder of the Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for issuance of the Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities laws and the Commission is of the view that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company at any time may terminate all its and the Guarantors' obligations under the Notes, the Note Guarantees and the Indenture ("legal defeasance option"), except for certain obligations (including those with respect to the defeasance trust (as defined herein) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes). The Company at any time may terminate (1) its obligations under the "Change of Control" and "Asset Sales" provisions described herein and the covenants described under "Certain Covenants" and certain other covenants in the Indenture, (2) the operation of clauses (c),
(d), (e) and (f) contained in the first paragraph of the "Events of Default and Remedies" provisions described herein and (3) the limitations contained in clauses (c) and (d) under the "Merger or Consolidation" provisions described herein (collectively, a "covenant defeasance option").

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes shall not be accelerated because of an Event of Default specified in clauses (c), (d), (e) or (f) in the first paragraph under the "Events of Default and Remedies" provisions described herein or because of the Company's failure to comply with clauses
(c) and (d) under the "Merger or Consolidation" provisions described herein.

  To exercise either defeasance option with respect to the Notes outstanding, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations (as defined in the Indenture) for the payment of principal of, premium, if any, and unpaid interest and Liquidated Damages, if any, on the Notes then outstanding to redemption or maturity, as the case may be, and must comply with certain other conditions, including the passage of 91 days and the delivery to the Trustee of an opinion of counsel to the effect that holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

TRANSFER AND EXCHANGE

  Holders of Notes may transfer or exchange their Notes in accordance with the Indenture, but the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture, in connection with any such transfer or exchange. Neither the Company nor the Registrar is required to issue, register the transfer of, or exchange (i) any Note selected for redemption or tendered pursuant to an Offer, or (ii) any Note during the period between (a) the date the Trustee receives notice of a redemption from the Company and the date the Notes to be redeemed are selected by the Trustee or (b) a record date and the next succeeding interest payment date. The registered holder of a Note will be treated as its owner for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding under such Indenture, and any existing Default or Event of Default (other than a payment default) or compliance with any provision may be

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

waived with the consent of the holders of a majority in principal amount of the Notes then outstanding under the Indenture. Without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption by a successor corporation of the Company's obligations to the holders of Notes in the case of a Disposition, to comply with the Trust Indenture Act, or to make any change that does not materially adversely affect the legal rights of any holder of Notes.

  Without the consent of each holder of Notes affected, the Company may not
(i) reduce the principal amount of Notes whose holders must consent to an amendment to the Indenture or a waiver under the Indenture; (ii) reduce the rate of or change the interest payment time of the Notes, or alter the redemption provisions with respect thereto (other than the provisions relating to the covenants described above under the caption "--Mandatory Offers to Purchase Notes--Change of Control" and "--Asset Sales") or the price at which the Company is required to offer to purchase the Notes; (iii) reduce the principal of or change the fixed maturity of the Notes; (iv) make the Notes payable in money other than stated in the Notes; (v) make any change in the provisions concerning waiver of Defaults or Events of Default by holders of the Notes, or rights of holders of the Notes to receive payment of principal or interest; or (vi) waive any default in the payment of principal of, premium, if any, or unpaid interest on, or Liquidated Damages, if any, with respect to the Notes. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, if it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

  The holders of a majority in principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in similar circumstances in the conduct of its own affairs. Subject to the provisions of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes, unless such holders shall have offered to the Trustee security and indemnity satisfactory to it.

BOOK-ENTRY, DELIVERY AND FORM

  The Notes sold to QIBs initially will be in the form of one or more registered global Notes without interest coupons (collectively, the "Rule 144A Global Notes"). Upon issuance, the Rule 144A Global Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined). The Notes being offered and sold in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more temporary, registered, global book-entry Notes without interest coupons (the "Regulation S Temporary Global Notes"). The Regulation S Temporary Global Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC (a "Nominee") for credit to the accounts of Indirect Participants at the Euroclear and CEDEL. During the 40-day period commencing on the day after the later of the offering date and the original date of original issuance of the Notes (the "40-Day Restricted Period"), beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Temporary Global Note will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the Rule 144A Global Notes. Within a reasonable time after the expiration of the 40-Day Restricted Period, the Regulation S Temporary Global Notes will be exchanged for

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

one or more permanent global Notes (the "Regulation S Permanent Global Notes" and, collectively with the Regulation S Temporary Global Notes, the "Regulation S Global Notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the Notes and pursuant to Regulation S as provided in the Indenture. After the 40-Day Restricted Period, (i) beneficial interests in the Regulation S Permanent Global Notes may be transferred to a person that takes delivery in the form of an interest in the Rule 144A Global Notes and (ii) beneficial interests in the Rule 144A Global Notes may be transferred to a person that takes delivery in the form of an interest in the Regulation S Permanent Global Notes; provided, in each case, that the certification requirements described below are complied with. See "--Transfers of Interests in One Global Note for Interests in Another Global Note." All registered global Notes are referred to herein collectively "Global Notes."

  Notes sold to Accredited Investors that agree to comply with the transfer restrictions and other conditions described herein will be represented initially by definitive Notes in registered certificated form without interest coupons ("Certificated Notes").

  Beneficial interests in all Global Notes and all Certificated Notes, if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

  The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes."

  Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  DEPOSITARY PROCEDURES

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

  DTC has also advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

  Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in

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

the Regulation S Temporary Global Notes must initially hold their interests therein directly through Euroclear or CEDEL or indirectly through organizations that are participants in Euroclear or CEDEL. After the expiration of the 40-Day Restricted Period (but not earlier), investors may also hold interests in the Regulation S Permanent Global Notes through organizations other than Euroclear and CEDEL that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depository of Euroclear, and Citibank, N.A. is the operator and depository of CEDEL (each, a "Nominee" of Euroclear and CEDEL, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and CEDEL, respectively. Euroclear and CEDEL will maintain on their records the ownership interests of, and transfers of ownership interests by and between, their own customer's securities accounts. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, customers of Euroclear or CEDEL. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems.

  The laws of some states require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Regulation S Temporary and Regulation S Permanent Global Notes" and "--Transfers of Interests in Global Notes for Certificated Notes."

  EXCEPT AS DESCRIBED IN "--TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for
(i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

  DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

  Except for trades involving only Euroclear or CEDEL participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between

Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL, as the case may be, and within their established deadlines (Brussels time for Euroclear and UK time for CEDEL). Indirect Participants who hold interest in the Notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

  Because of time zone differences, the securities account of an Indirect Participant who holds an interest in the Notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL Direct Participant during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Permanent Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for Certificated Notes, and to distribute such Certificated Notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

  Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Permanent Global Notes and in the Rule 144A Global Notes among Direct Participants, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

  The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  REGULATION S TEMPORARY AND REGULATION S PERMANENT GLOBAL NOTES

  An Indirect Participant who holds an interest in the Regulation S Temporary Global Notes through Euroclear or CEDEL must provide Euroclear or CEDEL, as the case may be, with a certificate in the form required by the Indenture certifying that such Indirect Participant is either not a U.S. Person (as defined) or has purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or CEDEL, as the case may be, must provide to the Trustee (or the Paying Agent, if other than the Trustee) a certificate in the form required by the Indenture prior to any exchange of such beneficial interests for beneficial interests in Regulation S Permanent Global Notes.

  "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

  TRANSFERS OF INTERESTS IN ONE GLOBAL NOTE FOR INTERESTS IN ANOTHER GLOBAL
NOTE

  Prior to the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in the Regulation S Temporary Global Note through Euroclear or CEDEL will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in Rule 144A Global Notes. After the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in Regulation S Permanent Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in Rule 144A Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under "Notice to Investors" and set forth in the legend printed on the Regulation S Permanent Global Notes.

  Prior to the expiration of the 40-Day Restricted Period, a Direct or Indirect Participant who holds an interest in the U.S. Global Note will not be permitted to transfer its interests to any person that takes delivery thereof in the form of an interest in the Regulation S Temporary Global Notes. After the expiration of the 40-Day Restricted Period, a Direct or Indirect Participant who holds an interest in Rule 144A Global Notes may transfer its interests to a person who takes delivery in the form of an interest in Regulation S Permanent Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

  Transfers involving an exchange of a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through DTC Deposit/Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

  TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

  An entire Global Note may be exchanged for Certificated Notes if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

  Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

  In all cases described herein, Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

  Neither the Company nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

  TRANSFERS OF CERTIFICATED NOTES FOR INTERESTS IN GLOBAL NOTES

  Certificated Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Notice to Investors."

  SAME DAY SETTLEMENT AND PAYMENT

  The Indenture will require that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the holder of such Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

  REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  The Company, the Guarantors and the Initial Purchasers will enter into the Registration Rights Agreement on or prior to the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for

Exchange Notes. If (a) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (b) any Holder of Transfer Restricted Securities notifies the Company within the specified time period that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer, (ii) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (iii) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (a) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer,
(b) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

  The Registration Rights Agreement will provide that (a) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (b) the Company and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (c) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 60 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (d) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. If (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages, if any, will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages, if any, for all Registration Defaults of $.40 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages, if any, will be paid by the Company on each Damages Payment Date (as defined in the Registration Rights Agreement) to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages, if any, will cease.

  Holders of Notes will be required to make certain representations to the Company and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be

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

required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  Payment of Liquidated Damages is the sole remedy available to the holders of Notes in the event that the Company and the Guarantors do not comply with the deadlines set forth in the Registration Rights Agreement with respect to the conduct of the Exchange Offer or the registration of the Notes for resale under a Shelf Registration Statement.

CERTAIN DEFINITIONS

  Set forth below are certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

  "Affiliate" means any of the following: (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company; (ii) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause (i) above; (iii) any trust in which any such persons described in clause (i) or (ii) above has a beneficial interest; and (iv) any corporation or other organization of which any such persons described above collectively own 50% or more of the equity of such entity.

  "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property whether owned on the date of original issuance of the Notes or thereafter acquired, in a single transaction or in a series of related transactions; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the sale or disposition of any Restricted Investment, (ii) any Equity Offering by (a) the Company or (b) any Restricted Subsidiary if the proceeds therefrom are used to make mandatory prepayments of Indebtedness under the Credit Agreement or Indebtedness of the Restricted Subsidiaries or to redeem Notes as described above in "Optional Redemption," (iii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (iv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (v) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (vi) a transfer of assets by the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary, (vii) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary pursuant to the "Designation of Restricted and Non-Restricted Subsidiaries" covenant, (viii) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted under "Merger or Consolidation," (ix) the sale or disposition of obsolete equipment or other obsolete assets, (x) Restricted Payments permitted by the "Limitations on Restricted Payments" covenant, or (xi) the exchange of assets for other non-cash assets that (a) are useful in the business of the Company and its Restricted Subsidiaries and (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors in good faith).

  "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

  "Cash Flow Coverage Ratio" means, for any given period and person, the ratio of (i) EBITDA, divided by (ii) the sum of Consolidated Interest Expense and all dividend payments on any series of preferred stock of such person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock) and except for accrued and unpaid dividends with respect to preferred stock outstanding on the date of original issuance of the Notes), in each case, without duplication; provided that, if any such calculation includes any period during which an acquisition or sale of a person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

  "Change of Control" means the occurrence of each of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Existing Stockholders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; and
(ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Existing Stockholders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; and (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new director and were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another person may be uncertain.

  "Commission" means the Securities and Exchange Commission.

  "Consolidated Interest Expense" means, for any given period and person, the aggregate of the interest expense in respect of all Indebtedness of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided that, for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; and provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Offering and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

  "Consolidated Net Income" means, for any given period and person, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (ii) Consolidated Net Income of any person will not include, without duplication, any deduction for (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), (C) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (E) any Restructuring Charges; and provided further that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

  "Consolidated Net Worth" with respect to any person means, as of any date, the consolidated equity of the common stockholders of such person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided that Consolidated Net Worth shall also include, without duplication, (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges, and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; and provided further that Consolidated Net Worth shall be calculated on a Pro Forma Basis.

  "Credit Agreement" means the Credit Agreement, dated the Closing Date, among the Company, certain of its Subsidiaries, the lenders party thereto and BankBoston, N.A., as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, modified, extended, restated, replaced, or (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by the "Limitation on Incurrence of Indebtedness" covenant, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Crystaloid Holdback" means an amount equal to $500,000 plus accrued interest thereon, payable in accordance with the terms of the stock purchase agreement, dated as of March 31, 1998, relating to the Crystaloid Acquisition.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Agreement and (b) any other Senior Indebtedness permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company and, for so long as the Credit Agreement is in effect, the Representative in a written notice to the Trustee as "Designated Senior Indebtedness."

  "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Notes.


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

  "Domestic Subsidiary" of a Person means any direct or indirect Subsidiary of such Person that is organized under the laws of any jurisdiction within the United States, any district or territoriality thereof and The Commonwealth of Puerto Rico.

  "EBITDA" means, for any given period and person, the sum of, without duplication, Consolidated Net Income, plus (a) the portion of Net Income attributable to the minority interests in its Restricted Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus (b) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus
(c) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (d) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (e) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees, including those in connection with the Offering, to the extent deducted in computing Consolidated Net Income), plus (f) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing Consolidated Net Income, plus (g) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (h) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (i) any extraordinary or nonrecurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (j) to the extent not covered in clause (e) above, fees paid or payable in respect of the TJC Management Agreement to the extent deducted in computing Consolidated Net Income, plus (k) the net loss of any person, other than those of a Restricted Subsidiary, to the extent deducted in computing Consolidated Net Income, plus
(l) net losses in respect of any discontinued operations as determined in accordance with GAAP, to the extent deducted in computing Consolidated Net Income plus (m) payments made in connection with SAR Agreements and grants of stock options plus (n) the portion of Net Income attributable to the minority interests in other persons to the extent received in cash by the Company or its Restricted Subsidiaries.; provided that if any such calculation includes any period during which an acquisition or sale of a person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

  "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation); provided that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

  "Equity Offering" means a public or private offering by the Company for cash of Capital Stock or other Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

  "Existing Stockholders" means (a) The Jordan Company and its affiliates, and their respective principals, partners and employees, former employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, MCIT PLC, Leucadia National Corporation and Jordan Industries, Inc., and their respective Subsidiaries and
(b) the officers and directors of the Company on the date of original issuance of the Notes and their respective affiliates and family members and trusts for the benefit of any of the foregoing.

  "GAAP" means generally accepted accounting principles, consistently applied, as of the date of original issuance of the Notes. All financial and accounting determinations and calculations under the Indenture will be made in accordance with GAAP.

  "Guarantors" means (i) each of the Domestic Subsidiaries of the Company on the date of the Indenture and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any person, the Obligations of such persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

  "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

  "Indebtedness" means, with respect to any person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

  "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

  "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

  "issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

  "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Notes) and legal, accounting, management and advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and (v) any deduction or appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

  "Non-Restricted Subsidiary" means any Subsidiary of the Company other than a Restricted Subsidiary.

  "Obligations" means, with respect to any Indebtedness, all principal, interest (including post-petition interest thereon), premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations (contingent or otherwise) and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

  "Other Permitted Indebtedness" means:

    (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the date of original issuance of the Notes and all related Obligations as in effect on such date;

    (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of respect to reimbursement-type obligations regarding workers' compensation claims;

    (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded, plus any amounts incurred to pay premiums, fees and expenses in connection therewith; (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness; and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Notes at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

    (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not issued in compliance with the "Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" covenant);

    (v) Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with making permitted Restricted Payments under clauses (iii), (iv) (but only to the extent that such Indebtedness is provided by the Company or a Restricted Subsidiary) or (x) of the second sentence of the "Limitation on Restricted Payments" covenant; provided that any Indebtedness incurred pursuant to this clause (v) is expressly subordinated in right of payment to the Notes;

    (vi) Indebtedness of any Non-Restricted Subsidiary created after the date of original issuance of the Notes, provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

    (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations;

    (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business;

    (ix) Indebtedness of any person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not issued by such person in connection with or in anticipation of such acquisition;

    (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary, if the Indebtedness so guaranteed is permitted under the Indenture;

    (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company, if the Indebtedness so guaranteed is permitted under the Indenture and, to the extent required by the "Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" covenant, guarantees of the Notes by such Restricted Subsidiary;

    (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiary, if the Indebtedness so guaranteed is permitted under the Indenture;

    (xiii) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

    (xiv) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets; and

    (xv) Indebtedness of the Company represented by the Notes and Indebtedness of the Guarantors represented by the Note Guarantees.

  "Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

  "Permitted Liens" means:

  (a) with respect to the Company and its Restricted Subsidiaries,

    (1) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

    (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

    (3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (4) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

    (5) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

    (6) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the date of original issuance of the Notes, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by the "Limitation on Incurrence of Indebtedness" covenant;

    (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (8) judgment and attachment Liens not giving rise to an Event of Default;

    (9) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

    (10) Liens securing Indebtedness under Hedging Obligations;

    (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

    (12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

    (13) any interest or title of a lessor in property subject to any capital lease obligation or operating lease;

    (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

    (15) Liens existing on the date of original issuance of the Notes and any extensions, refinancings, renewals, replacements, substitutions or refundings thereof;

    (16) any Lien granted to the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Senior Indebtedness permitted by the terms of the Indenture; and

    (17) additional Liens at any one time outstanding in respect of properties or assets where aggregate fair market value does not exceed $10,000,000 (the fair market value to be determined on the date such Lien is granted on such properties or assets);

  (b) with respect to the Restricted Subsidiaries,

    (1) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

    (2) Liens securing Indebtedness issued by Restricted Subsidiaries if such Indebtedness is (A) under the Credit Agreement, or (B) permitted by the first sentence of the "Limitation on Incurrence of Indebtedness" covenant, clauses (i), (ii) or (iii) of the second sentence of the "Limitation on

         Incurrence of Indebtedness" covenant, or clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens), (vi), (vii), (ix) or (x) of the definition of Other Permitted Indebtedness;

    (3) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary; and

    (4) Liens securing guarantees by Restricted Subsidiaries of Indebtedness issued by the Company if such guarantees permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries issuing such guarantees) of the definition of Other Permitted Indebtedness;

  (c) with respect to the Company,

    (1) Liens securing Indebtedness issued by the Company if such Indebtedness is (A) under the Credit Agreement, or (B) if such Indebtedness is permitted by the "Limitation on Incurrence of Indebtedness" covenant (including, but not limited to, Indebtedness issued by the Company under the Credit Agreement pursuant to clause
         (i) and/or clause (iii) of the second sentence of "Limitation on Incurrence of Indebtedness" covenant);

    (2) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) or
         (vii) of the definition of Other Permitted Indebtedness;

    (3) Liens securing guarantees by the Company of Indebtedness issued by Restricted Subsidiaries if such Indebtedness is permitted by the "Limitation on Incurrence of Indebtedness" covenant (including, but not limited to, Indebtedness issued by Restricted Subsidiaries under the Credit Agreement pursuant to clause (i) and/or clause (iii) of the second sentence of the "Limitation on Incurrence of Indebtedness" covenant) and if such guarantees are permitted by clause (xii) (but only in respect of Indebtedness issued by the Restricted Subsidiaries under the Credit Agreement pursuant to the "Limitation on Incurrence of Indebtedness" covenant) of the definition of Other Permitted Indebtedness; and

    (4) Liens securing the Company's reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

provided that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held directly by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company issued under the Credit Agreement pursuant to the "Limitation on Incurrence of Indebtedness" covenant and any permitted Refinancing Indebtedness of such Indebtedness, and (B) guarantees by the Company of Indebtedness issued by Restricted Subsidiaries under the Credit Agreement pursuant to the "Limitation on Incurrence of Indebtedness" covenant and any permitted Refinancing Indebtedness of such Indebtedness.

  "Pro Forma Basis" means, for purposes of determining Consolidated Net Income in connection with the Cash Flow Coverage Ratio (including in connection with the "Limitation on Restricted Payments" covenant, the "Designation of Restricted and Non-Restricted Subsidiaries" covenant, the "Merger or Consolidation" covenant, the incurrence of Indebtedness pursuant to the first sentence of the "Limitation on Incurrence of Indebtedness" covenant and Consolidated Net Worth for purposes of the "Merger or Consolidation" covenant) giving pro forma effect to (x) any acquisition or sale of a person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date, (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period, and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Redeemable Preferred Stock" means preferred stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder thereof on, or prior to, the maturity date of the Notes.

  "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness,
(ii) any refinancings of Indebtedness issued under the Credit Agreement, and
(iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

  "Representative" means the agent or other representative in respect of the Credit Agreement.

  "Restricted Investment" means any Investment in any person; provided that Restricted Investments will not include: (i) Investments in marketable securities and other negotiable instruments permitted by the Indenture; (ii) any Incentive Arrangements; (iii) Investments in the Company; (iv) Investments in any Restricted Subsidiary (provided that any Investment in a Restricted Subsidiary was made for fair market value (as determined by the Board of Directors in good faith)); or (v) other Investments in an aggregate amount not to exceed $15,000,000 at any time outstanding. The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

  "Restricted Subsidiary" means (i) any domestic Subsidiary of the Company existing on the date of original issuance of the Notes, and (ii) any other Subsidiary of the Company formed, acquired or existing after the date of original issuance of the Notes that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved a majority of the Board of Directors, provided that the term Restricted Subsidiary shall not include any Subsidiary of the Company that has been redesignated by the Company pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with the "Designation of Restricted and Non-Restricted Subsidiaries" covenant, unless such Subsidiary shall have subsequently been redesignated a Restricted Subsidiary in accordance with clause (ii) of this definition.

  "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

  "SAR Agreements" means stock appreciation rights agreements, dated on or prior to the date of the Indenture, between the Company and each of Robert H. Elkin, Christopher T. Paule and Mark R. Hefty, providing for, under certain circumstances, an aggregate payment to such persons of up to 3.0% of the equity value of the Company.

  "Senior Indebtedness" means, with respect to any Person, (a) all Indebtedness of such Person outstanding under the Credit Agreement and all guarantees thereof and all Hedging Obligations with respect thereto, (b) any other Indebtedness of such person permitted to be incurred under the terms of the Indenture, provided that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Indebtedness in any respect, and (c) all Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowable claim under applicable law) with respect to the foregoing, in each case, whether outstanding on the date of the Indenture or thereafter incurred. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates (other than pursuant to the Credit Facility), (iii) any trade payables or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or
(iv) any Indebtedness that is incurred in violation of the Indenture.

  "SFAS 106" means Statement of Financial Accounting Standards No. 106.

  "SFAS 109" means Statement of Financial Accounting Standards No. 109.

  "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

  "Subordinated Indebtedness" means all Obligations with respect to Indebtedness if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

  "Subsidiary" of any person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such person (regardless of whether such Equity Interests are owned directly by such person or through one or more Subsidiaries).

  "TJC Management Agreement" means the Management Consulting Agreement, between the Company and The Jordan Company Management Corporation, as in effect on the date of the Indenture.

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

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

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account as a result of market-making activities or other trading activities in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 120 days after the Expiration Date, it will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection
with any such resale. In addition, until     , 1998, all dealers effecting
transactions in the New Notes may be required to deliver a prospectus.

  The Company will receive no proceeds in connection with the Exchange Offer. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                          CERTAIN TAX CONSIDERATIONS

  The following general discussion is a summary of the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes acquired in the Offering, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. The discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules (such as certain financial institutions, insurance companies, dealers in securities, foreign corporations, nonresident alien individuals and persons holding the Notes as part of a "straddle," "hedge" or "conversion transaction"). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Notes held as "capital assets" within the meaning of Section 1221 of the Code.

  The Company has not sought and will not seek any rulings from the IRS with respect to any position of the Company discussed below. There can be no assurance that the IRS will not take a different position from the Company concerning aspects of the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.

  PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

U.S. HOLDERS

  The following is a general discussion of certain U.S. federal income and tax consequences of ownership of the Notes by a beneficial owner of the Notes who is a U.S. Holder and who holds the Notes as a capital asset. For purposes of this discussion, a "U.S. Holder" means a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, a corporation, partnership or other entity created or organized in the United States or any political subdivision thereof, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

 Interest Income and Gain on Disposition

  Interest payable on the Notes will be includible in the income of a U.S. Holder in accordance with such holder's regular method of accounting. If a
Note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such Note (to the extent such amount does not represent accrued but unpaid interest, which will be taxed as ordinary interest income) and such holder's tax basis in the Note. Such gain or loss generally will be capital gain or loss, provided that the U.S. Holder has held the Note as a capital asset. In general, the maximum tax rate for non-corporate taxpayers on capital gains is 20% for most capital assets (including the Notes) held for more than 18 months. Capital gain on such assets for non-corporate holders having a holding period of more than one year but not more than 18 months will be subject to a maximum tax rate of 28%.

 Information Reporting and Backup Withholding

  A U.S. Holder of a Note may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on the Notes. These backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly the receipt of interest or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. A holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established.

  The Company will report to U.S. Holders and to the IRS the amount of any "reportable payments" for each calendar year and the amount of U.S. federal income tax withheld, if any, with respect to such payments.

NON-U.S. HOLDERS

  The following discussion is limited to the U.S. federal income and estate tax consequences relevant to a Non-U.S. Holder. As used herein, a "Non-U.S. Holder" is any holder other than a U.S. Holder. For purposes of withholding tax on interest discussed below, a Non-U.S. Holder includes a non-resident fiduciary of an estate or trust. In addition, for purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a Note generally will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of most treaty residents, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

  Under present U.S. federal income and estate tax law, and subject to the discussion below concerning U.S. trade or business income and backup withholding:

    (a) Generally, interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. tax if the interest qualifies as "portfolio interest. " Interest on the Notes generally will qualify as portfolio interest if (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership within the meaning of the Code, (iii) the beneficial owner is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its business and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

    (b) no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or retirement of a Note; and

    (c) a Note beneficially owned by an individual who at the time of his or her death is not a citizen or resident (as specifically defined for U.S. estate tax purposes) of the United States will not be subject to U.S. federal estate tax at the time of such individual's death, provided that the interest thereon qualifies as portfolio interest and was not U.S. trade or business income.

  To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of a Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, the Company, or a paying agent, as the case may be, with a statement to the effect that the beneficial owner is not a U.S. person. Currently these requirements will be met if (1) the beneficial owner provides his or her name and address, and certifies, under penalties of perjury, that he or she is not a U.S. person (which certification may be made on an IRS Form W-8) or (2) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of a beneficial owner thereof, certifies, under penalties of perjury, that such certificate has been received by it or by a Financial Institution between it and the beneficial owner and furnishes the payor with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above also may be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries. The Final Regulations generally will require, in the case of Notes held by a foreign partnership, that the certificate described above be provided by the partners rather than by the foreign partnership, and that the partnership provide certain information, including a U.S. TIN.

  If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-U.S. Holder will be subject to 30% withholding unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding or a reduction in withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding because it is U.S. trade or business income. Under the Final Regulations, Non-U.S. Holders generally will be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

  U.S. trade or business income, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a Note will be included in such foreign corporation's earnings and profits.

  Any gain or income realized upon the sale, exchange or retirement of a Note generally will not be subject to U.S. federal income tax unless (i) such gain is U.S. trade or business income, or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

 Information Reporting and Backup Withholding

  The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

  Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments of principal on the Notes by the Company to a Non-U.S. Holder if the holder certifies as to its Non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor any paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied).

  The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of a Note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, information reporting is required on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person). For purposes of this paragraph, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) with respect to payments made after December 31, 1999, a foreign partnership that, at any time during its taxable year, is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. The Final Regulations provide certain presumptions under which a Non-U.S. Holder will be subject to backup withholding and information reporting unless the Non-U.S. Holder provides a certification as to its non-U.S. Holder status.

  Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

LIQUIDATED DAMAGES

  The treatment of interest described above with respect to the Notes is based in part upon the Company's determination that, as of the date of issuance of the Notes, the possibility that Liquidated Damages would be paid to holders of the Notes pursuant to a Registration Default will be remote. See "Description of Notes--Registration Rights; Liquidated Damages" The IRS may take a different position, which could affect the timing and character of interest income reported by holders of the Notes. While not free from doubt, if such Liquidated Damages are in fact paid, the Company believes the Liquidated Damages will be taxable to a holder as ordinary income in accordance with such holder's method of accounting.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

  The exchange of a Note for an Exchange Note pursuant to the Exchange Offer will not be taxable to an exchanging holder for U.S. federal income tax purposes. As a result (i) an exchanging holder will not recognize any gain or loss on the exchange, (ii) the holding period for the Exchange Note will include the holding period for the Note and (iii) the holder's basis in the Exchange Note will be the same as its basis in the Note.

  The Exchange Offer will result in no U.S. federal income tax consequences to a nonexchanging holder of Notes.

  THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY, DOES NOT CONSTITUTE TAX ADVICE AND IS NOT BASED UPON ANY OPINION OF COUNSEL. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Mayer, Brown & Platt, New York, New York.

                                    EXPERTS

  The consolidated financial statements of (i) Jackson Products, Inc. and subsidiaries as of December 31, 1997 and 1996, for the years ended December 31, 1997 and 1996, and for the period from August 17, 1995 (inception) to December 31, 1995 and (ii) Jackson Holding Company and subsidiary for the period from January 1, 1995 to August 16, 1995, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined financial statements of American Allsafe Company and Silencio/Safety Direct, Inc. (wholly-owned subsidiaries of NCH Corporation) as of April 30, 1997 and for the year then ended, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission the Registration Statement pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the New Notes, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Upon consummation of the Exchange Offer, the Company will become subject to the periodic and other informational requirements of the Exchange Act. Periodic reports and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma consolidated statement of operations of the Company for 1997 and the six months ended June 30, 1998 gives effect to: (i) the Acquisitions; (ii) the acquisition of Lansec; and (iii) the Offering as if each had occurred on the first day of the period presented for Statements of Operations Data and Other Data.

  The unaudited pro forma adjustments contained herein are based upon historical information, preliminary estimates and certain assumptions management deems appropriate. The Company believes that the assumptions used in the pro forma financial statements provide a reasonable basis on which to present such statements. The pro forma financial statements are provided for information purposes only and should not be construed to be indicative of the Company's results of operations or financial position had the Offerings and the other events described above been consummated on or as of the dates assumed, and are not intended to project the Company's results of operations or its financial position for any future period or as of any future date. The pro forma financial statements of the Company and accompanying notes should be read in conjunction with the other financial statements and the notes thereto appearing elsewhere in this Prospectus.

                 JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                    PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                 THE            ALLSAFE         CRYSTALOID       PRO FORMA       PRO
                          COMPANY/(1)//(2)/ ACQUISITION/(1)/ ACQUISITION/(2)/ ADJUSTMENTS/(3)/  FORMA
                          ----------------- ---------------- ---------------- ---------------- -------
Net sales...............       $78,680           $9,882           $2,896          $   --       $91,458
Operating expenses;
  Cost of sales.........        53,104            6,117            2,206              --        61,427
  Selling, general and
   administrative.......        11,965            2,419              533              --        14,917
  Amortization of
   intangibles..........         3,763               12              --               897        4,672
                               -------           ------           ------          -------      -------
                                68,832            8,548            2,739              897       81,016
Operating income (loss).         9,848            1,334              157             (897)      10,442
Other
  Interest expense......        (7,056)             --               (75)          (1,243)      (8,374)
  Amortization of
   deferred financing
   costs................          (757)             --               --               --          (757)
  Other.................          (363)              14              --               --          (349)
                               -------           ------           ------          -------      -------
Income (loss) before
 income tax provision
 and extraordinary item.         1,672            1,348               82           (2,140)         962
Income tax expense......           313              --               --               --           313
                               -------           ------           ------          -------      -------
Income (loss) before
 extraordinary
 item(/4/)..............       $ 1,359           $1,348           $   82          $(2,140)     $   649
                               =======           ======           ======          =======      =======

--------

(1) The Allsafe Acquisition column represents results of operations for Allsafe for the period from January 1, 1998 through April 22, 1998. The results of operations for the period from April 23, 1998 through June 30, 1998 are included in the results of operations of "The Company". All amounts are based upon unaudited financial statements.

(2) The Crystaloid Acquisition column represents results of operations for Crystaloid for the period from January 1, 1998 through April 23, 1998. The results of operations for the period from April 24, 1998 through June 30, 1998 are included in the results of operations of "The Company". All amounts are based upon unaudited financial statements.

(3) Gives effect to (i) the increase in interest expense associated with an average increase in net borrowings for the Acquisitions, and assumes a weighted average interest rate of 8.0% on the New Credit Facility and a 9.5% interest rate on the Notes; (ii) an increase in amortization expense associated with the excess of the Allsafe and Crystaloid purchase price over the allocated fair market value of the assets and liabilities. Allsafe's and Crystaloid's intangibles are amortized over a five and three year life respectively.

(4) Nonrecurring charges consisting of $7.6 million were charged to operations upon the closing of the Transactions and are not reflected in the unaudited pro forma consolidated statements of operations. The charges reflect (i) the write-off of existing deferred financing fees of $4,870;
    (ii) the write-off of the unamortized debt discount of $478 and (iii) premium on the repayment of the Prior Notes of $2,210.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                              THE          ALLSAFE           LANSEC      CRYSTALOID   PRO FORMA      PRO FORMA
                          COMPANY/(1)/ ACQUISITION/(2)/ ACQUISITION/(1)/ ACQUISITION ADJUSTMENTS       1997
                          ------------ ---------------- ---------------- ----------- -----------     ---------
                                                       (DOLLARS IN THOUSANDS)
Net sales...............    $123,417       $32,479           $9,137        $8,569      $   --        $173,602
Operating expenses:
  Cost of sales.........      87,466        21,306            7,506         6,736          --         123,014
  Selling, general and
   administrative.......      15,205         7,739            1,594         1,387          216 (/3/)   26,141
  Write-down of assets..         335           --               --            --           --             335
  Amortization of
   intangibles..........      16,378           --               --            --         3,557(/4/)    19,935
                            --------       -------           ------        ------      -------       --------
Operating income (loss).       4,033         3,434               37           446       (3,773)         4,177
Other expense (income):
  Interest expense(/5/).      12,050           --                52           213        4,435         16,750
  Amortization of
   deferred financing
   costs................       1,261           --               --            --          (271)           990
  Other.................         401           648             (137)          --           --             912
                            --------       -------           ------        ------      -------       --------
Income (loss) before
 income tax provision
 and extraordinary
 items..................      (9,679)        2,786              122           233       (7,937)       (14,475)
Income tax expense......         684           --                51            72          --             807
                            --------       -------           ------        ------      -------       --------
Income (loss) before
 extraordinary
 items(/6/).............    $(10,363)      $ 2,786           $   71        $  161      $(7,937)      $(15,282)
                            ========       =======           ======        ======      =======       ========

--------
(1) Due to the immateriality of Lansec's results of operations subsequent to its acquisition, the Company's results for 1997 do not give effect to the operations of Lansec, which was acquired by the Company on October 29, 1997. The Lansec Acquisition column represents the results of operations for the twelve months ended December 31, 1997.

(2) The results of operations for Allsafe for the twelve months ended December 31, 1997 are based upon the audited financial statements for Allsafe for the twelve months ended April 30, 1997, included elsewhere in this Offering Circular, the unaudited financial statements of Allsafe for the eight months ended December 31, 1997 and the unaudited financial statements of Allsafe for the eight months ended December 31, 1996.

(3) Represents increased selling, general and administrative expenses as a result of the Lansec acquisition.

(4) Represents an increase in amortization expense associated with the excess of cost over the net tangible assets acquired for the Allsafe Acquisition and the Crystaloid Acquisition. These intangibles consists primarily of patents and goodwill and are amortized over their estimated useful lives of 3 to 15 years.

(5) Reflects an increase in interest expense associated with an average increase in net borrowings for the Acquisitions, and assumes a weighted average interest rate of 8.0% on the New Credit Facility and a 9.50% interest rate on the Notes.

(6) Nonrecurring charges consisting of $7.8 million were charged to operations upon the closing of the Transactions and are not reflected in the unaudited pro forma consolidated statement of operations. The charges reflect (i) the write-off of existing deferred financing fees of $5,180,
    (ii) the write-off of the unamortized debt discount of $494 and (iii) premium on the repayment of the Prior Notes of $2,210.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Jackson Products, Inc.--Audited
  Independent Auditors' Report............................................  F-2
  Consolidated Balance Sheets--December 31, 1997 and 1996.................  F-3
  Consolidated Statements of Operations--Years Ended December 31, 1997
   and 1996 and period from August 17, 1995 (inception) to December 31,
   1995...................................................................  F-4
  Consolidated Statements of Stockholders' Equity (Deficit)--Years Ended
   December 31, 1997 and 1996 and period from August 17, 1995 (inception)
   to December 31, 1995...................................................  F-5
  Consolidated Statements of Cash Flows--Years Ended December 31, 1997 and
   1996 and period from August 17, 1995 (inception) to December 31, 1995..  F-6
  Notes to Consolidated Financial Statements..............................  F-7

Jackson Products, Inc.--Unaudited
  Consolidated Balance Sheet--June 30, 1998............................... F-26
  Consolidated Statements of Operations--Six Months Ended June 30, 1998
   and 1997............................................................... F-27
  Consolidated Statements of Cash Flows--Six Months Ended June 30, 1998
   and 1997............................................................... F-28
  Notes to Consolidated Financial Statements.............................. F-29

Jackson Holding Company (Predecessor)--Audited
  Independent Auditors' Report............................................ F-36
  Consolidated Statement of Operations--January 1, 1995 to August 16,
   1995................................................................... F-37
  Consolidated Statement of Stockholders' Equity--January 1, 1995 through
    August 16, 1995....................................................... F-38
  Consolidated Statement of Cash Flows--January 1, 1995 through August 16,
   1995................................................................... F-39
  Notes to Consolidated Financial Statements.............................. F-40

American Allsafe Company and Silencio/Safety Direct, Inc.--Audited
  Independent Auditors' Report............................................ F-48
  Combined Balance Sheets--April 22, 1998 and April 30, 1997.............. F-49
  Combined Statements of Earnings--Period from May 1, 1997 to April 22,
   1998 and Years Ended April 30, 1997 and 1996........................... F-50
  Combined Statements of Stockholders' Equity--Period from May 1, 1997 to
   April 22, 1998 and Years Ended April 30, 1997 and 1996................. F-51
  Combined Statements of Cash Flows--Period from May 1, 1997 to April 22,
   1998 and Years Ended April 30, 1997 and 1996........................... F-52
  Notes to Combined Financial Statements.................................. F-53

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Products, Inc.:

  We have audited the accompanying consolidated balance sheets of Jackson Products, Inc. and subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 (inception) through December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jackson Products, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 (inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

St. Louis, Missouri,
March 27, 1998, except for note 14
as to which the date is April 16, 1998.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                              1997      1996
                                                            --------  --------
                                                             (IN THOUSANDS,
                                                              EXCEPT SHARE
                                                                  DATA)
                          ASSETS
                          ------
Current assets:
  Cash and cash equivalents................................ $    523  $    --
  Accounts receivable, net of allowance for doubtful
   accounts of $404 and $467 in 1997 and 1996 respectively.   14,888    13,003
  Inventories..............................................   22,837    19,074
  Prepaid expenses.........................................      409       240
                                                            --------  --------
    Total current assets...................................   38,657    32,317
Property, plant and equipment..............................   20,818    21,863
Intangibles................................................   60,050    74,394
Deferred financing costs...................................    5,180     6,441
Other noncurrent assets ...................................      342       --
                                                            --------  --------
                                                            $125,047  $135,015
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' DEFICIT
           -------------------------------------
Current liabilities:
  Current maturities of long-term obligations.............. $  6,120  $  6,080
  Accounts payable.........................................   11,432     7,783
  Other accrued liabilities................................    5,201     5,218
  Accrued interest.........................................    2,102     2,071
  Accrued taxes............................................      534        22
                                                            --------  --------
    Total current liabilities..............................   25,389    21,174
                                                            --------  --------
Long-term debt.............................................  106,381   110,235
Other non-current liabilities..............................    3,603     3,465
Series A cumulative, 13.25%, exchangeable preferred stock,
 $.01 par value; 2,000 shares authorized, 1,700 shares
 issued and outstanding (liquidation value of $23,065 and
 $20,287 in 1997 and 1996, respectively) ..................   20,951    17,879
Stockholders' deficit:
  Class A common stock, $.01 par value; 100,000 shares
   authorized; 40,000 shares issued and outstanding at
   December 31, 1997 and 1996..............................      --        --
  Class C common stock, $.01 par value; 15,000 shares
   authorized; 8,526 and 9,048 shares issued and
   outstanding at December 31, 1997 and 1996,
   respectively............................................      --        --
  Additional paid-in capital...............................    7,102     7,154
  Cumulative translation adjustment........................     (106)      (22)
  Loans due on common stock................................     (343)     (375)
  Accumulated deficit......................................  (37,930)  (24,495)
                                                            --------  --------
    Total stockholders' deficit............................  (31,277)  (17,738)
                                                            --------  --------
                                                            $125,047  $135,015
                                                            ========  ========

          See accompanying notes to consolidated financial statements.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
     YEARS ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD FROMAUGUST 17, 1995
                        (INCEPTION) TO DECEMBER 31, 1995

                                          YEARS ENDED       AUGUST 17,
                                         DECEMBER 31,           TO
                                       ------------------  DECEMBER 31,
                                         1997      1996        1995
                                       --------  --------  ------------
                                                   (IN THOUSANDS)
Net sales............................. $123,417  $111,788    $37,558
Operating expenses:
  Cost of sales.......................   87,466    80,485     30,566
  Selling, general and administrative.   15,205    14,440      4,965
  Write-down of assets................      335     1,050        --
  Amortization of intangibles.........   16,378    18,849      1,688
                                       --------  --------    -------
Total operating expenses..............  119,384   114,824     37,219
Operating income (loss)...............    4,033    (3,036)       339
Other:
  Interest expense....................  (12,050)  (11,306)    (4,381)
  Amortization of deferred financing
   costs..............................   (1,261)   (1,076)      (340)
  Other...............................     (401)     (599)        14
                                       --------  --------    -------
Loss before income tax provision......   (9,679)  (16,017)    (4,368)
Income tax expense....................      684       429        --
                                       --------  --------    -------
Net loss.............................. $(10,363) $(16,446)   $(4,368)
                                       ========  ========    =======



          See accompanying notes to consolidated financial statements.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               YEARS ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD
             FROM AUGUST 17, 1995 (INCEPTION) TO DECEMBER 31, 1995

                         CLASS  CLASS                         LOANS
                           A      C    ADDITIONAL CUMULATIVE  DUE ON
                         COMMON COMMON  PAID-IN   TRANSLATION COMMON  ACCUMULATED
                         STOCK  STOCK   CAPITAL   ADJUSTMENT  STOCK     DEFICIT    TOTAL
                         ------ ------ ---------- ----------- ------  ----------- --------
                                                  (IN THOUSANDS)
Issuance of common
 stock..................  $ 40   $ 10    $4,863      $ --     $(427)   $    --    $  4,486
Issuance of warrants....   --     --      3,230        --       --          --       3,230
Issuance of preferred
 stock..................   --     --       (894)       --       --          --        (894)
Accrued dividends--
 preferred stock........   --     --        --         --       --         (845)      (845)
Accretion of preferred
 stock..................   --     --        --         --       --         (106)      (106)
Cumulative translation
 adjustment.............   --     --        --          14      --          --          14
Net loss................   --     --        --         --       --       (4,368)    (4,368)
                          ----   ----    ------      -----    -----    --------   --------
Balance, December 31,
 1995...................    40     10     7,199         14     (427)     (5,319)     1,517
Reverse stock split.....   (40)   (10)       50        --       --          --         --
Repurchase of common
 stock..................   --     --       (140)       --        60         --         (80)
Sale of common stock....   --     --         45        --        (8)        --          37
Accrued dividends--
 preferred stock........   --     --        --         --       --       (2,442)    (2,442)
Accretion of preferred
 stock..................   --     --        --         --       --         (288)      (288)
Cumulative translation
 adjustment.............   --     --        --         (36)     --          --         (36)
Net loss................   --     --        --         --       --      (16,446)   (16,446)
                          ----   ----    ------      -----    -----    --------   --------
Balance, December 31,
 1996...................   --     --      7,154        (22)    (375)    (24,495)   (17,738)
Repurchase of common
 stock..................   --     --        (52)       --        32         --         (20)
Accrued dividends--
 preferred stock........   --     --        --         --       --       (2,778)    (2,778)
Accretion of preferred
 stock..................   --     --        --         --       --         (294)      (294)
Cumulative translation
 adjustment.............   --     --        --         (84)     --          --         (84)
Net loss................   --     --        --         --       --      (10,363)   (10,363)
                          ----   ----    ------      -----    -----    --------   --------
Balance, December 31,
 1997...................  $--    $--     $7,102      $(106)   $(343)   $(37,930)  $(31,277)
                          ====   ====    ======      =====    =====    ========   ========

          See accompanying notes to consolidated financial statements.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
          PERIOD FROM AUGUST 17, 1995 (INCEPTION) TO DECEMBER 31, 1995

                                                  YEARS ENDED       AUGUST 17,
                                                 DECEMBER 31,           TO
                                               ------------------  DECEMBER 31,
                                                 1997      1996        1995
                                               --------  --------  ------------
                                                       (IN THOUSANDS)
Cash flows from operating activities:
 Net loss..................................... $(10,363) $(16,446)   $ (4,368)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization...............    3,914     4,282       1,453
  Write down of assets........................      335     1,050         --
  Net gain on sale of assets..................     (298)      --          --
  Amortization of deferred financing costs,
   intangibles, and debt discount.............   17,706    19,989       2,048
  Changes in operating assets and liabilities
   net of effects of acquisitions:
   Accounts receivable........................     (409)       (7)      4,775
   Inventories................................   (4,725)      378       4,058
   Accounts payable...........................    3,169      (286)     (1,267)
   Accrued and other liabilities..............      611    (2,327)     (1,297)
   Accrued interest...........................       31       159       1,912
   Accrued taxes..............................      459        54         (37)
   Other, net.................................     (117)      (13)        133
                                               --------  --------    --------
 Net cash provided by operating activities....   10,313     6,833       7,410
Cash flows from investing activities:
 Acquisition of businesses....................   (2,461)  (14,947)   (129,000)
 Deferral of acquisition price, net of
  payments ...................................   (1,695)    2,125         --
 Capital expenditures.........................   (3,246)   (1,910)       (465)
 Proceeds from sale of assets.................    1,512       180         311
                                               --------  --------    --------
 Net cash used in investing activities........   (5,890)  (14,552)   (129,154)
                                               --------  --------    --------
Cash flows from financing activities:
 Proceeds from issuance of long-term
  obligations.................................      --     13,634     115,153
 Repurchase of common stock, net of loan
  repayments .................................      (20)      (53)        --
 Equity proceeds .............................      --        --       22,219
 Financing costs .............................      --       (856)     (8,200)
 Repayment of long-term obligations...........   (3,880)   (5,006)     (7,553)
                                               --------  --------    --------
 Net cash (used in) provided by financing
  activities..................................   (3,900)    7,719     121,619
                                               --------  --------    --------
Increase (decrease) in cash and cash
 equivalents..................................      523       --         (125)
Cash and cash equivalents, beginning of
 period.......................................      --        --          125
                                               --------  --------    --------
Cash and cash equivalents, end of period...... $    523  $    --     $    --
                                               ========  ========    ========

          See accompanying notes to consolidated financial statements.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1) THE COMPANY

  Jackson Acquisition Corp., a Delaware corporation, was formed on July 27, 1995 for the purpose of acquiring (the Acquisition) all of the outstanding common stock of Jackson Holding Company (Holding). On August 17, 1996, Jackson Acquisition Corp. purchased all of the outstanding stock of Holding for $129,000, with Holding the surviving corporation. Prior to the Acquisition, Holding owned 100% of the outstanding common stock of Jackson Products, Inc. Immediately following the Acquisition, Jackson Products, Inc. was merged into Holding with Holding being the surviving corporation and renamed Jackson Products, Inc. (the Company). The acquisition was accounted for using the purchase method of accounting. Accordingly, total purchase cost was allocated to the assets and liabilities of the Company based on their respective fair values. Intangible assets totaling approximately $80,662 were recorded in connection with the acquisition and are being amortized over 5-15 years.

  The Company is engaged in the manufacture, design, and distribution of safety equipment used primarily in the cutting and welding, construction, and general industrial markets. In addition, the Company manufactures electric welding accessories and precision layout and measuring tools used in the cutting and welding industry.

  The Company owns 100% of the outstanding common stock of Flex-O-Lite, Inc.; OSD Envizion, Inc. (OSD); and Lansec Holding GmbH (GmbH). Flex-O-Lite, Inc. is engaged in the manufacture, design, and distribution of highway and industrial safety products in addition to reflective glass beads used in highway and industrial applications. OSD is engaged in the manufacture and design of auto-darkening filter lenses for welding helmets. GmbH is engaged in the assembly and distribution of safety equipment in Europe.

(2) ACQUISITIONS

  On October 29, 1997, GmbH acquired all of the outstanding stock of Lansec GmbH and Lansec S.A. for $2,461 (the Lansec Acquisition). On October 22, 1996, the Company acquired all of the outstanding stock of OSD for $14,947 (the OSD Acquisition). As of December 31, 1996, $2,125 of the purchase price was payable in 1997 based upon certain performance requirements which were met and paid during 1997. The OSD Acquisition and the Lansec Acquisition were accounted for using the purchase method of accounting. Accordingly, total purchase cost for each of these transactions has been allocated to the assets and liabilities of the Company based on their respective fair values. The determination of the final fair values of assets acquired and liabilities assumed resulted in certain adjustments from initially recorded values at December 31, 1996 and 1995. The results of operations of the acquired businesses have been included in the consolidated financial statements since their respective acquisition dates, except for Lansec, whose results subsequent to the acquisition were immaterial to 1997. Intangible assets totaling approximately $14,251 and $2,034 were recorded in connection with the OSD Acquisition and Lansec Acquisition, respectively.

  Had the Lansec Acquisition and the OSD Acquisition occurred at the beginning of their respective years of acquisition, pro forma net sales would have been $133,300 and $127,000 for 1997 and 1996, respectively, and the pro forma net loss would have been $10,400 and $14,400 for 1997 and 1996, respectively. These amounts represent unaudited data and in management's opinion are not indicative of actual results had the acquisitions been consummated at the beginning of the respective fiscal years.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Flex-O-Lite, Inc., OSD, and GmbH. All material intercompany balances and transactions have been eliminated in consolidation.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

 Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 Consolidated Statements of Cash Flows

  For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents. Interest paid for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995 totaled $11,952, $11,083, and $2,449, respectively. Taxes paid for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995 totaled $224, $375, and $37, respectively.

 Revenue and Accounts Receivable

  The Company recognizes revenue upon shipment of merchandise to its customers. The Company's sales are primarily North American, with customers generally located throughout the United States, Canada, and Europe.

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. For the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995, the Company had two major customers, each of whose purchases exceeded 10% of net sales. The percentage of net sales to these customers totaled 12% and 13% respectively, for the period ended December 31, 1997; 12% and 12% respectively, for the period ended December 31, 1996; and 12% and 16% respectively for the period from August 17, 1995 through December 31, 1995. The outstanding accounts receivable balance related to those customers represented 19% of the accounts receivable balances at December 31, 1997 and 1996.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Elements of cost in inventory include raw materials, direct labor, and manufacturing overhead.

 Property, Plant, and Equipment

  Property, plant, and equipment acquired through the purchases of businesses is recorded at fair value. Subsequent additions and improvements to property, plant, and equipment are capitalized at cost.

  Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: buildings and improvements, 7-40 years; and machinery and equipment, 2-18 years. Leasehold improvements, which are included in buildings and improvements, are depreciated over the shorter of the term of the respective lease or the life of the respective improvement.

 Intangibles

  The excess of cost over the net tangible assets acquired consists of patents, customer lists, technology-related agreements, and goodwill, and is amortized on a straight-line basis over periods from 2-15 years. The Company periodically re-evaluates the carrying value of its intangibles and its other long-term assets based on the expected undiscounted cash flows over the remaining life of the related assets.

 Deferred Financing Costs

  Deferred financing costs, consisting of fees and other expenses associated with the debt financing, are amortized over the term of the related debt using the effective interest method.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

 Related-Party Transactions

  In connection with the Acquisition and obtaining the related financing, the Company entered into a Management Services Agreement (Agreement) with The Jordan Company (Jordan), an affiliate of the Company. The Agreement provides that the Company shall pay Jordan an annual fee of the higher of (i) $550 or
(ii) 2.5% of the Company's annual Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) as defined in the Agreement. For the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995, the Company expensed $699, $550, and $207, respectively, related to the Agreement. These amounts are included in other expense.

  In connection with the Acquisition, the Company loaned certain employees $427, of which $343 is outstanding as of December 31, 1997. All of the loans are due upon the earlier of March 31, 2006, or within 90 days after a borrower ceases to be an employee of the Company. The loans relate to the purchase of common stock of the Company, are collateralized by the pledge of common shares of the Company, may be prepaid in part or in full without notice or penalty, and are represented by nonrecourse promissory notes which bear interest at a rate per annum of 7%. The loans have been recorded as a reduction of stockholders' equity in the consolidated financial statements.

 Financial Instruments

  The fair market value of those long-term obligations which carry variable rates approximates carrying value since the interest rates are periodically adjusted for changes in market interest rates. The fair market value of the 12.25% senior subordinated notes approximates carrying value as the rates approximate those which could be obtained for similar issues with similar maturities given the Company's overall financial condition.

  The fair market values of the Company's other financial instruments included in the consolidated balance sheets approximate the carrying values of the financial instruments.

 Income Taxes

  The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statements and tax basis of assets and liabilities.

 Comprehensive Income

  Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Comprehensive Income." SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The provisions of the Statement however, need not be applied to immaterial items. The Company's comprehensive loss is impacted only by foreign currency translation adjustments, which are immaterial in nature.

(4) INVENTORIES

  Inventories consist of the following:

                                                                  1997    1996
                                                                 ------- -------
       Raw materials............................................ $ 9,780 $ 8,051
       Work-in-process..........................................   4,455   3,542
       Finished goods...........................................   8,602   7,481
                                                                 ------- -------
                                                                 $22,837 $19,074
                                                                 ======= =======

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

(5) PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment consists of the following:

                                                                 1997    1996
                                                                ------- -------
       Land.................................................... $   844 $   844
       Buildings and improvements..............................   9,763   8,698
       Machinery and equipment.................................  18,513  17,736
                                                                ------- -------
                                                                 29,120  27,278
       Less accumulated depreciation...........................   8,302   5,415
                                                                ------- -------
                                                                $20,818 $21,863
                                                                ======= =======

  Depreciation expense totaled $3,657, $4,283, and $1,453 for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995, respectively.

(6) INTANGIBLES

  Intangibles, net of accumulated amortization, consist of the following:

                                                               1997      1996
                                                             --------  --------
       Goodwill............................................. $ 67,488  $ 65,454
       Customer lists.......................................   15,362    15,362
       Patents, technology agreement, and other.............   14,114    14,114
                                                             --------  --------
                                                               96,964    94,930
       Less accumulated amortization........................   36,914    20,536
                                                             --------  --------
                                                             $ 60,050  $ 74,394
                                                             ========  ========

(7) DEFERRED FINANCING COSTS

  In connection with the Acquisition and the OSD Acquisition, the Company recorded fees and expenses totaling $9,056. Costs of $7,856 related to debt financing are included in deferred financing costs and are being amortized over the term of the related debt instruments using the effective interest method.
Costs of $1,200 related to the issuance of the Company's common stock have been recorded as a reduction in additional paid-in capital in the consolidated financial statements.

(8) LONG-TERM OBLIGATIONS

  Long-term obligations consist of the following:

                                                               1997      1996
                                                             --------  --------
       Term loans........................................... $ 65,095  $ 69,975
       Revolver.............................................   13,900    12,901
       12.25% senior subordinated notes.....................   34,000    34,000
       Unamortized debt discount............................     (494)     (561)
                                                             --------  --------
                                                              112,501   116,315
       Less current maturities..............................    6,120     6,080
                                                             --------  --------
                                                             $106,381  $110,235
                                                             ========  ========

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

  At December 31, 1997, the schedule of principal payments is as follows:

       1998........................................................... $  6,120
       1999...........................................................    6,150
       2000...........................................................    7,000
       2001...........................................................   11,630
       2002...........................................................   15,985
       Thereafter.....................................................   66,110
       Unamortized debt discount......................................     (494)
                                                                       --------
                                                                       $112,501
                                                                       ========

 Credit Agreement

  In connection with the Acquisition, the Company entered into a Credit Agreement dated as of August 16, 1995. In connection with the OSD Acquisition, the Company entered into a Second Amendment to the Credit Agreement dated as of October 21, 1996 (collectively the "Credit Agreement"). Borrowings under the Credit Agreement are secured by first priority mortgages and liens on substantially all of the assets of the Company.

  The Credit Agreement consists of a $25,000 Term A loan, a $23,000 Term B loan, a $16,000 Term C loan, a $10,000 Term D loan (collectively, the "Term Loans"), and a $28,000 revolving credit facility (Revolver). The Revolver provides that up to $5,000 of such facility may be used for the issuance of letters of credit and lender guaranties. There are letters of credit and lender guaranties totaling $2,285 outstanding as of December 31, 1997. The Credit Agreement also contains several financial covenants, which require the Company to maintain certain financial ratios and restrict the Company's ability to incur indebtedness, make capital expenditures, and pay dividends. The Company was in compliance with these covenants at December 31, 1997. The commitment fee on the unused portion of the Revolver is 1/2% per annum, payable quarterly.

  Mandatory principal payments on the Term Loans are due in quarterly installments beginning on December 1, 1996, with the final installment due on September 1, 2003. The Revolver is due on September 1, 2003. The Credit Agreement requires annual prepayments on the Term Loans on a date 130 days following the end of each fiscal year, beginning with the year ended December 31, 1997, based on Excess Cash Flow (as defined in the Credit Agreement).

  Through March 31, 1997, borrowings under the Credit Agreement bear interest, at the option of the Company, at a rate per annum equal to (i) the Base Rate (as defined in the Credit Agreement) plus 1.25% for the Revolver and Term A loan; the Base Rate plus 1.75% for the Term B loan; and Base Rate plus 2.25% for the Term C and Term D loans; or (ii) the LIBOR Rate (as defined in the Credit Agreement) plus 2.75% for the Revolver and Term A loan; the LIBOR Rate plus 3.25% for the Term B loan; and the LIBOR Rate plus 3.75% for the Term C and Term D loan. For each fiscal quarter following March 31, 1997, the factor added to either the Base Rate or the LIBOR Rate will be adjusted based on the ratio of the Company's Total Debt to Operating Cash Flow (as defined in the Credit Agreement). The average interest rate on outstanding borrowings was 9.4% and 9.1% at December 31, 1997 and 1996, respectively.

 Senior Subordinated Notes

  The 12.25% Senior Subordinated Notes due August 15, 2004 (the "Notes"), were issued in connection with the Acquisition pursuant to an agreement dated August 16, 1995, among Jackson Acquisition Corp. and the purchasers named within the agreement. The Notes represent unsecured general obligations of the Company and are subordinated to all Senior Indebtedness (as defined in the Credit Agreement) of the Company.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

  The Notes mature on August 15, 2004. Commencing February 15, 1996, interest on the Notes is payable semiannually on February 15 and August 15. The Notes bear interest at the rate of 12.25% per annum. The Notes may not be redeemed prior to August 15, 2000, except in the event of a public offering of the Company or in the event of a Change of Control (as defined in the Credit Agreement). The Notes are callable on or after August 15, 2000, in whole or from time to time in part, at the option of the Company, at a call price of 105% commencing August 15, 2000; 102.5% commencing August 15, 2001; and 100% commencing August 15, 2002.

  The Notes require the Company to maintain certain financial ratios and restrict the incurrence of additional indebtedness by the Company; the payment of dividends and other distributions with respect to the Company's capital stock; the creation of liens on the assets of the Company to secure certain subordinated debt; and certain mergers, sales of assets, and transactions with affiliates. The Company was in compliance with these covenants at December 31, 1997.

  The net proceeds of the issuance of the Notes totaled $33,353. The difference between the face value and the net proceeds from issue is being amortized over nine years.

 Interest Rate Cap

  The Company utilizes an interest rate cap agreement to reduce the impact of increases in interest rates on its floating rate debt. The interest rate cap agreement was purchased on December 1, 1997 and expires December 1, 1999, and entitles the Company to receive from a counterparty an amount, if any, by which the selected market interest rate exceeds the strike rate stated in the agreement. The interest rate cap has a notional amount of $50,000 and a strike rate of 7%. Any amounts received related to the agreement are recorded as adjustments to interest expense.

(9) STOCKHOLDERS' DEFICIT AND PREFERRED STOCK

  On July 1, 1996, the Company amended its Certificate of Incorporation to reflect the 100-to-1 reverse stock split of all authorized and issued common and preferred stock. Following this stock split, the authorized capital stock of the Company consists of 100,000 shares of Class A common stock, 45,000 shares of Class B common stock, 15,000 shares of Class C common stock (collectively the "Common Stock"), and 2,000 shares of Series A Cumulative 13.25% Exchangeable Preferred Stock (the "Preferred Stock").

  In connection with the financing for the Acquisition, the Company issued, on a post-stock split basis, 40,000 shares of Class A common stock, 10,000 shares of Class C common stock, and 1,700 shares of Preferred Stock.

 Common Stock

  Dividends are payable equally on shares of all classes of common stock in amounts as and when declared by the Company's Board of Directors, subject to legally available funds and restrictions contained in certain agreements. Holders of Class A and Class C common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

  Upon the sale of shares of Class B common stock and pursuant to a public offering, each share of Class B common stock will be converted into one share of Class A common stock. In addition, each holder of Class B common stock may, at their option, convert each share of Class B common stock into Class A common stock at any time, subject to applicable banking and other regulations. Upon the sale of Common Stock pursuant to a public offering, each share of Class C common stock will be converted into one share of Class A common stock.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

 Warrants

  In connection with the Acquisition, the Company issued warrants to purchase 34,482.76 shares of common stock at an exercise price of $100 per share. These warrants may be exercised at any time prior to their expiration date of August 15, 2005. The proceeds from the sale of these warrants ($100 per warrant) have been recorded as additional paid-in capital in the consolidated financial statements. No warrants have been exercised since their issuance.

 Stock Option Plan

  In connection with the Acquisition, the Company adopted a nonqualified stock option plan (the Option Plan) for its officers and key employees. Under the Option Plan, eligible participants may receive incentive and nonqualified options to purchase shares of the Company's Class C common stock. Options are exercisable at such time an option is earned and vested. Generally, options become exercisable at a rate of 20% for each full year of employment from the date of grant and may be exercised only if the holder is an employee of the Company. No options have been exercised since the adoption of the Option Plan. All options currently outstanding have an exercise price of $100 per share.

  All options expire on the earlier of (i) 10 years from date of grant; (ii) 90 days from the employee's termination date; or (iii) one year from the employee's termination due to death or disability.


  The following is a summary of options granted and outstanding:

                                                             PERIOD FROM AUGUST 17
                              YEARS ENDED DECEMBER 31,          TO DECEMBER 31,
                               1997              1996                1995
                         ----------------- ----------------- -----------------------
                                  EXERCISE          EXERCISE              EXERCISE
                          SHARES   PRICE    SHARES   PRICE     SHARES      PRICE
                         -------- -------- -------- -------- ----------- -----------
Beginning of Period..... 1,704.14 $ 100.00 1,724.14 $100.00          --  $      --
Granted................. 1,503.90   100.00    10.00  100.00     1,724.14     100.00
Exercised...............      --       --       --      --           --         --
Cancelled...............    10.00   100.00    30.00  100.00          --      100.00
                         -------- -------- -------- -------  ----------- ----------
End of period........... 3,198.04 $ 100.00 1,704.14 $100.00     1,724.14 $   100.00
                         -------- -------- -------- -------  ----------- ----------
Exercisable at the end
 of period..............   849.18 $ 100.00   424.59 $100.00          --  $   100.00
                         ======== ======== ======== =======  =========== ==========
Weighted average fair
 value of options
 granted................          $  63.70          $   --               $   100.00
                                  --------          -------              ----------

  The weighted average fair value of options granted is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions for 1997 and 1995: risk free interest rate of 6.5%; expected dividend yield of 0%; expected life of ten years and expected volatility of 0%. Use of the Black-Scholes options pricing model for 1996 results in a non-meaningful fair value.

  The weighted average contractual life of the options outstanding at December 31, 1997 was 8.5 years.

  The Company has elected to continue to measure compensation cost using the intrinsic value method as prescribed by Accounting Principles Board (APB) Opinion No. 25 and has recorded no compensation expense relative to the issuance of its stock options. Had the Company applied the principles of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, compensation expense would have been $44, $34 and $11 for 1997, 1996 and the period from August 17 to December 31, 1995, respectively.

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

 Preferred Stock

  The Preferred Stock has a Liquidation Preference (as defined) of $10,000 per share, plus accretion due to dividends at the rate of 13.25%, compounded semiannually on February 15 and August 15, commencing February 15, 1996. The Board of Directors may declare a dividend at any time, commencing February 15, 1996, provided that the Liquidation Preference, following the declaration of any dividend, equals $10,000 per share or greater. The Preferred Stock is exchangeable at any time, at the option of the Company, for 13.25% Senior Subordinated Notes, due August 15, 2005. The 13.25% Senior Subordinated Notes would contain the same rights, restrictions, and other terms as the Notes.

  The Company may redeem the Preferred Stock, in whole or in part, commencing August 15, 2000, at $10,600 per share plus accrued dividends; commencing August 15, 2001, at $10,300 per share plus accrued dividends; and commencing August 15, 2002, at $10,000 per share plus accrued dividends. Prior to August 15, 2000, the Company may redeem up to 680 shares of Preferred Stock with proceeds of a public offering, at $11,200 per share plus accrued dividends. In the event of a Change of Control (as defined), each share of Preferred Stock may be redeemed by the Company, at the option of the holder, at $10,100 per share, plus accrued dividends. The Company shall redeem all outstanding shares of Preferred Stock on August 15, 2005, at $10,000 per share plus accrued dividends. Accrued dividends on the Company's preferred stock totaled $6,065 and $3,287 at December 31, 1997 and 1996, respectively.

  The net proceeds of the issuance of Preferred Stock in connection with the Acquisition totaled $14,198. The difference between the liquidation value at issuance and the net proceeds from issue is being accreted over 10 years.

  The holders of Preferred Stock have no voting rights with the exception of certain matters such as amendment of the Company's Certificate of Incorporation or By-Laws, authorization of additional capital stock senior to the Preferred Stock, or the sale or other disposition of substantially all of the Company's assets.

(10) INCOME TAXES

  Current income tax expense for the year ended December 31, 1997 consisted of $40, $310, and $334 for federal, state and local, and foreign income taxes, respectively. Current income tax expense for the year ended December 31, 1996 consisted of $-0-, $215, and $214 for federal, state and local, and foreign taxes, respectively. There was no current income tax expense for the period from August 17, 1995 through December 31, 1995. There was no deferred income tax expense during 1997, 1996 or for the period from August 17, 1995 through December 31, 1995.

  Reconciliation between the statutory income tax provision and effective tax provision is summarized below for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995:

                                                      1997     1996     1995
                                                     -------  -------  -------
     Statutory rate (34%)........................... $(3,291) $(5,446) $(1,485)
     Amortization of goodwill and other.............   4,778    5,435    1,425
     Change in valuation allowance..................    (803)     440       60
                                                     -------  -------  -------
     Income tax provision........................... $   684  $   429  $   --
                                                     =======  =======  =======

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

  The tax effects of significant temporary differences, representing deferred tax assets and the deferred tax liability, as of December 31, 1997 and 1996 are as follows:

                                                                1997     1996
                                                              --------  -------
     Deferred tax assets:
       Net operating loss carryforwards...................... $  7,912  $ 8,725
       Receivables...........................................      125      157
       Accrued liabilities...................................      680      665
       Postretirement benefits...............................      739      738
       Inventory.............................................      373      363
       Other.................................................      392      476
                                                              --------  -------
                                                                10,221   11,124
     Valuation allowance.....................................  (10,076) (10,879)
                                                              --------  -------
     Net deferred tax assets.................................      145      245
     Deferred tax liability property, plant, and equipment...     (145)    (245)
                                                              --------  -------
     Net deferred taxes...................................... $    --   $   --
                                                              ========  =======

  The Company establishes valuation allowances in accordance with SFAS No. 109 and continually reviews the adequacy of the allowance, recognizing benefits only as their reassessment indicates that it is more likely than not that benefits will be realized. The valuation allowance of net deferred taxes decreased by $803 in 1997 and increased by $1,134 in 1996. The reduction in 1997 was a result of changes in temporary differences and a decrease in the net operating loss carryforwards due to taxable income. The increase during 1996 was the result of an increase in net operating loss carryforwards and changes in temporary differences. At December 31, 1997 and 1996, the Company concluded that it did not meet the requirement that it was more likely than not that the benefits would be realized. At December 31, 1997, the Company had net operating loss carryforwards (NOL) of approximately $22,602 for U.S. federal income tax purposes which begin to expire in 2009 to the extent not previously utilized. Approximately $13,564 of the NOL is restricted in availability subject to an annual limitation of approximately $1,236 under
Section 382 of the Internal Revenue Code. The remaining balance of approximately $9,038 is available without restriction.

(11) RETIREMENT BENEFIT PLANS

  Retirement benefits are provided to substantially all employees under a discretionary profit sharing and contributory retirement plan under Section 401(k) of the Internal Revenue Code.

  The Company provides postretirement health care and other benefits to certain qualifying retirees. The Company does not fund retiree health care benefits in advance and has the right to modify these benefits in the future. Net periodic postretirement benefit cost (NPPBC) for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995 includes the following components:

                                                                1997  1996  1995
                                                                ----  ----  ----
     Service cost.............................................. $ 78  $ 73  $ 79
     Interest cost.............................................   58    49    52
     Other.....................................................  (57)  (61)    3
                                                                ----  ----  ----
     NPPBC..................................................... $ 79  $ 61  $134
                                                                ====  ====  ====

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

  The Plan's status as of December 31 is as follows:

                                                                   1997   1996
                                                                  ------ ------
     Actuarial present value of benefit obligation:
       Fully eligible active participants........................ $   98 $   40
       Other active participants.................................    861    693
       Retirees..................................................     40     42
       Unrecognized net gain.....................................  1,187  1,332
       Unrecognized prior service cost...........................     23     24
                                                                  ------ ------
     Accumulated postretirement benefit obligation (APBO)........ $2,209 $2,131
                                                                  ====== ======

  The APBO was determined by application of the terms of the Plan, together with relevant actuarial assumptions for active employees. Health care cost trends are projected at annual rates ranging from 7.5% in 1998 down to 5.5% in 2019 and thereafter. The effect of a 1% annual increase in these assumed rates would increase the APBO at December 31, 1997 by approximately $267 and the service and interest cost components of the NPPBC for the years ended December 31, 1997 and 1996 by approximately $42. The assumed discount rate used in determining the APBO was 7.5%. The APBO is included in other noncurrent liabilities on the consolidated balance sheets.

(12) COMMITMENTS AND CONTINGENCIES

  The Company is involved in certain legal actions from time to time related to the normal conduct of its business. Management believes that liabilities, if any, resulting from litigation will not materially affect the consolidated financial position or results of operations of the Company.

  Future minimum lease payments under all operating leases with initial or remaining noncancelable lease terms in excess of one year at December 31, 1997 are as follows:

       1998................................................................ $966
       1999................................................................  919
       2000................................................................  448
       2001................................................................  416
       2002 and thereafter.................................................  250

  Rent expense for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 through December 31, 1995 totaled $1,462, $1,300, and $534, respectively.

(13) SALE OF ASSETS HELD FOR DISPOSAL

  During 1996, the Company decided to divest its arrowboard product line in LaMirada, California. The Company recorded a $1,050 charge to operations to reduce the carrying value of inventory and property, plant, and equipment to their estimated fair values. During July 1997, the Company completed the sale of this product line and recorded an additional loss on sale of assets of $335.

(14) SUBSEQUENT EVENTS

  On April 16, 1998, the Company offered $115 million aggregate principal amount of Senior Subordinated Notes (the "Notes") due April 15, 2005 (the "Offering"). The Notes will bear interest at the rate of 9 1/2% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15,

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES

1998. The payment of principal, premium, interest and liquidated damages on the Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by American Allsafe Company, a Delaware corporation, Crystaloid Technologies, Inc., a Delaware corporation, OSD Envizion, Inc., a Delaware corporation, Flex-O-Lite, Inc., a Delaware corporation and Silencio/Safety Direct, Inc., a Nevada Corporation, as guarantors (collectively, the "Guarantors"). Simultaneously with the Offering, the Company entered into a credit agreement (the "New Credit Facility") with BankBoston, N.A. and Mercantile Bank National Association, which will provide for a line of credit in the aggregate amount of $125.0 million, consisting of an acquisition line facility in the principal amount of $95.0 million and a revolving credit facility in the principal amount of $30.0 million.

  Pursuant to certain stock purchase agreements, in March 1998 the Company, through its subsidiaries, Jackson Acquisition, Inc. and Crystaloid Technologies, Inc., agreed to acquire i) all of the outstanding capital stock of American Allsafe Company and Silencio/Safety Direct, Inc. for $29.5 million (the "Allsafe Acquisition") and ii) all of the outstanding capital stock of Crystaloid Electronics, Inc. for $6.5 million (the "Crystaloid Acquisition"), $0.5 million of which is payable in 18 months subject to certain conditions. These acquisitions closed on April 21, 1998 and April 22, 1998 respectively.

  Financial information regarding the Guarantors as of December, 1997 and 1996 and for the years ended December 31, 1997 and 1996 and for the period from August 17, 1995 (inception) through December 31, 1995 is presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. The financial information regarding the Guarantors is being presented through condensed consolidating financial statements since the guarantees are full and unconditional and are joint and several. Guarantor financial statements have not been presented because management does not believe that such financial statements are material to investors. Crystaloid Technologies, Inc. was incorporated in April 1998. OSD Envizion, Inc. was incorporated in October 1996. Flex-O-Lite, Inc. was acquired in 1994 by the Company's predecessor. Disclosures concerning the operations of Lansec, the only non-Guarantor Subsidiary, prior to December 31, 1997 have not been presented because its operations are not material.

                                               (Note 14 continued on next page)

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1997

                                                  NON-
                         PARENT    GUARANTOR   GUARANTOR
                         COMPANY  SUBSIDIARIES SUBSIDIARY ELIMINATIONS CONSOLIDATED
                         -------  ------------ ---------- ------------ ------------
         ASSETS
         ------
Current Assets:
 Cash and cash
  equivalents........... $   --     $   --       $  523     $    --      $    523
 Accounts receivable,
  net...................   7,565      8,426       1,476       (2,579)      14,888
 Inventories............   8,064     14,322         476          (25)      22,837
 Prepaid expenses.......     256        104          49          --           409
                         -------    -------      ------     --------     --------
   Total current assets.  15,885     22,852       2,524       (2,604)      38,657
 Property, plant and
  equipment.............  11,625      9,035         158          --        20,818
 Intangibles............  16,836     41,179       2,035          --        60,050
 Deferred financing
  costs.................   5,180        --          --           --         5,180
 Investment in
  subsidiaries..........  25,180        --          --       (25,180)         --
 Other noncurrent
  assets................     --         342         --           --           342
                         -------    -------      ------     --------     --------
                         $74,706    $73,408      $4,717     $(27,784)    $125,047
                         =======    =======      ======     ========     ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
       (DEFICIT)
  --------------------
Current liabilities:
 Current maturities of
  long-term debt........ $ 6,120    $   --       $  --      $    --         6,120
 Accounts payable.......   3,743      7,493         196          --        11,432
 Accrued and other
  liabilities...........   2,949        855       1,397          --         5,201
 Accrued interest.......   2,102        --          --           --         2,102
 Accrued taxes..........     482        --           52          --           534
                         -------    -------      ------     --------     --------
   Total current
    liabilities.........  15,396      8,348       1,645          --        25,389
Long-term debt, less
 current maturities..... 106,381        --          --           --       106,381
Other noncurrent
 liabilities............   3,368        --          235          --         3,603
Due to parent........... (40,244)    39,986       2,837          --           --
Preferred stock.........  20,951        --          --           --        20,951
Stockholders' deficit
 Common stock...........     --           1         --            (1)         --
 Additional paid-in
  capital...............   7,102     34,499         --       (34,499)       7,102
 Cumulative translation
  adjustment............     --        (106)        --           --          (106)
 Loans due on common
  stock.................    (343)       --          --           --          (343)
 Accumulated deficit.... (37,905)    (9,320)        --         9,295      (37,930)
                         -------    -------      ------     --------     --------
   Total stockholders'
    equity (deficit).... (31,146)    25,074         --       (25,205)     (31,277)
                         -------    -------      ------     --------     --------
                         $74,706    $73,408      $4,717     $(27,784)    $125,047
                         =======    =======      ======     ========     ========

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                               PARENT     GUARANTOR
                               COMPANY   SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                              ---------  ------------ ------------ ------------
Net sales.................... $  47,759    $83,033      $(7,375)     $123,417
Operating expenses:
  Cost of sales..............    32,257     62,594       (7,385)       87,466
  Selling, general and
   administrative............     8,876      6,329          --         15,205
  Write-down of assets              --         335          --            335
  Amortization of
   intangibles...............    13,185      3,193          --         16,378
                              ---------    -------      -------      --------
                                 54,318     72,451       (7,385)      119,384
Operating income (loss) .....    (6,559)    10,582           10         4,033
Other:
  Interest expense...........   (12,050)       --           --        (12,050)
  Amortization of deferred
   financing costs...........    (1,261)       --           --         (1,261)
  Other......................     6,996     (7,397)         --           (401)
                              ---------    -------      -------      --------
Income (loss) before income
 tax provision...............   (12,874)     3,185           10        (9,679)
Income tax expense...........       540        144          --            684
Equity earnings (loss) in
 subsidiaries................     3,041        --        (3,041)          --
                              ---------    -------      -------      --------
Net income (loss)............ $ (10,373)   $ 3,041      $(3,031)     $(10,363)
                              =========    =======      =======      ========

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                          YEAR ENDED DECEMBER 31, 1997

                                             PARENT    GUARANTOR
                                             COMPANY  SUBSIDIARIES CONSOLIDATED
                                             -------  ------------ ------------
Cash flows from operating activities:
Net cash (used in) provided by operating
 activities................................. $ 1,328      8,985       10,313
                                             -------     ------       ------
Cash flows from investing activities:
Capital expenditures........................  (2,168)    (1,078)      (3,246)
Acquisition of business.....................  (2,461)       --        (2,461)
Deferral of acquisition price, net of
 payments...................................  (1,695)       --        (1,695)
Proceeds from sale of assets ...............     708        804        1,512
                                             -------     ------       ------
 Net cash used in investing activities......  (5,616)      (274)      (5,890)
                                             -------     ------       ------
Cash flows from financing activities:
Repayment of long-term obligations .........  (3,880)       --        (3,880)
Repayment of common stock, net of loan
 payments ..................................     (20)       --           (20)
                                             -------     ------       ------
 Net cash used in financing activities......  (3,900)       --        (3,900)
                                             -------     ------       ------
Net increase (decrease) in cash and cash      (8,188)     8,711          523
 equivalents................................ =======     ======
Cash and cash equivalents, beginning of period...................        --
                                                                      ------
 Cash and cash equivalents, end of period........................     $  523
                                                                      ======

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1996

                                PARENT    GUARANTOR
                                COMPANY  SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                                -------  ------------ ------------ ------------
            ASSETS
            ------
Current Assets:
 Cash and cash equivalents..... $   --     $   --       $    --      $    --
 Accounts receivable, net......   4,321      8,682           --        13,003
 Inventories...................   6,911     12,199           (36)      19,074
 Prepaid expenses..............     192         48           --           240
                                -------    -------      --------     --------
   Total current assets........  11,424     20,929           (36)      32,317
 Property, plant and
  equipment....................  11,014     10,849           --        21,863
 Intangibles...................  22,522     51,872           --        74,394
 Deferred financing costs......   6,441        --            --         6,441
 Investment in subsidiaries....  22,139        --        (22,139)         --
                                -------    -------      --------     --------
                                $73,540    $83,650      $(22,175)    $135,015
                                =======    =======      ========     ========
 LIABILITIES AND STOCKHOLDERS'
            DEFICIT
 -----------------------------
Current liabilities:
 Current maturities of long-
  term debt.................... $ 6,080    $   --       $    --      $  6,080
 Accounts payable..............   2,771      5,012           --         7,783
 Accrued and other
  liabilities..................   4,427        791           --         5,218
 Accrued interest..............   2,071        --            --         2,071
 Accrued taxes.................      22        --            --            22
                                -------    -------      --------     --------
   Total current liabilities...  15,371      5,803           --        21,174
Long-term debt, less current
 maturities.................... 110,235        --            --       110,235
Other noncurrent liabilities...   3,465        --            --         3,465
Due to parent.................. (55,730)    55,730           --           --
Preferred stock................  17,879        --            --        17,879
Stockholders' deficit
 Common stock..................     --           1            (1)         --
 Additional paid-in capital....   7,154     34,499       (34,499)       7,154
 Cumulative translation
  adjustment...................     --         (22)          --           (22)
 Loans due on common stock.....    (375)       --            --          (375)
 Accumulated deficit........... (24,459)   (12,361)       12,325      (24,495)
                                -------    -------      --------     --------
   Total stockholders' deficit. (17,680)    22,117       (22,175)     (17,738)
                                -------    -------      --------     --------
                                $73,540    $83,650      $(22,175)    $135,015
                                =======    =======      ========     ========

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                PARENT    GUARANTOR
                               COMPANY   SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                               --------  ------------ ------------ ------------
Net sales..................... $ 43,236    $72,509      $(3,957)     $111,788
Operating expenses:
  Cost of sales...............   29,036     55,370       (3,921)       80,485
  Selling, general and
   administrative.............    7,807      6,633          --         14,440
  Write-down of assets........    1,050        --           --          1,050
  Amortization of intangibles.   16,196      2,653          --         18,849
                               --------    -------      -------      --------
                                 54,089     64,656       (3,921)      114,824
Operating income (loss).......  (10,853)     7,853          (36)       (3,036)
Other:
  Interest expense............  (11,306)       --           --        (11,306)
  Amortization of deferred
   financing costs............   (1,076)       --           --         (1,076)
  Other.......................    8,860     (9,459)         --           (599)
                               --------    -------      -------      --------
Income (loss) before income
 tax..........................  (14,375)    (1,606)         (36)      (16,017)
Income tax expense............      215        214          --            429
Equity earnings (loss) in
 subsidiaries.................   (1,820)       --         1,820           --
                               --------    -------      -------      --------
Net income (loss)............. $(16,410)   $(1,820)     $ 1,784      $(16,446)
                               ========    =======      =======      ========

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                          YEAR ENDED DECEMBER 31, 1996

                                  PARENT   GUARANTOR
                                 COMPANY   SUBSIDIARY ELIMINATIONS CONSOLIDATED
                                 --------  ---------- ------------ ------------
Cash flows from operating
 activities:
Net cash provided by operating
 activities:.................... $  3,870    2,215        748          6,833
                                 --------    -----        ---        -------
Cash flows from investing
 activities:
Capital expenditures............   (1,210)    (700)       --          (1,910)
Acquisition of business.........  (14,947)     --         --         (14,947)
Deferral of acquisition price,
 net of payments................    2,125      --         --           2,125
Proceeds from sale of assets....      180      --         --             180
                                 --------    -----        ---        -------
 Net cash used in investing
  activities....................  (13,852)    (700)       --         (14,552)
                                 --------    -----        ---        -------
Cash flows from financing
 activities:
Proceeds from borrowings........   13,634      --         --          13,634
Repurchase of common stock, net
 of loan payments...............      (53)     --         --             (53)
Financing costs.................     (856)     --         --            (856)
Repayment of long term
 obligations....................   (5,006)     --         --          (5,006)
                                 --------    -----        ---        -------
 Net cash provided by financing
  activities....................    7,719      --         --           7,719
                                 --------    -----        ---        -------
Net increase (decrease) in cash    (2,263)   1,515        748            --
 and cash equivalents........... ========    =====        ===
Cash and cash equivalents, beginning of period...................        --
                                                                     -------
  Cash and cash equivalents, end of period.......................    $   --
                                                                     =======

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
             FROM AUGUST 17, 1995 (INCEPTION) TO DECEMBER 31, 1995

                                 PARENT    GUARANTOR
                                 COMPANY  SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                                 -------  ------------ ------------ ------------
Net sales......................  $15,766    $ 21,792     $   --       $37,558
Operating expenses:
  Cost of sales................   11,294      19,272         --        30,566
  Selling, general and
   administrative..............    2,950       2,015         --         4,965
  Amortization of intangibles..    1,268         420         --         1,688
                                 -------    --------     -------      -------
                                  15,512      21,707         --        37,219
Operating income ..............      254          85         --           339
Other:
  Interest expense.............   (4,381)        --          --        (4,381)
  Amortization of deferred
   financing costs.............     (340)        --          --          (340)
  Other........................   10,640     (10,626)        --            14
                                 -------    --------     -------      -------
Income (loss) before income tax
 provision.....................    6,173     (10,541)        --        (4,368)
Income tax expense.............      --          --          --           --
Equity in earnings (loss) in
 subsidiaries..................  (10,541)        --       10,541          --
                                 -------    --------     -------      -------
Net inocme (loss)..............  $(4,368)   $(10,541)    $10,541      $(4,368)
                                 =======    ========     =======      =======

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(14) SUBSEQUENT EVENTS (CONT.)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
             FROM AUGUST 17, 1995 (INCEPTION) TO DECEMBER 31, 1995

                                               PARENT   GUARANTOR
                                              COMPANY   SUBSIDIARY CONSOLIDATED
                                              --------  ---------- ------------
Cash flows from operating activities:
Net cash (used in) provided by operating
 activities..................................  $10,098    (2,688)       7,410
                                              --------    ------     --------
Cash flows from investing activities:
Capital expenditures.........................     (408)      (57)        (465)
Acquisition of business...................... (129,000)      --      (129,000)
Proceeds from sale of assets ................      311       --           311
                                              --------    ------     --------
 Net cash used in investing activities....... (129,097)      (57)    (129,154)
                                              --------    ------     --------
Cash flows from financing activities:
Proceeds from borrowings.....................  115,153       --       115,153
Equity proceeds .............................   22,219       --        22,219
Financing costs..............................   (8,200)      --        (8,200)
Repayment of long-term obligations...........   (7,553)      --        (7,553)
                                              --------    ------     --------
 Net cash provided by financing activities...  121,619       --       121,619
                                              --------    ------     --------
Net increase (decrease) in cash and cash         2,620    (2,745)        (125)
 equivalents................................. ========    ======     ========
Cash and cash equivalents, beginning of period...................         125
                                                                     --------
 Cash and cash equivalents, end of period........................    $    --
                                                                     ========

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                               JUNE 30, 1998

                                                                        1998
                                                                      --------
                               ASSETS
                               ------
Current assets:
  Cash and cash equivalents.......................................... $    471
  Accounts receivable, net of allowance for doubtful accounts of
   $622..............................................................   28,046
  Inventories........................................................   31,871
  Prepaid expenses...................................................      437
                                                                      --------
    Total current assets.............................................   60,825
Property, plant, and equipment.......................................   30,797
Intangibles..........................................................   72,821
Deferred financing costs.............................................    7,053
Other noncurrent assets .............................................      551
                                                                      --------
                                                                      $172,047
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' DEFICIT
                -------------------------------------
Current liabilities:
  Accounts payable................................................... $ 15,335
  Accrued and other liabilities......................................    6,439
  Accrued interest...................................................    2,598
  Accrued taxes......................................................    1,330
                                                                      --------
    Total current liabilities........................................   25,702
                                                                      --------
Long-term debt.......................................................  187,620
Other noncurrent liabilities.........................................    3,370
Stockholders' deficit:
  Class A Common Stock, $.01 par value; 100,000 shares authorized;
   38,530 shares issued and outstanding at June 30, 1998.............      --
  Class C common stock, $.01 par value; 15,000 shares authorized;
   8,526 shares issued and outstanding at June 30, 1998..............      --
  Additional paid-in capital.........................................    2,952
  Cumulative translation adjustment..................................      (62)
  Loans due on common stock..........................................     (343)
  Accumulated deficit................................................  (47,192)
                                                                      --------
    Total stockholders' deficit......................................  (44,645)
                                                                      --------
                                                                      $172,047
                                                                      ========

       See accompanying notes to consolidated financial statements.

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                  SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                               1998     1997
                                                              -------  -------
Net sales.................................................... $78,680  $62,264
Operating expenses:
  Cost of sales..............................................  53,104   44,227
  Selling, general and administrative........................  11,965    7,631
  Write down of assets.......................................     --       335
  Amortization of intangibles................................   3,763    9,334
                                                              -------  -------
Total operating expenses.....................................  68,832   61,527
Operating income.............................................   9,848      737
Other:
  Interest expense, net......................................  (7,056)  (6,022)
  Amortization of deferred financing costs...................    (757)    (635)
  Other......................................................    (363)    (243)
                                                              -------  -------
Income (loss) before income tax provision and extraordinary
 item........................................................   1,672   (6,163)
Income tax expense...........................................     313      122
                                                              -------  -------
Net earnings (loss) before extraordinary item................   1,359   (6,285)
Extraordinary item
  Loss due to early extinguishment of debts, net of tax......  (7,558)     --
                                                              -------  -------
Net loss..................................................... $(6,199) $(6,285)
                                                              =======  =======

       See accompanying notes to consolidated financial statements.

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOW

                  SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                              1998      1997
                                                            ---------  -------
Cash flows from operating activities:
 Net earnings (loss) before extraordinary item............. $   1,359  $(6,285)
 Adjustments to reconcile net earnings (loss) to net cash
  provided by operating activities:
  Depreciation.............................................     2,462    2,595
  Write down of assets.....................................       --       335
  Amortization of deferred financing costs, intangibles and
   debt discount...........................................     4,562   10,004
  Changes in operating assets and liabilities, net of
   effects of acquisitions:
   Accounts receivable.....................................    (8,319)  (5,509)
   Inventories.............................................    (1,373)  (2,940)
   Accounts payable........................................     2,412    2,384
   Accrued and other liabilities...........................        72      502
   Accrued interest........................................       496       98
   Accrued taxes...........................................         1      --
   Other, net..............................................      (442)      (9)
                                                            ---------  -------
 Net cash provided operating activities....................     1,230    1,175
Cash flows from investing activities:
 Capital expenditures......................................    (1,895)  (1,178)
 Acquisition of business, including direct expenses........   (36,259)  (2,000)
 Deferral of acquisition price, net of payments............       132      --
 Proceeds from sale of assets..............................       --     1,167
                                                            ---------  -------
 Net cash used in investing activities.....................   (38,022)  (2,011)
                                                            ---------  -------
Cash flows from financing activities:
 Proceeds from issuance of long-term obligations...........   195,103      929
 Repurchase of common stock, net of loan payments..........    (4,150)     (20)
 Repurchase of preferred stock.............................   (23,998)     --
 Financing costs...........................................    (7,500)     --
 Prepayment premium of long-term obligations...............    (2,210)     --
 Repayment of long-term obligations........................  (120,505)     --
                                                            ---------  -------
 Net cash provided by financing activities.................    36,740      909
                                                            ---------  -------
Net increase (decrease) in cash............................       (52)      73
Cash and cash equivalents, beginning of period.............       523      --
                                                            ---------  -------
Cash and cash equivalents, end of period................... $     471  $    73
                                                            =========  =======

       See accompanying notes to consolidated financial statements.

                 JACKSON PRODUCTS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

  The accompanying unaudited consolidated condensed financial statements include all normal recurring adjustments which are, in the opinion of management of the registrant, necessary for a fair statement of the operating results for the six month periods ending June 30, 1998 and 1997. These financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and changes in cash flows in conformity with generally accepted accounting principles.

(2) INVENTORY

  Inventories at June 30, 1998 consist of the following:

   Raw materials........................................................ $13,838
   Work-in-process......................................................   4,419
   Finished goods.......................................................  13,614
                                                                         -------
                                                                         $31,871
                                                                         =======

(3) INTANGIBLE ASSETS

  The excess of cost over the net tangible assets acquired consists of patents, customer lists, technology-related agreements, and goodwill, and is amortized on a straight-line basis over periods from 2-15 years. The Company periodically re-evaluates the carrying value of its intangibles and its other long-term assets based on the expected undiscounted cash flows over the remaining life of the related assets.

(4) COMPREHENSIVE INCOME

  Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Comprehensive Income." SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The provisions of the SFAS No. 130 however, need not be applied to immaterial items. The Company's comprehensive loss is impacted only by immaterial foreign currency translation adjustments.

(5) ACQUISITIONS

  On April 22, 1998, the Company, through its subsidiary, Jackson Acquisition, Inc. acquired all of the outstanding capital stock of American Allsafe Company and Silencio/Safety Direct, Inc. for $29.1 million, as adjusted, (the "Allsafe Acquisition"). On April 23, 1998, the Company, through its subsidiary, Crystaloid Technologies, Inc. acquired all of the outstanding capital stock of Crystaloid Electronics, Inc., for $6.5 million (the "Crystaloid Acquisition"), $0.5 million of which is payable in 18 months subject to certain conditions. The Allsafe Acquisition and the Crystaloid Acquisition were accounted for using the purchase method of accounting. Accordingly, total purchase costs for each of these transactions has been allocated to the assets and liabilities of the Company based on their respective fair values at April 22, 1998. The results of operations of the acquired businesses have been included in the consolidated financial statements since their respective acquisition dates. Intangible assets totaling approximately $10,875 and $3,715 were recorded in connection with the Allsafe Acquisition and Crystaloid Acquisition, respectively.

  The following unaudited pro forma consolidated financial information of the Company for the six months ended June 30, 1998 and 1997 gives effect to: (i) the Allsafe Acquisition and the Crystaloid Acquisition; (ii) the acquisition of Lansec; and (iii) the refinancing as if each had occurred on the first day of the period presented. Assuming the Allsafe Acquisition and the Crystaloid Acquisition occurred on January 1, 1997 pro forma consolidated net sales would have been $91.5 million and $82.0 million for 1998 and 1997, respectively; the pro

                    JACKSON PRODUCTS, INC. AND SUBSIDIARIES
forma consolidated net loss would have been $6.9 million and $17.7 million for the six months ended June 30, 1998 and 1997, respectively; and the pro forma consolidated net income before extraordinary items would have been $0.7 million for the six months ended June 30, 1998 and a net loss of $9.8 million for the six months ended June 30, 1997. These amounts represent unaudited data and in management's opinion are not indicative of actual results had the acquisitions been consummated at the beginning of the respective fiscal years.

(6) FINANCING ACTIVITIES

  In connection with the refinancing and the Allsafe Acquisition and the Crystaloid Acquisition, the Company recorded $7.6 million of extraordinary expense for the period ended June 30, 1998 consisting of the write-off of deferred financing costs, unamortized debt discount and a prepayment in premiums. Additionally, a portion of the refinancing proceeds were utilized to repay senior debt, senior subordinated notes, preferred stock and the repurchase of common stock from an institutional investor.

 Credit Agreement

  In connection with the Acquisitions, the Company entered into a credit agreement (the "New Credit Facility") with BankBoston, N.A. and Mercantile Bank National Association, which will provide for a line of credit in the aggregate amount of $125.0 million consisting of an acquisition line facility in the principal amount of $95.0 million and a revolving credit facility in the principal amount of $30.0 million. The New Credit Facility also contains several financial covenants, which require the Company to maintain certain financial ratios and restrict the Company's ability to incur indebtedness. The Company was in compliance with these covenants at June 30, 1998. The commitment fee on the unused portion of the Revolver and the Acquisition Facility is 1/2% per annum, payable quarterly.

  Borrowings under the Credit Agreement bear interest, at the option of the Company, at a rate per annum equal to (i) the Base Rate (as defined in the Credit Agreement) plus 0.75% for the Revolver and the Acquisition Facility or
(ii) the LIBOR Rate (as defined in the Credit Agreement) plus 2.25% for the Revolver and the Acquisition Facility. For each fiscal quarter following June 30, 1998, the factor added to either the Base Rate or the LIBOR Rate will be adjusted based on the ratio of the Company's Total Debt to Operating Cash Flow (as defined in the Credit Agreement). The average interest rate on the outstanding borrowings was 7.91% at June 30, 1998.

 Senior Subordinated Notes

  On April 16, 1998, the Company offered $115.0 million aggregate principal amount of Senior Subordinated Notes (the "Notes") due April 15, 2005 (the "Offering"). The Notes bear interest at the rate of 9 1/2% per annum, payable semi-annually in arrears on April 15 and October 15 on each year, commencing October 15, 1998. The payment of principal, premium, interest and liquidated damages on the Notes are unconditionally guaranteed, jointly and severally, by the Company's domestic subsidiaries ("Guarantors").

(7) SUBSEQUENT EVENTS

  On July 22, 1998, American Allsafe Company, a wholly owned subsidiary of the Company acquired all of the outstanding capital stock of Kedman Company for a total purchase price of approximately $10 million.

(8) CONDENSED CONSOLIDATING FINANCIAL INFORMATION

  Financial information regarding the Guarantors as of June 30, 1998 and 1997, and for the six months ended June 30, 1998 and 1997 is presented below for the purpose of complying with the reporting requirements of the Guarantors Subsidiaries. The financial information regarding the Guarantors is being presented through condensed consolidating financial statements since the guarantees are full and unconditional and are joint and several. Guarantor financial statements have not been presented because management does not believe that such financial statements are material to investors.

                                      (Note 8 continued on following page)

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

(8) CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CON'T)

                  CONDENSED CONSOLIDATING BALANCE SHEETS

                               JUNE 30, 1998

                                                   NON-
                          PARENT    GUARANTOR   GUARANTOR
                         COMPANY   SUBSIDIARIES SUBSIDIARY ELIMINATIONS CONSOLIDATED
                         --------  ------------ ---------- ------------ ------------
         ASSETS
         ------
Current Assets:
 Cash and cash
  equivalents........... $    --     $    --      $  471     $    --      $    471
 Accounts receivable,
  net...................    5,776      20,217      2,053          --        28,046
 Inventories............    8,184      22,752      1,112         (177)      31,871
 Prepaid expenses.......      164         252         21          --           437
                         --------    --------     ------     --------     --------
   Total current assets.   14,124      43,221      3,657         (177)      60,825
 Property, plant and
  equipment.............   11,133      19,501        163          --        30,797
 Intangibles............   14,771      55,525      2,525          --        72,821
 Note receivable from
  subsidiaries..........   38,592         --         --       (38,592)         --
 Deferred financing
  costs.................    7,053         --         --           --         7,053
 Investment in
  subsidiaries..........   28,113         --         --       (28,113)         --
 Other noncurrent
  assets................      --          522         29          --           551
                         --------    --------     ------     --------     --------
                         $113,786    $118,769     $6,374     $(66,882)    $172,047
                         ========    ========     ======     ========     ========
LIABILITIES AND STOCKHOLDERS'
DEFICIT
-----------------------------
Current liabilities:
 Notes payable to
  parent................ $    --     $ 35,513     $3,079     $(38,592)    $    --
 Accounts payable.......    2,176      12,195        964          --        15,335
 Accrued and other
  liabilities...........    3,496       1,869      1,074          --         6,439
 Accrued interest.......    2,598         --         --           --         2,598
 Accrued taxes..........      482         638        210          --         1,330
                         --------    --------     ------     --------     --------
   Total current
    liabilities.........    8,752      50,215      5,327       (38,592)     25,702
Long-term debt, less
 current maturities.....  187,620         --         --           --       187,620
Other noncurrent
 liabilities............    3,370         --         --           --         3,370
Due to parent...........  (41,550)     40,366      1,184          --           --
Stockholders' deficit
 Common stock...........      --            1        --            (1)         --
 Additional paid-in
  capital...............    2,951      34,499        --       (34,498)       2,952
 Cumulative translation
  adjustment............      --         (141)        79          --           (62)
 Loans due on common
  stock.................     (343)        --         --           --          (343)
 Accumulated deficit....  (47,014)     (6,171)      (216)       6,209      (47,192)
                         --------    --------     ------     --------     --------
   Total stockholders'
    deficit.............  (44,406)     28,188       (137)     (28,290)     (44,645)
                         --------    --------     ------     --------     --------
                         $113,786    $118,769     $6,374     $(66,882)    $172,047
                         ========    ========     ======     ========     ========

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

(8) CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CON'T)

             CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                      SIX MONTHS ENDED JUNE 30, 1998

                                                  NON
                         PARENT    GUARANTOR   GUARANTOR
                         COMPANY  SUBSIDIARIES SUBSIDIARY ELIMINATIONS CONSOLIDATED
                         -------  ------------ ---------- ------------ ------------
Net sales............... $23,751    $55,575      $4,959     $(5,605)     $78,680
Operating expenses:
  Cost of sales.........  15,270     40,125       3,162      (5,453)      53,104
  Selling, general and
   administrative.......   5,088      4,921       1,956         --        11,965
  Amortization of
   intangibles..........     550      3,213         --          --         3,763
                         -------    -------      ------     -------      -------
                          20,908     48,259       5,118      (5,453)      68,832
Operating income .......  2,843       7,316        (159)       (152)       9,848
Other
  Interest expense, net.  (6,519)      (537)        --          --        (7,056)
  Amortization of
   deferred financing
   costs................    (757)       --          --          --          (757)
  Other.................   3,162     (3,500)        (25)        --          (363)
                         -------    -------      ------     -------      -------
Income (loss) before
 income tax provision...  (1,271)     3,279        (184)       (152)       1,672
Income tax expense......     151        130          32         --           313
Equity earnings in
 subsidiaries...........   2,933        --          --       (2,933)         --
Extraordinary item
  Loss due to early
   extinguishment of
   debts                  (7,558)       --          --          --        (7,558)
                         -------    -------      ------     -------      -------
Net income (loss)....... $(6,047)   $ 3,149      $ (216)    $(3,085)     $(6,199)
                         =======    =======      ======     =======      =======

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

(8) CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CON'T)

              CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

                      SIX MONTHS ENDED JUNE 30, 1998

                                                   NON-
                          PARENT    GUARANTOR   GUARANTOR
                         COMPANY   SUBSIDIARIES SUBSIDIARY ELIMINATIONS CONSOLIDATED
                         --------  ------------ ---------- ------------ ------------
Cash flows from
 operating activities:
 Net cash (used in)
  provided by operating
  activities............    4,250      3,709      (4,540)     (2,270)        1,230
                         --------     ------      ------      ------      --------
Cash flows from
 investing activities:
 Capital expenditures...     (846)    (1,030)        (19)        --         (1,895)
 Acquisition of business
  including direct
  costs.................  (36,259)       --          --          --        (36,259)
 Deferral of acquisition
  price, net of
  payments..............      500        --         (368)        --            132
                         --------     ------      ------      ------      --------
Net cash used in
 investing activities...  (36,605)    (1,030)       (387)        --        (38,022)
                         --------     ------      ------      ------      --------
Cash flows from
 financing activities:
 Proceeds from issuance
  of long-term
  obligations...........  195,103        --          --          --        195,103
 Repurchase of common
  stock, net of loan
  payments..............   (4,150)       --          --          --         (4,150)
 Retirement of preferred
  stock.................  (23,998)       --          --          --        (23,998)
 Financing costs........   (7,103)      (397)        --          --         (7,500)
 Prepayment premium of
  long-term obligations.   (2,210)       --          --          --         (2,210)
 Repayment of long-term
  obligations........... (120,505)       --          --          --       (120,505)
                         --------     ------      ------      ------      --------
Net cash (used in)
 provided by financing
 activities.............   37,137       (397)        --          --         36,740
                         ========     ======      ======      ======      ========
Net decrease in cash....                                                       (52)
Cash and cash
 equivalents, beginning
 of period..............                                                       523
                                                                          --------
Cash and cash
 equivalents, end of
 period.................                                                  $    471
                                                                          ========

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

(8) CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CON'T)

             CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                      SIX MONTHS ENDED JUNE 30, 1997

                                 PARENT    GUARANTOR
                                 COMPANY  SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                                 -------  ------------ ------------ ------------
Net sales......................  $22,900    $42,824      $(3,460)     $62,264
Operating expenses:
  Cost of sales................   15,374     32,318       (3,465)      44,227
  Selling, general and
   administrative..............    4,402      3,229          --         7,631
  Write down of assets.........      --         335          --           335
  Amortization of intangibles..    7,239      2,095          --         9,334
                                 -------    -------      -------      -------
                                  27,015     37,977       (3,465)      61,527
Operating income...............   (4,115)     4,847            5          737
Other
  Interest expense, net........   (6,022)       --           --        (6,022)
  Amortization of deferred
   financing costs.............     (635)       --           --          (635)
  Other........................    3,186     (3,429)         --          (243)
                                 -------    -------      -------      -------
Income (loss) before income tax
 provision.....................   (7,586)     1,418            5       (6,163)
Income tax expense.............       44         78          --           122
Equity earnings in
 subsidiaries..................    1,340        --        (1,340)         --
                                 -------    -------      -------      -------
Net income (loss)..............  $(6,290)   $ 1,340      $(1,335)     $(6,285)
                                 =======    =======      =======      =======

                  JACKSON PRODUCTS, INC. AND SUBSIDIARIES

(8) Condensed Consolidating Financial Information (con't)

              CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

                      SIX MONTHS ENDED JUNE 30, 1997

                                  PARENT   GUARANTOR
                                  COMPANY SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                                  ------- ------------ ------------ ------------
Cash flow from operating activi-
 ties:
Net cash (used in) provided by
 operating activities...........   (202)      2,757       (1,784)       1,175
                                   ----      ------       ------       ------
Cash flows from investing activ-
 ities:
  Capital expenditures..........   (825)       (353)         --        (1,178)
  Acquisition of business.......    --       (2,000)         --        (2,000)
  Deferral of acquisition.......    --          --           --           --
  Proceeds from the sale of as-
   sets.........................    363         804          --         1,167
                                   ----      ------       ------       ------
Net cash used in investing ac-
 tivities.......................   (462)     (1,549)         --        (2,011)
                                   ----      ------       ------       ------
Financing activities
  Repayment of long-term obliga-
   tions........................    929         --           --           929
  Repayment of common stock, net
   of loan payments.............    (20)        --           --           (20)
                                   ----      ------       ------       ------
Net cash provided from financing
 activities.....................    909         --           --           909
                                   ====      ======       ======       ======
Net increase in cash and cash
 equivalents....................                                           73
Cash and cash equivalents, be-
 ginning of period..............                                          --
                                                                       ------
Cash and cash equivalents, end
 of period......................                                       $   73
                                                                       ======

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Holding Company:

  We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Jackson Holding Company (a Delaware Corporation) and subsidiary (the Company) for the period from January 1, 1995 to August 16, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Jackson Holding Company and subsidiary for the period from January 1, 1995 to August 16, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

St. Louis, Missouri
March 27, 1998

                            JACKSON HOLDING COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                 PERIOD FROM JANUARY 1, 1995 TO AUGUST 16, 1995

                                 (IN THOUSANDS)

Net sales............................................................. $72,541
Operating expenses:
  Cost of sales.......................................................  52,416
  Selling, general, and administrative................................   9,640
  Amortization of intangibles.........................................   3,009
                                                                       -------
                                                                        65,065
                                                                       -------
Operating income......................................................   7,476
Other income (expense):
  Interest expense....................................................  (5,279)
  Amortization of deferred financing costs............................    (525)
  Other...............................................................      14
  Sale of company expenses............................................  (4,391)
                                                                       -------
Loss before income tax provision and extraordinary item...............  (2,705)
Income tax expense....................................................     --
                                                                       -------
Loss before extraordinary item........................................  (2,705)
Extraordinary item--loss due to early extinguishment of debt..........  (7,236)
Net loss.............................................................. $(9,941)
                                                                       =======


          See accompanying notes to consolidated financial statements.

                            JACKSON HOLDING COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    PERIOD FROM JANUARY 1 TO AUGUST 16, 1995
                                 (IN THOUSANDS)

                         CLASS  CLASS
                           A      C    CUMULATIVE,  ADDITIONAL CUMULATIVE
                         COMMON COMMON 8% PREFERRED  PAID-IN   TRANSLATION ACCUMULATED
                         STOCK  STOCK     STOCK      CAPITAL   ADJUSTMENT    DEFICIT    TOTAL
                         ------ ------ ------------ ---------- ----------- ----------- -------
Balance at January 1,
 1995...................  $184   $15       $538      $19,888       $(7)     $ (6,403)  $14,215
Accrued dividends--
 preferred stock........   --    --          62          --        --            (62)      --
Cumulative translation
 adjustment.............   --    --         --           --         55           --         55
Net loss................   --    --         --           --        --         (9,941)   (9,941)
                          ----   ---       ----      -------       ---      --------   -------
Balance at August 16,
 1995...................  $184   $15       $600      $19,888       $48      $(16,406)  $ 4,329
                          ====   ===       ====      =======       ===      ========   =======



          See accompanying notes to consolidated financial statements.

                            JACKSON HOLDING COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 PERIOD FROM JANUARY 1, 1995 TO AUGUST 16, 1995
                                 (IN THOUSANDS)

Cash flows from operating activities:
 Net loss............................................................. $(9,941)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Extraordinary item..................................................   7,236
  Sale of company expenses............................................   4,391
  Depreciation........................................................   2,542
  Amortization of deferred financing costs, intangibles, and debt
   discount...........................................................   3,617
  Changes in operating assets and liabilities
    Accounts receivable...............................................  (4,494)
    Inventories.......................................................    (509)
    Accounts payable..................................................   1,109
    Accrued and other liabilities.....................................  (1,803)
    Accrued interest..................................................     231
    Accrued taxes.....................................................     123
    Other, net........................................................     272
                                                                       -------
 Net cash provided by operating activities............................   2,774
                                                                       -------
Cash flows from investing activities:
 Capital expenditures.................................................  (1,744)
 Other................................................................      83
                                                                       -------
 Net cash used in investing activities................................  (1,661)
                                                                       -------
Cash flows from financing activities--Repayment of long-term obligations..........................................................  (1,113)
                                                                       -------
 Net cash used in financing activities................................  (1,113)
                                                                       -------
Change in cash and cash equivalents...................................     --
Cash and cash equivalents, beginning of period........................     --
                                                                       -------
Cash and cash equivalents, end of period.............................. $   --
                                                                       =======


          See accompanying notes to consolidated financial statements.

                            JACKSON HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                AUGUST 16, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(1) THE COMPANY

  Jackson Holding Company (the Company), a Delaware corporation, was formed on February 24, 1993, for the purpose of acquiring the assets and certain liabilities of Jackson Products, Inc. (Jackson) (the Acquisition). The Company had no operations prior to the Acquisition. Jackson is engaged in the manufacture, design, and distribution of safety equipment used primarily in the cutting and welding, construction, and general industrial markets. In addition, Jackson manufactures electric welding accessories and precision layout and measuring tools used in the cutting and welding industry.

  Jackson owns 100% of the outstanding common stock of Flex-O-Lite, Inc. Flex-O-Lite, Inc. is engaged in the manufacture, design, and distribution of highway and industrial safety products. In addition, Flex-O-Lite, Inc. manufactures and distributes reflective glass beads used in highway and industrial applications.

(2) ACQUISITIONS

  On March 25, 1994 Jackson purchased all of the outstanding common stock of Flex-O-Lite, Inc. (Flex-O-Lite) for $33,344 (the Flex-O-Lite Acquisition). On October 18, 1994, Jackson purchased the assets and rights to manufacture the electronic quick change lens used in the welding industry for $9,200 (the EQC Acquisition).

  The total costs of the Flex-O-Lite Acquisition and the EQC Acquisition were as follows:

                                                     FLEX-O-LITE  EQC    TOTAL
                                                     ----------- ------ -------
     Purchase price.................................   $33,344   $9,200 $42,544
     Transaction fees and expenses..................     3,500      375   3,875
                                                       -------   ------ -------
                                                       $36,844   $9,575 $46,419
                                                       =======   ====== =======

  The Flex-O-Lite Acquisition and the EQC Acquisition were accounted for using the purchase method of accounting. Accordingly, total purchase cost has been allocated to the assets and liabilities based on their respective fair values. The results of operations have been included in the consolidated financial statements since the date of acquisition. Intangible assets totaling approximately $4,798 and $8,950 were recorded in connection with the Flex-O-Lite Acquisition and EQC Acquisition, respectively.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company; its wholly owned subsidiary, Jackson; and Jackson's wholly owned subsidiary, Flex-O-Lite, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

  The consolidated statements of operations, stockholders' equity and cash flows presented are for the period from January 1, 1995 through August 16, 1995.

 Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                            JACKSON HOLDING COMPANY

 Consolidated Statement of Cash Flows

  For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents. Interest paid for the period ended August 16, 1995 was $4,962. Taxes refunded for the period ended August 16, 1995 was $123.

 Revenue and Accounts Receivable

  The Company recognizes revenue upon shipment of merchandise to its customers. The Company's sales are primarily North American, with customers generally located throughout the United States, Canada, and Europe.

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company had two major customers, each of whose purchases exceeded 10% of net sales. For the period ended August 16, 1995, the two customers accounted for 22% of net sales. The outstanding accounts receivable balance related to those customers represented 17% of the accounts receivable balance at August 16, 1995.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. Elements of cost in inventory include raw materials, direct labor, and manufacturing overhead.

 Property, Plant, and Equipment

  Property, plant, and equipment acquired through the purchases of businesses is recorded at fair value. Subsequent additions and improvements to property, plant, and equipment are capitalized at cost.

  Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: buildings and improvements, 7-40 years; and machinery and equipment, 2-18 years. Leasehold improvements, which are included in buildings and improvements, are depreciated over the shorter of the term of the respective lease or the life of the respective improvement.

 Intangibles

  The excess of cost over the net tangible assets acquired consists primarily of noncompetition agreements, customer lists, assembled work force, distributor relationships, computer software, organizational costs, trademarks, and goodwill. These intangible assets are amortized on a straight-line basis over periods from 5-40 years.

 Related-Party Transactions

  In connection with the Acquisition, the Company entered into a Management Agreement (Agreement) that requires Thermadyne Industries, Inc. (Thermadyne), a preferred stockholder of the Company, to perform management services for the Company. Thermadyne is entitled to an annual management fee equal to 1/4 of 1% of Jackson's annual net revenues not to exceed $100. This management agreement was terminated on July 31, 1995. In addition, Thermadyne was issued 20,000 shares of the Company's 8% Cumulative Senior Preferred Stock.

  During the period ended August 16, 1995, the Company had sales of $1,902 to Thermadyne subsidiaries and as of August 16, 1995, had trade accounts receivable balances of $467 from Thermadyne subsidiaries.

                            JACKSON HOLDING COMPANY

 Financial Instruments

  The fair market value of those long-term obligations which carry variable rates approximates carrying value since the interest rates are periodically adjusted for changes in market interest rates. The fair market value of the 12.25% senior subordinated notes approximates carrying value as the rates approximate those which could be obtained for similar issues with similar maturities given the Company's overall financial condition.

 Income Taxes

  The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statements and tax basis of assets and liabilities.

(4) INVENTORIES

  Inventories consist of the following:

     Raw materials..................................................... $ 7,278
     Work-in-process...................................................   3,879
     Finished goods....................................................  10,933
     LIFO reserve......................................................    (486)
                                                                        -------
                                                                        $21,604
                                                                        =======

(5) PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment, net consists of the following:

     Land.............................................................. $ 1,245
     Buildings and improvements........................................   7,671
     Machinery and equipment...........................................  23,637
                                                                        -------
                                                                         32,553
     Less accumulated depreciation.....................................   6,750
                                                                        -------
                                                                        $25,803
                                                                        =======

  Depreciation expense totaled $2,542 for the period from January 1, 1995 through August 16, 1995.

                            JACKSON HOLDING COMPANY

(6) INTANGIBLES

  Intangibles, net of accumulated amortization, consist of the following:

     Goodwill.......................................................... $15,796
     Customer lists....................................................  21,000
     Noncompetition agreements, technology, and other..................  20,540
                                                                        -------
                                                                         57,336
     Less accumulated amortization.....................................  14,680
                                                                        -------
                                                                        $42,656
                                                                        =======

(7) LONG-TERM OBLIGATIONS

  Long-term obligations consist of the following:

     Term loans........................................................ $51,203
     Revolver..........................................................  12,250
     12.75% senior subordinated notes..................................  17,500
                                                                        -------
                                                                         80,953
     Less current maturities...........................................   5,897
                                                                        -------
                                                                        $75,056
                                                                        =======

 Credit Agreement

  The Company has a Credit Agreement which consists of a $39,600 Term A loan, a $20,000 Term B loan, (collectively, the "Term Loans"), and a $25,000 revolving credit facility (the "Revolver"). The Revolver provides that up to $3,500 of such facility may be used for the issuance of letters of credit and lender guaranties. Letters of credit and lender guaranties totaling $1,488 were outstanding at August 16, 1995. Borrowings under the Credit Agreement are secured by first priority mortgages and liens on all of the assets of Jackson and are guaranteed by the Company. The Credit Agreement also contains several financial covenants, which require Jackson to maintain certain financial ratios and restrict the Company's ability to incur indebtedness, make capital expenditures, and pay dividends. The Company was in compliance with these covenants at August 16, 1995. The commitment fee on the unused portion of the Revolver is 1/2% per annum, payable quarterly.

  Mandatory principal payments on the Term Loans are due in quarterly installments on January 1, April 1, July 1, and October 1, with the final installment due on March 31, 2001. The Revolver is due on March 31, 2001. The Credit Agreement requires annual prepayments on the Term Loans on a date one hundred days following the end of each fiscal year, based on Excess Cash Flow (as defined).

  Through March 31, 1995, borrowings under the Credit Agreement bear interest, at the option of Jackson, at a rate per annum equal to (i) the Base Rate (as defined) plus 1.5%; or (ii) LIBOR Rate (as defined) plus 2.75% for the Revolver and Term A loans, and LIBOR Rate plus 3.25% for the Term B loans. For each fiscal quarter following March 31, 1995, the factor added to either the Base Rate or the LIBOR Rate will be adjusted based on the ratio of the Jackson's Total Debt to Operating Cash Flow (as defined). The average interest rate on outstanding borrowings was 9.1% at as of August 16, 1995.

                            JACKSON HOLDING COMPANY

 Senior Subordinated Notes

  The 12.25% Senior Subordinated Notes due 2003 (the "Notes") were issued in connection with the Acquisition pursuant to an agreement dated April 12, 1993, among the Company, Jackson, and the purchasers named within the agreement. The Notes represent unsecured general obligations of the Company and are subordinated to all Senior Indebtedness (as defined) of Jackson. The Notes are guaranteed by the Company.

  The Notes mature on April 30, 2003 and bear interest at the rate of 12.25% per annum, payable quarterly on each January 31, April 30, July 31, and October 31. The Notes may not be redeemed prior to April 30, 1997, except in the event of a public offering of the Company or in the event of a Change of Control (as defined). The Notes may be redeemed on or after May 1, 1997, in whole or from time to time in part, at the option of Jackson, at a redemption price of 107.80% in 1997 with annual reductions to 100% in 2002 and thereafter. Jackson is required to redeem $2,500 of the aggregate principal amount of the Notes at 100% of the principal amount thereof, plus accrued but unpaid interest to the redemption date, commencing October 31, 2000, and each six months thereafter until April 30, 2003.

  The Notes require Jackson to maintain certain financial ratios and restrict the incurrence of additional indebtedness by Jackson, the payment of dividends, and other distributions with respect to Jackson's capital stock, the creation of liens on the assets of Jackson to secure certain subordinated debt, and certain mergers, sales of assets, and transactions with affiliates. Jackson was in compliance with these covenants at August 16, 1995.

  As discussed in Note 12 to the consolidated financial statements, the Term Loans, the Revolver and the Notes were redeemed in full as part of the Merger Agreement. In exchange for the early redemption, Jackson agreed to pay a 6% prepayment penalty to all noteholders in connection with the transaction.

(8) STOCKHOLDERS' EQUITY

  The authorized capital stock of the Company consists of 25,500,000 shares of common stock, 1,523,103 shares of Class A common stock, and 5,000,000 shares of preferred stock.

  In connection with the financing for the Acquisition, the Company issued 14,761,608 shares of common stock and 1,213,484 shares of Class A Series I common stock. In connection with the Flex-O-Lite Acquisition, the Company issued 3,685,898 shares of common stock and 309,619 shares of Class A Series II common stock.

 Common Stock

  Dividends are payable equally on shares of all classes of common stock in amounts as and when declared by the Company's Board of Directors, subject to legally available funds and restrictions contained in certain agreements. In the event of any liquidation, dissolution, or winding up of the Company, before any payment or distribution of the assets of the Company shall be made to the holders of Class A common stock, each share of common stock shall be entitled to a liquidation preference based on a formula set forth in the Company's Certificate of Incorporation. Holders of common stock and Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

  Class A Series I common stock and Class A Series II common stock (the "Class A common stock") may be converted into shares of common stock at the option of the holder at any time. In addition, shares of Class A common stock (i) may be converted into common stock at the option of the Company effective immediately prior to the occurrence of a Triggering Event (as defined), or (ii) shall automatically be converted into common stock on March 31, 2003. Such conversions are based on a formula set forth in the Company's Certificate of Incorporation.

                            JACKSON HOLDING COMPANY

Stock Option Plan

  During 1993, the Company adopted a nonqualified incentive stock option plan (the Option Plan) for its officers and key employees. Under the Option Plan, eligible participants may receive incentive and nonqualified options to purchase shares of the Company's common stock. Options are exercisable at such time an option is earned and vested. Generally, options become exercisable at a rate of 20% for each full year of employment from the date of grant and may be exercised only if the holder is an employee of the Company. A total of 487,662 options were issued and outstanding during the period ended August 16, 1995. All options were exercised in connection with the transaction discussed in Note 12.

  The Company has elected to continue to measure compensation cost using the intrinsic value method as prescribed by Accounting Principles Board (APB) Opinion No. 25 and has recorded no compensation expense relative to the issuance of its stock options. Had the Company applied the principles of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, compensation expense would not have been material to the consolidated financial statements.

(9) INCOME TAXES

  Reconciliation between the statutory income tax provision and effective tax provision is summarized below for the period from January 1, 1995 through August 16, 1995:

     Statutory rate (35%)............................................. $(3,479)
     Amortization of goodwill and other...............................     551
     Other, net.......................................................     194
     Change in valuation allowance....................................   2,734
                                                                       -------
     Income tax expense............................................... $   --
                                                                       =======

  The tax effects of significant temporary differences, representing deferred tax assets and the deferred tax liability, as of August 16, 1995, are as follows:

     Deferred tax assets:
       Net operating loss carryforwards...............................  $ 4,923
       Receivables....................................................      187
       Accrued liabilities............................................    1,721
       Postretirement benefits........................................      701
       Other..........................................................    1,401
                                                                        -------
                                                                          8,933
     Valuation allowance..............................................   (8,412)
                                                                        -------
     Net deferred tax assets..........................................      521
     Deferred tax liability--inventory................................     (521)
                                                                        -------
     Net deferred taxes                                                 $   --
                                                                        =======

  The Company establishes valuation allowances in accordance with SFAS No. 109 and continually reviews the adequacy of the allowance, recognizing benefits only as its reassessment indicates that it is more likely than not that benefits will be realized. The increase was the result of an increase in net operating loss carryforwards and changes in temporary differences. At August 16, 1995, the Company had net operating loss carryforwards (NOL) of approximately $14,065 for U.S. federal income tax purposes which begin to expire in 2009 to the extent not previously utilized.

                            JACKSON HOLDING COMPANY

(10) RETIREMENT BENEFIT PLANS

  Retirement benefits are provided to substantially all employees under a discretionary profit sharing and contributory retirement plan under Section 401(k) of the Internal Revenue Code.

  The Company provides postretirement healthcare and other benefits to certain qualifying retirees. The Company does not fund retiree healthcare benefits in advance and has the right to modify these benefits in the future. Net periodic postretirement benefit cost (NPPBC) for the period from January 1, 1995 through August 16, 1995 includes the following components:

     Service cost.......................................................... $145
     Interest cost.........................................................   85
     Other.................................................................   65
                                                                            ----
     NPPBC................................................................. $295
                                                                            ====

  The Plan's status as of August 16, 1995 is as follows:

     Actuarial present value of benefit obligation:
       Fully eligible active participants............................... $   75
       Other active participants........................................  1,709
       Retirees.........................................................     72
                                                                         ------
     Accumulated postretirement benefit obligation (APBO)............... $1,856
                                                                         ======

  The APBO was determined by application of the terms of the plan, together with relevant actuarial assumptions for active employees. Healthcare cost trends are projected at annual rates ranging from 8.5% in 1996 down to 5.5% in 2009 and thereafter. The effect of a 1% annual increase in these assumed rates would increase the APBO at August 16, 1995 by a total of $600 and the service and interest cost components of the NPPBC for the period ended August 16, 1995 by a total of $120. The assumed discount rate used in determining the APBO was 7.5%. No assets have been segregated and restricted for payment of postretirement benefits. The APBO is included in other noncurrent liabilities on the consolidated balance sheet.

(11) COMMITMENTS AND CONTINGENCIES

  The Company is involved in certain legal actions from time to time related to the normal conduct of its business. Management believes that liabilities, if any, resulting from litigation will not materially affect the financial position or results of operations of the Company.

  Future minimum lease payments under all operating leases with initial or remaining noncancelable lease terms in excess of one year at August 16, 1995 are as follows:

     1995................................................................ $  530
     1996................................................................  1,311
     1997................................................................  1,246
     1998................................................................    871
     1999................................................................    809
     2000 and thereafter.................................................    427

  Rent expense for the period from January 1, 1995 through August 16, 1995 was $1,037.

                            JACKSON HOLDING COMPANY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

(12) SUBSEQUENT EVENT

  On August 17, 1995, Jackson and Jackson Acquisition Corp., a nonaffiliated company, entered into a Merger Agreement ("the Merger Agreement") providing for the acquisition by Jackson Acquisition Corp. of all of the outstanding common stock of Jackson at a purchase price of $129,000. Under the terms of the Agreement, Jackson used the proceeds from the sale to repay the outstanding principal balance of the Term Loans, the Revolver, the Notes and related accrued interest. Expenses related to the early retirement of debt, including write-off of deferred financing fees, have been reflected as an extraordinary item in the consolidated financial statements.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
NCH Corporation:

  We have audited the accompanying combined balance sheets of American Allsafe Company and Silencio/Safety Direct, Inc. (wholly-owned subsidiaries of NCH Corporation) as of April 22, 1998 and April 30, 1997, and the related combined statements of earnings, stockholders' equity and cash flows for the period from May 1, 1997 to April 22, 1998 and the years ended April 30, 1997 and 1996. These combined financial statements are the responsibility of NCH Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of American Allsafe Company and Silencio/Safety Direct, Inc. as of April 22, 1998 and April 30, 1997, and the results of their operations and their cash flows for the period from May 1, 1997 to April 22, 1998 and the years ended April 30, 1997 and 1996 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas

September 9, 1998

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                 (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

                          COMBINED BALANCE SHEETS

                     APRIL 22, 1998 AND APRIL 30, 1997
                                 (IN THOUSANDS)

                            ASSETS                               1998    1997
                            ------                              ------- -------
Current assets:
  Cash......................................................... $    76 $   164
  Accounts receivable--trade, net of allowance for doubtful
   accounts of $200 and $247 in 1998 and 1997, respectively....   4,119   4,249
  Inventories (note 3).........................................   6,365   5,238
  Receivables from affiliates (note 10)........................      54   4,005
  Deferred income taxes (note 2)...............................     276     278
  Prepaid expenses.............................................      34      46
                                                                ------- -------
    Total current assets.......................................  10,924  13,980
Property, plant and equipment, net (note 4)....................   6,547   7,578
Goodwill, net of accumulated amortization of $313 and $239 in
 1998 and 1997, respectively ..................................     771     845
Other assets...................................................     374     377
                                                                ------- -------
                                                                $18,616 $22,780
                                                                ======= =======
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
Current liabilities:
  Industrial revenue bonds (note 5)............................ $   --  $ 3,700
  Accounts payable.............................................   1,532   1,063
  Accrued expenses (note 6)....................................     598     671
  Income taxes payable to Parent (note 2)......................     863     646
                                                                ------- -------
    Total current liabilities..................................   2,993   6,080
Deferred income taxes (note 2).................................     674     591
Other noncurrent liabilities...................................     --       52
Stockholders' equity (note 7):
  Common stock.................................................     520     520
  Additional paid-in capital...................................   3,719   3,719
  Retained earnings............................................  10,710  11,818
                                                                ------- -------
    Total stockholders' equity.................................  14,949  16,057
                                                                ------- -------
                                                                $18,616 $22,780
                                                                ======= =======


            See accompanying notes to combined financial statements.

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                 (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

                      COMBINED STATEMENTS OF EARNINGS

  PERIOD FROM MAY 1, 1997 TO APRIL 22, 1998 AND YEARS ENDED APRIL 30, 1997 AND
                                   1996
                                 (IN THOUSANDS)

                                                     PERIOD FROM
                                                       MAY 1,
                                                       1997 TO
                                                      APRIL 22,
                                                        1998      1997    1996
                                                     ----------- ------- -------
Net sales...........................................   $32,185   $30,527 $28,924
Cost of sales.......................................    20,653    20,370  18,832
Marketing and administrative expenses (note 10).....     8,465     8,252   7,427
                                                       -------   ------- -------
                                                        29,118    28,622  26,259
                                                       -------   ------- -------
  Operating earnings................................     3,067     1,905   2,665
Interest expense....................................       188       220     280
                                                       -------   ------- -------
  Earnings before income taxes......................     2,879     1,685   2,385
Provision for income taxes (note 2).................     1,057       600     934
                                                       -------   ------- -------
  Net earnings......................................   $ 1,822   $ 1,085 $ 1,451
                                                       =======   ======= =======


            See accompanying notes to combined financial statements.

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                 (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

                COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

  PERIOD FROM MAY 1, 1997 TO APRIL 22, 1998 AND YEARS ENDED APRIL 30, 1997 AND
                                   1996
                                 (IN THOUSANDS)

                                      COMMON STOCK  ADDITIONAL
                                      -------------  PAID-IN   RETAINED
                                      SHARES AMOUNT  CAPITAL   EARNINGS   TOTAL
                                      ------ ------ ---------- --------  -------
Balance May 1, 1995..................  500    $500    $3,539   $ 9,282   $13,321
Net earnings.........................  --      --        --      1,451     1,451
                                       ---    ----    ------   -------   -------
Balance, April 30, 1996..............  500     500     3,539    10,733    14,772
Net earnings.........................  --      --        --      1,085     1,085
Issuance of common stock to Parent...   20      20       180       --        200
                                       ---    ----    ------   -------   -------
Balance, April 30, 1997..............  520    $520    $3,719   $11,818   $16,057
Intercompany dividends to Parent.....  --      --        --     (2,930)   (2,930)
Net earnings.........................  --      --        --      1,822     1,822
                                       ---    ----    ------   -------   -------
Balance at April 22, 1998............  520    $520    $3,719   $10,710   $14,949
                                       ===    ====    ======   =======   =======



            See accompanying notes to combined financial statements.

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                 (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

                     COMBINED STATEMENTS OF CASH FLOWS

  PERIOD FROM MAY 1, 1997 TO APRIL 22, 1998 AND YEARS ENDED APRIL 30, 1997 AND
                                   1996
                                 (IN THOUSANDS)

                                               PERIOD
                                                FROM
                                               MAY 1,
                                               1997 TO  YEAR ENDED APRIL 30,
                                              APRIL 22, ----------------------
                                                1998       1997        1996
                                              --------- ----------  ----------
Cash Flows From Operating Activities:
 Net earnings................................  $ 1,822  $    1,085     $ 1,451
 Adjustments to reconcile net earnings to net
  cash provided by operating activities:
  Depreciation and amortization..............    1,070       1,053       1,029
  Deferred income taxes......................       85         (35)        105
  Gain on sale of equipment..................                  --           (8)
  Other......................................      (52)        --           (3)
 Changes in operating assets and liabilities:
  Accounts receivable (net)..................      130        (836)        309
  Inventories................................   (1,127)        209       1,054
  Intercompany receivables...................    3,951        (812)     (1,973)
  Prepaid expenses...........................       12          13           6
  Accounts payable, accrued expenses and
   income taxes payable......................      613         441          24
  Other noncurrent assets....................        3        (100)         14
                                               -------  ----------  ----------
      Net cash provided by operating
       activities............................    6,507       1,018       2,008
                                               -------  ----------  ----------
Cash Flows From Investing Activities:
 Purchases of property, plant and equipment..   (1,050)     (1,173)       (953)
 Proceeds from sales of property, plant and
  equipment..................................      --          (10)         10
                                               -------  ----------  ----------
      Net cash used in investing activities..   (1,050)     (1,183)       (943)
                                               -------  ----------  ----------
Cash flows from financing activities:
 Intercompany dividend to parent.............   (1,845)        --          --
 Proceeds from issuance of stock to parent...      --          200         --
 Repayment of long-term obligations..........   (3,700)        --       (1,000)
                                               -------  ----------  ----------
      Net cash provided by (used) in
       financing activities..................   (5,545)        200      (1,000)
Net (decrease) increase in cash..............      (88)         35          65
Cash at beginning of year....................      164         129          64
                                               -------  ----------  ----------
Cash at end of year..........................  $    76  $      164  $      129
                                               =======  ==========  ==========
Supplemental Disclosures of Cash Flow
 Information:
 Cash paid during the year for:
  Interest...................................  $   227  $      219  $      266
  Income taxes...............................      826         964         936
Supplemental Schedule of Non-cash Investing
 and Financing Activities:
 Non-cash transfer of fixed assets to parent.  $ 1,085  $      --   $      --
                                               =======  ==========  ==========

            See accompanying notes to combined financial statements.

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                    APRIL 22, 1998 AND APRIL 30, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Principles of Combination

  The accompanying combined financial statements include the accounts of American Allsafe Company and Silencio/Safety Direct, Inc., (collectively, the "Company"), wholly owned subsidiaries of NCH Corporation (the "Parent"). Significant intercompany transactions and balances between these two subsidiaries of the Parent have been eliminated. The accompanying combined financial statements present the financial position, results of operations and cash flows of the Company.

  The Company was acquired by Jackson Products, Inc. on April 22, 1998. Accordingly, the accompanying combined financial statements reflect the activity of the Company from May 1, 1997 through April 22, 1998.

 (b) Nature of Operations

  The Company manufactures and markets head, eye and hearing protection, as well as safety spectacles and personal safety products, to customers throughout the United States.

 (c) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (d) Cash

  Cash includes cash on hand and cash in banks.

 (e) Inventories

  Raw materials, sales supplies and purchased finished goods are stated at a moving average cost, which approximates cost on a first-in, first-out basis and is not in excess of market value. Manufactured finished goods are stated at an amount approximating cost of manufacturing, which is not in excess of net realizable value.

 (f) Intercompany Receivables

  The Company's cash funding needs are handled by the Parent for short-term investing purposes. Also, any charges between the Company and the Parent or other affiliates are recorded in intercompany accounts.

 (g) Property, Plant and Equipment

  These assets are recorded at cost. When these assets are disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income during that year. The cost of maintenance and repairs is charged to expense as incurred, whereas expenditures that substantially increase the useful lives of plant or equipment are capitalized.

 (h) Depreciation

  Depreciation on buildings and equipment is provided for financial statement purposes using the straight-line method over the estimated useful lives of the related assets. Depreciation on certain buildings and equipment is provided for income tax purposes using accelerated methods.

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 (i) Goodwill

  Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized using the straight-line method over an estimated useful life of 15 years. The unamortized cost of impaired intangible assets is charged to expense when impairment occurs.

  The Company assesses the recoverability of goodwill by determining whether the amortization of the asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows. At this time, the Company believes that no significant impairment of goodwill has occurred and that no reduction of the estimated useful lives is warranted.

 (j) Revenue Recognition

  Revenue from products is recognized upon shipment. Reserves for sales returns and allowances are recorded in the same period as the related revenues.

 (k) Advertising

  Advertising costs are expensed as incurred. Advertising costs amounted to approximately $964,000, $619,000 and $524,000 for the period ended April 22, 1998, and the years ended April 30, 1997 and 1996, respectively.

 (l) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  The Company files a consolidated federal income tax return with the Parent and its subsidiaries. The income tax provision has been computed as if the Company were filing a separate federal income tax return.

 (m) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations or liquidity.

        AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.

              (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(2) INCOME TAXES

  The following are the components of the provision for income taxes for the period from May 1, 1997 to April 22, 1998 and the years ended April 30, 1997 and 1996 (in thousands of dollars):

                                                                        YEAR
                                                                        ENDED
                                                        PERIOD FROM   APRIL 30,
                                                       MAY 1, 1997 TO ----------
                                                       APRIL 22, 1998 1997  1996
                                                       -------------- ----  ----
       U.S. federal:
         Current......................................     $  852     $615  $711
         Deferred.....................................         85      (35)  105
       State-current..................................        120       20   118
                                                           ------     ----  ----
                                                           $1,057     $600  $934
                                                           ======     ====  ====

  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  The components of deferred tax assets and liabilities as of April 22, 1998 and April 30, 1997 are as follows (in thousands of dollars):

                                                             APRIL 22, APRIL 30,
                                                               1998      1997
                                                             --------- ---------
       Deferred tax assets:
         Allowance for doubtful accounts...................    $ 63      $ 80
         Inventory reserves................................      94        79
         Accrued settlements...............................     119       119
         Other noncurrent liabilities......................     --         18
                                                               ----      ----
                                                                276       296
       Deferred tax liabilities--depreciation..............     674       609
                                                               ----      ----
         Net deferred tax liability........................    $398      $313
                                                               ====      ====

  Management believes a valuation allowance for the deferred tax asset is not necessary as the full amount of deferred tax assets is considered realizable in future periods.

  The following is a reconciliation of the difference between the U.S. statutory income tax rate and the effective tax rate:

                                                               1998  1997  1996
                                                               ----  ----  ----
       U.S. statutory rate.................................... 34.0% 34.0% 34.0%
       Effect of state income taxes, net of federal benefit...  4.2   0.6   4.9
       Other.................................................. (1.5)  1.0   0.3
                                                               ----  ----  ----
       Effective income tax rate.............................. 36.7% 35.6% 39.2%
                                                               ====  ====  ====

(3) INVENTORIES

  A summary of inventories at April 22, 1998 and April 30, 1997, net of reserves of approximately $176,000 and $155,000 follows (in thousands of dollars):

                                                             APRIL 22, APRIL 30,
                                                               1998      1997
                                                             --------- ---------
       Raw materials........................................  $2,670    $2,650
       Finished goods.......................................   3,695     2,588
                                                              ------    ------
                                                              $6,365    $5,238
                                                              ======    ======

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment at April 22, 1998 and April 30, 1997 consists of the following (in thousands of dollars):

                                                                APRIL    APRIL
                                                                 22,      30,
                                                                1998     1997
                                                               -------  -------
       Land................................................... $   136  $   200
       Buildings..............................................   3,259    4,633
       Equipment..............................................  12,479   11,503
                                                               -------  -------
                                                                15,874   16,336
       Accumulated depreciation...............................  (9,327)  (8,758)
                                                               -------  -------
                                                               $ 6,547  $ 7,578
                                                               =======  =======

  Depreciation charged to income was $996,000, $980,000 and $958,000 for the period from May 1, 1997 to April 22, 1998 and the years ended April 30, 1997 and 1996, respectively. The estimated useful life of buildings is 25 to 40 years; equipment is 3 to 10 years.

(5) INDUSTRIAL REVENUE BONDS

  At April 30, 1997, $3,700,000 of industrial revenue bonds which accrued interest at 71.9% of the prime interest rate (8.25% at April 30, 1997) were outstanding. In March 1998, the outstanding balance of the industrial revenue bonds was retired. The bonds were secured by property and scheduled to mature on December 1, 2005. Concurrently, with the retirement of the industrial revenue bonds, property having a carrying value of approximately $1,100,000, and which was previously securing a portion of the industrial revenue bonds, was sold to a related party for a cash sales price approximating carrying value.

(6) ACCRUED EXPENSES

  Accrued expenses at April 22, 1998 and April 30, 1997 consist of the following (in thousands of dollars):

                                                             APRIL 22, APRIL 30,
                                                               1998      1997
                                                             --------- ---------
       Accrued employee compensation........................   $240      $308
       Accrued settlements..................................    350       350
       Other................................................      8        13
                                                               ----      ----
                                                               $598      $671
                                                               ====      ====

(7) CAPITAL STOCK

  The Company has issued 520,000 shares of the 1,100,000 authorized shares of $1 par value common stock to the Parent. Intercompany dividends of $2,930,000 were paid on this stock in 1998 and there are no related stock options.

(8) COMMITMENTS AND CONTINGENT LIABILITIES

  At April 22, 1998 and April 30, 1997, the Company had leases for various office and warehouse facilities. All of these agreements expired in the period ended April 22, 1998 and were renewed under substantially the same terms through fiscal year 2001. Total rent expense for the period ended April 22, 1998, and the years ended April 30, 1997 and 1996, was approximately $127,000, $133,000 and $115,000 respectively.

           AMERICAN ALLSAFE COMPANY AND SILENCIO/SAFETY DIRECT, INC.
                (WHOLLY-OWNED SUBSIDIARIES OF NCH CORPORATION)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Future minimum lease payments under noncancelable operating leases (with initial or remaining leases in excess of one year) as of April 22, 1998 are:

             1999............................ $154,000
             2000............................  154,000
             2001............................  102,000

  The Company is from time to time involved in a variety of legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate liabilities, if any, resulting from these proceedings will not have a material adverse effect on the Company's financial position or operating results.

(9) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturities of these financial instruments.

(10) TRANSACTIONS WITH AFFILIATES

  Certain of the Company's corporate administrative functions, including accounting and data processing are provided by the Parent. The cost of these administrative functions is allocated to the Company in proportion to the budgeted net revenues of each company. Management believes this allocation method is reasonable, however, such allocated costs may not necessarily be indicative of the cost of obtaining such services if the Company operated on a stand alone basis. General and administrative expenses include approximately $431,000, $325,000 and $381,000 for the period ended April 22, 1998, and the years ended April 30, 1997 and 1996, respectively, of these allocated expenses.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Summary...................................................................   1
Risk Factors..............................................................  14
The Company...............................................................  21
Use of Proceeds...........................................................  23
Capitalization............................................................  24
Selected Historical Financial Data........................................  25
Management's Discussion and Analysis Of Results of Operations
 and Financial Condition..................................................  27
Business..................................................................  31
Management................................................................  43
Principal Stockholders....................................................  47
Description of Certain Indebtedness.......................................  49
Certain Transactions......................................................  50
The Exchange Offer........................................................  51
Description of Notes......................................................  60
Plan of Distribution......................................................  93
Certain Tax Considerations................................................  94
Legal Matters.............................................................  98
Experts...................................................................  98
Available Information.....................................................  98
Unaudited Pro Forma Consolidated Financial Statements..................... P-1
Index to Consolidated Financial Statements................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $115,000,000


                [LOGO OF JACKSON PRODUCTS, INC. APPEARS HERE]

                            JACKSON PRODUCTS, INC.

              9 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2005

                             ---------------------

                                  PROSPECTUS

                             ---------------------





                                       , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

  (b) The Certificate of Incorporation of the registrant requires, and the By-Laws of the registrant provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

  (c) The Purchase Agreement and the Registration Rights Agreement (the forms of which are included as Exhibits 1 and 4.3 to this Registration Statement) provide for the identification under certain circumstances of the registrant, its directors and certain of its officers by the Underwriters.

  (d) In accordance with Section 102(b)(7) of the Delaware General Corporation Law, the registrant's Amended and Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or stock purchase or redemption) or (4) transactions from which a director derives an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

  A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

  (b) Financial Statement Schedules:

  All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement;

    (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time is was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (f) The registrant has not entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offer and to the best of the registrant's information and belief, each person participating in the Exchange Offer is acquiring the securities in its ordinary course of business and is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offer. In this regard, the registrant will make each person participating in the Exchange Offer aware (through the Exchange Offer Prospectus or otherwise) that if such person is participating in the Exchange Offer for the purpose of distributing the securities to be acquired in the registered exchange offer, such person (1) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation (available April 13,
1989) or interpretive letters of similar effect and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The registrant acknowledges that such a secondary resale transaction by such person participating in the Exchange Offer for the purpose of distributing the securities to be acquired in the registered exchange offer should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1998.

                                                  JACKSON PRODUCTS, INC.

                                                  By: /s/ A. Richard Caputo, Jr.
                                                      --------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 1998.

            SIGNATURE                        TITLE

                *
                                   Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)

                *
                                   Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                                   Vice President and
                *                   Director
---------------------------------
     A. Richard Caputo, Jr.

                *
                                   Director
---------------------------------
       Jonathan F. Boucher

                *
                                   Director
---------------------------------
       John W. Jordan, II

                *
                                   Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo, Jr.
    --------------------------
As Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this additional registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1998.

                                                  FLEX-O-LITE, INC.

                                                  By: /s/ A. Richard Caputo, Jr.
                                                      --------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 1998.

            SIGNATURE                        TITLE

                *
                                   Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)

                *
                                   Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                *                  Vice President and
---------------------------------   Director
     A. Richard Caputo, Jr.

                *
                                   Director
---------------------------------
       Jonathan F. Boucher

                *
                                   Director
---------------------------------
       John W. Jordan, II

                *
                                   Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo, Jr.
    --------------------------
As Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this additional registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1998.

                                                  AMERICAN ALLSAFE COMPANY

                                                  By: /s/ A. Richard Caputo, Jr.
                                                      --------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 1998.

            SIGNATURE                        TITLE

                *
                                   Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)

                *
                                   Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                *                  Vice President and
---------------------------------   Director
     A. Richard Caputo, Jr.

                *
                                   Director
---------------------------------
       Jonathan F. Boucher

                *
                                   Director
---------------------------------
       John W. Jordan, II

                *
                                   Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo, Jr.
    --------------------------
As Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this additional registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1998.

                                                  SILENCIO/SAFETY DIRECT, INC.

                                                  By: /s/ A. Richard Caputo, Jr.
                                                      --------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 1998.

            SIGNATURE                        TITLE

                *
                                   Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)

                *
                                   Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                *                  Vice President and
---------------------------------   Director
     A. Richard Caputo, Jr.

                *
                                   Director
---------------------------------
       Jonathan F. Boucher

                *
                                   Director
---------------------------------
       John W. Jordan, II

                *
                                   Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo, Jr.
    --------------------------
As Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this additional registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1998.

                                                  OSD ENVIZION, INC.

                                                  By: /s/ A. Richard Caputo, Jr.
                                                      --------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 1998.

            SIGNATURE                        TITLE

                *
                                   Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)

                *
                                   Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                *                  Vice President and
---------------------------------   Director
     A. Richard Caputo, Jr.

                *
                                   Director
---------------------------------
       Jonathan F. Boucher

                *
                                   Director
---------------------------------
       John W. Jordan, II

                *
                                   Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo, Jr.
    --------------------------
As Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this additional registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1998.

                                                  CRYSTALOID TECHNOLOGIES, INC.

                                                  By: /s/ A. Richard Caputo, Jr.
                                                      --------------------------
                                                     A. Richard Caputo, Jr.
                                                     Vice President and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 1998.

            SIGNATURE                        TITLE

                *
                                   Chairman, President,
---------------------------------   Chief Executive Officer
         Robert H. Elkin            and a Director
                                    (Principal Executive
                                    Officer)

                *
                                   Vice President, Chief
---------------------------------   Financial Officer and
      Christopher T. Paule          Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                *                  Vice President and
---------------------------------   Director
     A. Richard Caputo, Jr.

                *
                                   Director
---------------------------------
       Jonathan F. Boucher

                *
                                   Director
---------------------------------
       John W. Jordan, II

                *
                                   Director
---------------------------------
       David W. Zalaznick

By: /s/ A. Richard Caputo, Jr.
    --------------------------
As Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
   1      Purchase Agreement, dated as of April 16, 1998, by
          and among Jackson Products, Inc. (the "Registrant"),
          Jefferies & Company, Inc. and Goldman, Sachs & Co....         +
   2.1    Stock Purchase Agreement, dated as of March 30, 1998,
          by and among Jackson Acquisition, Inc., NCH
          Corporation, American Allsafe Company and
          Silencio/Safety Direct, Inc.*........................         +
   2.2    Stock Purchase Agreement, dated as of March 31, 1998,
          by and among Crystaloid Technologies, Inc., the
          Management Sellers party thereto, Dahl Partners
          Incorporated and Crystaloid Electronics Company*.....         +
   3.1    Amended and Restated Certificate of Incorporation of
          the Registrant.......................................         +
   3.2    Bylaws of the Registrant.............................         +
   4.1    Indenture, dated as of April 22, 1998, between the
          Registrant and State Street Bank and Trust Company,
          as Trustee...........................................         +
   4.2    Form of Global Series A Senior Note..................         +
   4.3    Form of Global Series B Senior Note .................         +
   4.4    Registration Rights Agreement, dated as of April 22,
          1998, by and among the Registrant, Jefferies &
          Company, Inc. and Goldman, Sachs & Co. ..............         +
   4.5    Supplemental Indenture, dated as of April 24, 1998,
          among the Registrant, its subsidiaries named therein
          and State Street Bank and Trust Company..............         +
   4.6    Stockholders Agreement, dated as of August 16, 1995,
          by and among the Registrant and its stockholders.....         +
   4.7    First Amendment to Stockholders Agreement, dated as
          of March 1, 1996, by and among the Registrant and its
          stockholders.........................................         +
   4.8    Second Amendment to Stockholders Agreement, dated as
          of July 1, 1996, by and among the Registrant and its
          stockholders.........................................         +
   4.9    Third Amendment to Stockholders Agreement, dated as
          of June 1, 1997, by and among the Registrant and its
          stockholders.........................................         +
   4.10   Jackson Products, Inc. 1995 Management Stock Option
          Plan, dated as of August 16, 1995....................         +
   4.11   First Amendment to 1995 Management Stock Option Plan,
          dated as of June 1,
          1997.................................................         +
   4.12   Form of Stock Option Agreement.......................         +
   4.13   Jordan Investors Subscription Agreement, dated as of
          August 16, 1995, by and among the Registrant and
          certain stockholders named therein...................         +

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
   4.14   Advisor Subscription Agreement, dated as of August
          16, 1995, between the Registrant and Safety Partners,
          L.P. ................................................         +
   4.15   Management Subscription Agreement, dated as of August
          16, 1995, by and among the Registrant and certain
          stockholders named therein...........................         +
   4.16   First Amendment to Management Subscription Agreement,
          dated March 1, 1996, by and among the Registrant and
          certain stockholders named therein...................         +
   4.17   Second Amendment to Management Subscription
          Agreement, dated as of December 1, 1996, by and among
          the Registrant and certain stockholders named
          therein..............................................         +
   4.18   Form of Non-Recourse Promissory Note between the
          Registrant and certain of its stockholders...........         +
   4.19   Form of Stock Pledge Agreement between the Registrant
          and certain of its stockholders......................         +
   4.20   Securities Purchase Agreement, dated as of August 16,
          1995, by and among the Registrant and certain
          stockholders named therein...........................         +
   4.21   First Amendment to Securities Purchase Agreement,
          dated as of July 1, 1996, by and among the Registrant
          and certain stockholders named therein...............         +
   4.22   Form of Warrant of the Registrant....................         +
   5      Opinion of Mayer, Brown & Platt......................         +
   8      Tax opinion (included in the opinion filed as Exhibit
          5)...................................................
  10.1    Credit Agreement, dated as of April 22, 1998, by and
          among the Registrant, BankBoston, N.A., as Agent,
          Mercantile Bank National Association, as Co-agent,
          the other lenders party thereto, and BancBoston
          Securities, Inc., as Syndication Agent and Arranger..         +
  10.2    Revolving Note in the aggregate principal amount of
          $19,500,000..........................................         +
  10.3    Revolving Note in the aggregate principal amount of
          $10,500,000..........................................         +
  10.4    Acquisition Note in the aggregate principal amount of
          $61,750, 000.........................................         +
  10.5    Acquisition Note in the aggregate principal amount of
          $33,250,000..........................................         +
  10.6    Guaranty, dated as of April 22, 1998, by and among
          Flex-O-Lite, Inc., OSD Envizion, Inc., Crystaloid
          Technologies, Inc., Jackson Acquisition, Inc.,
          American Allsafe Company, Silencio/Safety Direct,
          Inc. and BankBoston, N.A., as Agent..................         +
  10.7    Stock Pledge Agreement, dated as of April 22, 1998,
          by and between the Registrant and BankBoston, N.A.,
          as Agent.............................................         +
  10.8    Stock Pledge Agreement (Subsidiaries), dated as of
          April 22, 1996, by and between Flex-O-Lite, Inc. and
          BankBoston, N.A., as Agent...........................         +

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  10.9    Stock Pledge Agreement (Subsidiaries), dated as of
          April 22, 1998, by and between Jackson Acquisition,
          Inc. and BankBoston, N.A., as Agent..................         +
  10.10   Security Agreement, dated as of April 22, 1998, by
          and between the Registrant and BankBoston, N.A., as
          Agent................................................         +
  10.11   Security Agreement (Subsidiaries), dated as of April
          22, 1998 by and among Flex-O-Lite, Inc., OSD
          Envizion, Inc., Crystaloid Technologies, Inc.,
          Jackson Acquisition, Inc., American Allsafe Company,
          Silencio/Safety Direct, Inc. and BankBoston, N.A., as
          Agent................................................         +
  10.12   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the
          Registrant and BankBoston, N.A., as Agent............         +
  10.13   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the Flex-
          O-Lite, Inc. and BankBoston, N.A., as Agent..........         +
  10.14   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the OSD
          Envizion, Inc. and BankBoston, N.A., as Agent........         +
  10.15   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between American
          Life Allsafe Company and BankBoston, N.A., as Agent..         +
  10.16   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the
          Silencio/Safety Direct, Inc. and BankBoston, N.A., as
          Agent................................................         +
  10.17   Patent Collateral Assignment and Security Agreement,
          dated as of April 22, 1998, by and between the
          Crystaloid Technologies, Inc. and BankBoston, N.A.,
          as Agent.............................................         +
  10.18   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Registrant and BankBoston, N.A., as Agent........         +
  10.19   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Flex-O-Lite, Inc. and BankBoston, N.A., as Agent.         +
  10.20   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the OSD Envizion, Inc. and BankBoston, N.A., as
          Agent................................................         +
  10.21   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          American Allsafe Company and BankBoston, N.A., as
          Agent................................................         +
  10.22   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Silencio/Safety Direct, Inc. and BankBoston,
          N.A., as Agent.......................................         +
  10.23   Trademark Collateral Assignment and Security
          Agreement, dated as of April 22, 1998, by and between
          the Crystaloid Technologies, Inc. and BankBoston,
          N.A., as Agent.......................................         +
  10.24   Form of Indemnification Agreement, dated as of August
          16, 1995, between the Registrant and its directors...         +
  10.25   TJC Management Consulting Agreement, dated as of
          August 16, 1995, by and among, the Registrant, Flex-
          O-Lite, Inc. and TJC Management Corporation..........         +

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                       DESCRIPTION                             PAGE
 -------                      -----------                         ------------
  10.26   Employment and Non-Interference Agreement, dated as
          of August 15, 1995, by and between the Registrant
          and Robert H. Elkin.................................         +
  10.27   Amendment to Employment Agreement, dated as of April
          22, 1998, by and between the Registrant and Robert
          H. Elkin............................................         +
  10.28   Employment and Non-Interference Agreement, dated as
          of August 15, 1995, by and between the Registrant
          and Christopher T. Paule............................         +
  10.29   Amendment to Employment Agreement, dated as of April
          22, 1998, by and between the Registrant and
          Christopher T. Paule................................         +
  10.30   Employment and Non-Interference Agreement, dated as
          of August 16, 1995, by and between Flex-O-Lite, Inc.
          and Allan Huning....................................         +
  10.31   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant and
          Mark R. Hefty.......................................         +
  10.32   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant,
          Crystaloid Technologies, Inc. and Edward D. Surjan,
          Jr..................................................         +
  10.33   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant,
          Crystaloid Technologies, Inc. and Edward M. Stiles..         +
  10.34   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant,
          Crystaloid Technologies, Inc. and Michael A. Fout...         +
  10.35   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by and between the Registrant,
          Crystaloid Technologies, Inc. and Gregory J. Putman.         +
  10.36   Employment and Non-Interference Agreement, dated as
          of April 22, 1998, by between American Allsafe
          Company and Lincoln M. Kennedy......................         +
  10.37   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant and Robert H.
          Elkin...............................................         +
  10.38   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant and
          Christopher T. Paule................................         +
  10.39   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant and Mark R.
          Hefty...............................................         +
  10.40   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant, Crystaloid
          Technologies, Inc. and Edward D. Surjan, Jr.........         +
  10.41   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant, Crystaloid
          Technologies, Inc. and Edward M. Stiles.............         +
  10.42   Stock Appreciation Rights Agreement, dated as of
          April 22, 1998, between the Registrant, Crystaloid
          Technologies, Inc. and Michael A. Fout..............         +

                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
 NUMBER                         DESCRIPTION                             PAGE
 -------                        -----------                         ------------
  10.43   Intercompany Management Consulting Agreement, dated as
          of August 16, 1995, by and among the Registrant and its
          subsidiaries...........................................        +
  12      Statements regarding computation of ratios.............        +
  22      List of Subsidiaries of the Registrant.................        +
  23.1    Consent of Mayer, Brown & Platt (included in the
          opinion filed as Exhibit 5)............................
  23.2    Consent of KPMG Peat Marwick LLP (St. Louis office)....
  23.3    Consent of KPMG Peat Marwick LLP (Dallas office).......
  24      Power of Attorney (included on the signature page in
          Part II of the Registration Statement).................
  25      Statement on Form T-1 of eligibility of the Trustee
          under the Trust Indenture Act .........................        +
  27.1    Financial Data Schedule for period from January 1 to
          December 31, 1997......................................        +
  27.2    Financial Data Schedule for period from January 1 to
          March 31, 1998.........................................        +
  99.1    Form of Letter of Transmittal..........................        +
  99.2    Form of Letter to Clients..............................        +
  99.3    Form of Notice of Guaranteed Delivery..................        +
  99.4    Form of Letter to Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees.....................        +

--------
* Schedules and exhibits not included, however, they will be provided upon written request delivered to the address set forth on the cover of this Registration Statement.

+  Filed previously.